EXECUTION VERSION
SECOND AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of April 26, 2017 to the Credit and Guaranty Agreement dated as of May 27, 2015 (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of February 27, 2017 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Black Knight Infoserv, LLC, a Delaware limited liability company (the “Borrower”), Black Knight Financial Services, LLC, a Delaware limited liability company (“Holdings”), each subsidiary of the Borrower from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and other agents party thereto.
WHEREAS, (a) pursuant to Section 2.19 of the Credit Agreement, the Borrower has requested Refinancing Indebtedness in the form of (x) Refinancing Term Loans in an aggregate principal amount not exceeding $730,000,000, the proceeds of which shall be used to refinance in full (concurrently with the effectiveness of this Amendment) the Term A Loans outstanding before giving effect to this Amendment (the “Existing Term A Loans”) and (y) Refinancing Revolving Commitments in an aggregate commitment amount not exceeding $400,000,000, which shall be used to refinance and replace in full (concurrently with the effectiveness of this Amendment) the Revolving Credit Commitments outstanding before giving effect to this Amendment (the “Existing Revolving Credit Commitments”); and (b) pursuant to Section 2.16 of the Credit Agreement, the Borrower has requested (x) additional Term Commitments in respect of such Refinancing Term Loans in an aggregate principal amount not exceeding $300,000,000 (the “Additional Term A Loans” and, together with the Refinancing Term Loans referred to in clause (a) of this paragraph, the “New Term A Loans”), the proceeds of which shall be used on the Second Amendment Effective Date for the Second Amendment Transactions (each as hereinafter defined) and (y) additional Revolving Credit Commitments in respect of such Refinancing Revolving Commitments in an aggregate commitment amount not exceeding $100,000,000 (the “Additional Revolving Credit Commitments” and, together with the Refinancing Revolving Commitments referred to in clause (a) of this paragraph, the “New Revolving Credit Commitments” and the loans thereunder the “New Revolving Credit Loans” and together with the New Term A Loans, the “New Facilities”), the proceeds of which will be used to provide ongoing working capital and for other general corporate purposes of Holdings, the Borrower and the Restricted Subsidiaries and for any other purpose not prohibited by the Credit Agreement (including to effectuate the Second Amendment Transactions).
WHEREAS, in accordance with Sections 2.16 and 2.19 of the Credit Agreement, (a) (i) the Refinancing Term Loans shall constitute Term A Loans in an aggregate principal amount not exceeding $730,000,000 and shall be secured on a pari passu basis with the existing Loans and Commitments and shall have the other terms and conditions set forth herein and in the Credit Agreement as amended hereby and (ii) the Refinancing Revolving Commitments shall be in an aggregate commitment amount not exceeding $400,000,000 and shall have the terms and conditions set forth herein and in the Credit Agreement as amended hereby; (b) (i) the Additional Term Loans shall constitute an increase to the Refinancing Term Loans with the same terms and (ii) the Additional Revolving Commitments shall constitute an increase to the Refinancing Revolving Commitments with the same terms; and (c) this Amendment shall not require the consent of any Lenders other than the Administrative Agent, each L/C Issuer, each Swing Line Lender, each New Term A Lender (as defined below) and each New Revolving Commitment Lender (as defined below);
WHEREAS, the Persons holding New Term A Commitments (as defined below) are severally willing to make Refinancing Term Loans or Additional Term A Loans as New Term A Loans (the “New Term A Lenders”), as the case may be, on the Second Amendment Effective Date in an aggregate amount equal to its New Term A Commitment, subject to the terms and conditions set forth in this Amendment;
WHEREAS, the Persons holdings New Revolving Credit Commitments are severally willing to make Refinancing Revolving Commitments or Additional Revolving Credit Commitments as New

Revolving Credit Commitments (the “New Revolving Credit Lenders” and the New Revolving Credit Lenders together with the New Term A Lenders, the “New Lenders”), as the case may be, on the Second Amendment Effective Date in an aggregate commitment amount equal to its New Revolving Credit Commitments available to the Borrower, subject to the terms and conditions set forth in this Amendment; and
WHEREAS, the Borrower has engaged each of JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Bank, N.A., SunTrust Robinson Humphrey, Inc. and/or their designated affiliates to act as lead arrangers and bookrunners in respect of the New Term A Loans and New Revolving Credit Commitments (in such capacities, the “Lead Arrangers”); and
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

SECTION 2.New Term A Loans and New Revolving Credit Commitments.
(a)    Subject to the terms and conditions set forth herein, each New Term A Lender severally agrees to make New Term A Loans to the Borrower on the Second Amendment Effective Date in a principal amount equal to its New Term A Commitment, which shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “New Term A Commitment” of any New Term A Lender will be the amount set forth opposite such New Term Lender’s name on Schedule 1 hereto. On the Second Amendment Effective Date, the proceeds of the New Term A Loans (i) to the extent constituting Refinancing Term Loans, shall be applied to replace in full the Existing Term A Loans; and (ii) to the extent constituting the Additional Term A Loans, will be used, together with the proceeds of any Revolving Credit Loans under the New Revolving Credit Commitments, for the redemption in full of all outstanding amounts under the LPS Notes and for the payment of related fees and expenses (the “Second Amendment Transactions”).

(b)    Subject to the terms and conditions set forth herein, each New Revolving Credit Lender severally agrees to make New Revolving Credit Commitments available to the Borrower on the Second Amendment Effective Date in an aggregate commitment amount equal to its New Revolving Credit Commitment. The “New Revolving Credit Commitment” of any New Revolving Credit Lender will be the amount set forth opposite such New Revolving Credit Lender’s name on Schedule 2 hereto. On the Second Amendment Effective Date, the New Revolving Credit Commitments, to the extent constituting Refinancing Revolving Commitments, shall replace in full the Existing Revolving Credit Commitments. Each Swing Line Lender and L/C Issuer acting in such capacities immediately prior to the effectiveness of this Amendment shall continue to act in such capacities immediately following the effectiveness hereof.

(c)    On the Second Amendment Effective Date, (i) each existing Term A Lender (each, an “Existing Term A Lender”) shall have its Existing Term A Loans prepaid in full, (ii) the Borrower shall pay to each Existing Term A Lender all accrued and unpaid interest on and fees (if any) related to the Existing Term A Loans to, but not including, the Second Amendment Effective Date and (iii) all outstanding Revolving Credit Loans shall be prepaid in full, and the Existing Revolving Credit Commitments terminated and the Borrower shall pay to each existing Revolving Credit Lender (each, an “Existing Revolving Credit Lender”) all accrued and unpaid interest on and fees (if any) related to the outstanding Revolving Credit Loans and Existing Revolving Credit Commitments to, but not including, the Second Amendment Effective Date .

(d)    For the avoidance of doubt, on and after the Second Amendment Effective Date, (i) the New Term A Loans and New Revolving Credit Commitments shall each constitute a single Class of Loans or Commitments, as applicable, under the Credit Agreement; and (ii) the New Term A Lenders and New Revolving Credit Lenders shall each constitute a single Class of Lenders under the Credit Agreement.

(e)    On the Second Amendment Effective Date, the New Term A Lenders and the New Revolving Credit Lenders constitute all of the Lenders of the respective Class of Lenders under the Credit Agreement, and each hereby agrees to the amendments set forth in this Amendment.

(f)On the Second Amendment Effective Date, each New Lender irrevocably consents to this Amendment and all modifications to the Credit Agreement contemplated hereby.

(g)Each New Term A Loan made on the Second Amendment Effective Date and each Revolving Loan made under the New Revolving Credit Commitment made on the Second Amendment Effective Date shall constitute a Eurodollar Rate Loan having an initial Interest Period ending on April 28, 2017. The New Lenders hereby consent to such Interest Period.

SECTION 3.Amendments to the Credit Agreement. (a) In accordance with Sections 2.16, 2.19 and 11.01 of the Credit Agreement and effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto and (b) on the Post Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex B hereto (the “Post Second Amendment Amendments”).

SECTION 4.Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to the other parties hereto on the Second Amendment Effective Date that:

(a)    this Amendment has been duly authorized, executed and delivered by it. This Amendment and the Credit Agreement as amended hereby constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(b)    the representations and warranties of the Loan Parties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects as so qualified) on and as of the Second Amendment Effective Date (immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date or specified period, in which case they shall be true and correct in all material respects as of such earlier date or for such specified period; and

(c)    after giving effect to this Amendment and the transactions contemplated hereby, (i) no Default or Event of Default has occurred and is continuing and (ii) the Borrower is in Pro Forma Compliance (after giving effect to this Amendment and the consummation of the transactions contemplated hereby) with the covenants contained in Section 7.10 of the Credit Agreement determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) of the Credit Agreement, assuming that the Additional Term A Loans and the Additional Revolving

Credit Commitments are fully drawn on the first day of the fiscal period covered thereby (and the proceeds thereof shall not be netted from Indebtedness in the calculation of the applicable leverage test).

SECTION 5.Second Amendment Effective Date. This Amendment (other than the Post Second Amendment Amendments) shall become effective as of the first date (the “Second Amendment Effective Date ”) on which each of the following conditions shall have been satisfied:

(a)    the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each Loan Party, the Administrative Agent, each Swing Line Lender, each L/C Issuer, each New Term A Lender, each New Revolving Credit Lender and Lenders representing the Required Lenders;

(b)    the Administrative Agent shall have received a certificate signed by a Responsible Officer of each Loan Party certifying (i) that the articles of formation or other comparable organizational documents of such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of the bylaws, operating agreement or comparable governing document of each Loan Party either (A) has not been amended since the Closing Date or (B) is attached as an exhibit to such certificate and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (ii) that attached thereto are the written consents of each Loan Party’s governing body authorizing the execution, delivery, performance of, this Amendment and such written consents have not been modified, rescinded or amended and are in full force and effect on the Second Amendment Effective Date without amendment, modification or rescission, and (iii) as to the incumbency and genuineness of the signature of the officers or other authorized signatories of each Loan Party, executing this Amendment;

(c)    the Administrative Agent shall have received a certificate as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization from the relevant authority of its jurisdiction of organization;

(d)    the Administrative Agent shall have received all documentation and other information from each Loan Party reasonably requested by the Administrative Agent (on behalf of any Lender as of the Second Amendment Effective Date) in writing at least three Business Days in advance of the Second Amendment Effective Date, which documentation or other information is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(e)    the representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all respects on and as of the Second Amendment Effective Date, and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying as to such representations and warranties;

(f)    the Administrative Agent shall have received the favorable legal opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender party hereto and in form and substance reasonably satisfactory to the Administrative Agent;

(g)    all fees and expenses required to be paid by (or on behalf of) the Borrower to the Lender, the Administrative Agent (including pursuant to Section 11.04 of the Credit Agreement) or any arranger pursuant to any written agreement with the Borrower on or before the Second Amendment Effective Date shall have been paid in full in cash (and in the case of expenses, to the extent invoiced at least three Business Days prior to the Second Amendment Effective Date);

(h)the Administrative Agent shall have received (i) the results of a recent UCC lien search with respect to each Loan Party and (ii) a completed standard flood hazard determination form for the real property covered by the Existing Mortgage (as defined below) and if any improvements to such real property are located in a special flood hazard area, (A) a notification to the Borrower by the Administrative Agent and countersigned by the Borrower and (B) a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent;

(i)    the prepayment of the aggregate outstanding principal amount of (A) (i) the Existing Terms A Loans shall have been consummated or, substantially concurrently with the incurrence of the New Term A Loans, shall be consummated and (B) the Revolving Credit Loans as of the Second Amendment Effective Date (immediately prior to giving effect to the Amendment) shall have been consummated, in each case, together with all accrued and unpaid interest on, and fees related to the Existing Term A Loans and the Existing Revolving Credit Commitments (and Revolving Credit Loans thereunder). The Existing Revolving Credit Commitments shall have been terminated;

(j)    the Administrative Agent shall have received payment from or on behalf of the Borrower for the account of each New Lender, of an upfront fee for each such Lender in an amount equal to: (i) with respect to each New Lender that is an Existing Term A Lender and/or Existing Revolving Credit Lender, 6 basis points on such Existing Term A Lender’s and/or Existing Revolving Credit Lender’s, as applicable, New Term A Commitments or New Revolving Credit Commitments up to an aggregate amount equal to such Lender’s Existing Term A Loans and Existing Revolving Credit Commitments, and (ii) for all other New Term A Commitments or New Revolving Credit Commitments, 30 basis points on such commitments;

(k)    the Administrative Agent shall have received a Request for Credit Extension in respect of the New Term A Loans and any Revolving Credit Loans to be made under the New Revolving Credit Commitments on the Second Amendment Effective Date;

(l)    The Administrative Agent shall have received a certificate from the chief financial officer of Holdings attesting to the Solvency of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby; and

(m)    The Administrative Agent shall have received satisfactory evidence of the redemption (including the payment of any accrued and unpaid interest and required redemption premium) of the LPS Notes in full pursuant to the LPS Notes Indenture on the Second Amendment Effective Date.

SECTION 6.Post Second Amendment Effective Date. The Post Second Amendment Amendments shall become effective as of the first date (the “Post Second Amendment Effective Date ”) on which each of the following conditions shall have been satisfied:

(a) the Second Amendment Effective Date shall have occurred; and

(b)either (i) the consent of all Lenders has been obtained in respect of the Post Second Amendment Amendments (it being understood and agreed that such consent has been obtained as of the Second Amendment Effective Date from all Lenders under the New Facilities) or (ii) there are no Loans or Commitments outstanding (other than (x) the New Facilities and (y) any other Class of Commitments or Loans the consent of all Lenders of which has been obtained to the Post Second Amendment Amendments).

SECTION 7.Mortgage Amendment. The Administrative Agent shall have received on or prior to the date that is 90 days from the Second Amendment Effective Date (or such later date as the

Administrative Agent may agree in its reasonable discretion) (a) an amendment to that certain mortgage by Black Knight Technology Solutions, LLC to the Collateral Agent, dated as of August 28, 2015 and recorded September 3, 2015 at Book 17291, Page 565 in the recording office of Duval County, Florida (the “Existing Mortgage”); (b) a modification and date-down endorsement to, or replacement policy for, the ALTA loan title insurance policy issued by Fidelity National Title Insurance Company insuring the lien of the Existing Mortgage in form and substance reasonably satisfactory to the Agent and (c) a customary opinion of counsel of the state of Florida reasonably satisfactory to the Administrative Agent.

SECTION 8.Effect of Amendment.

(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)    From and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby, (ii) each reference in any Loan Document to the “Term A Lender”, “Term A Loans” or “Term A Facility” shall be deemed a reference to the New Term A Lenders, New Term A Loans or the facility made available in respect of the New Term A Loans, as applicable and (iii) each reference in any Loan Document to “Revolving Credit Commitments” or “Revolving Credit Lender” or “Revolving Credit Facility” shall be deemed a reference to the New Revolving Credit Commitments, New Revolving Credit Lenders, or the revolving credit facility made available in respect of the New Revolving Credit Commitments, as applicable. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and shall be deemed to be a “Refinancing Amendment” and a “Commitment Increase and Joinder Agreement”, each as defined in the Credit Agreement.

(c)Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents (including, for the avoidance of doubt, all Obligations in respect of the New Term A Loans and New Revolving Credit Commitments made available hereunder), subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including, for the avoidance of doubt, all Obligations in respect of the New Term A Loans and New Revolving Credit Commitments made available hereunder) pursuant to the Guaranty

SECTION 9.Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 11.05 of the Credit Agreement as amended by this Amendment shall apply to this Amendment and the transactions contemplated hereby.

SECTION 10.Amendments; Severability. (a) This Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 11.01 of the Credit Agreement; and

(b)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.16(b) and 11.17 of the Credit Agreement as amended by this Amendment are incorporated herein by reference, mutatis mutandis.

SECTION 12.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 13.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BLACK KNIGHT INFOSERV, LLC,
as the Borrower

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary
BLACK KNIGHT LENDING SOLUTIONS, INC.
BLACK KNIGHT FINANCIAL SERVICES, LLC
FIDELITY NATIONAL COMMERCE VELOCITY, LLC
BLACK KNIGHT FINANCIAL TECHNOLOGY SOLUTIONS, LLC
BLACK KNIGHT NATIONAL TAXNET, LLC
BLACK KNIGHT IP HOLDING COMPANY, LLC
BLACK KNIGHT DATA & ANALYTICS, LLC
BLACK KNIGHT TECHNOLOGY SOLUTIONS, LLC
BLACK KNIGHT REAL ESTATE DATA SOLUTIONS, LLC
BLACK KNIGHT REAL ESTATE GROUP, LLC ESPIEL, LLC
MCDASH ANALYTICS, LLC
PROPERTY INSIGHT, LLC
BLACK KNIGHT MANAGEMENT SERVICES, LLC
BLACK KNIGHT ORIGINATION TECHNOLOGIES, LLC
MOTIVITY SOLUTIONS, LLC
ELYNX HOLDINGS, LLC
ELYNX, LTD.
SWIFTVIEW, LLC
REALEC TECHNOLOGIES, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

BANK OF AMERICA, N.A.,
as L/C Issuer, Swing Line Lender, New Term A Lender and New Revolving Credit Lender

By:	/s/ Sujay Maiya
Name: Sujay Maiya
Title: Vice President

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: JPMORGAN CHASE BANK, N.A.

Executing as a New Term A Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Bank of Montreal

Executing as a New Term A Lender

By:	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice President

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: BANK UNITED, N.A.

Executing as a New Term A Lender

By:	/s/ Jeff Landroche
Name: Jeff Landroche
Title: Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Branch Banking and Trust Company

Executing as a New Term A Lender

By:	/s/ C. William Buchholz
Name: C. William Buchholz
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Capital Bank Corporation

Executing as a New Term A Lender

By:	/s/ Rebecca L. Hetzer
Name: Rebecca L. Hetzer
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: CAPITAL ONE, NATIONAL ASSOCIATION

Executing as a New Term A Lender

By:	/s/ Shae B. Patel
Name: Shae B. Patel
Title: Duly Authorized Signatory

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Chang Hwa Commercial Bank, Ltd., New York Branch

Executing as a New Term A Lender

By:	/s/ Jane S.C. Yang
Name: Jane S.C. Yang
Title: V.P. & General Manager

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Citizens Bank, N.A.

Executing as a New Term A Lender

By:	/s/ Elizabeth Aigler
Name: Elizabeth Aigler
Title: Assistant Vice President

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: CITY NATIONAL BANK OF FLORIDA

Executing as a New Term A Lender

By:	/s/ Tyler Kurau
Name: Tyler Kurau
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: CTBC Bank Co., Ltd. New York Branch

Executing as a New Term A Lender

By:	/s/ Ralph Wu
Name: Ralph Wu
Title: SVP & General Manager

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: FIFTH THIRD BANK

Executing as a New Term A Lender

By:	/s/ Eric Oberfield
Name: Eric Oberfield
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: GOLDMAN SACHS BANK USA

Executing as a New Term A Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Hua Nan Commercial Bank, Ltd. New York Agency

Executing as a New Term A Lender

By:	/s/ Wen-Tang Wang
Name: Wen-Tang Wang
Title: Vice President & General Manager

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Land Bank of Taiwan, New York Branch

Executing as a New Term A Lender

By:	/s/ Arthur Chen
Name: Arthur Chen
Title: General Manager

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Liberty Bank

Executing as a New Term A Lender

By:	/s/ H. Raymond Fed, Jr.
Name: H. Raymond Fed, Jr.
Title: Vice President

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Mizuho Bank, Ltd.

Executing as a New Term A Lender

By:	/s/ James R. Fayen
Name: James R. Fayen
Title: Managing Director

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: PNC Bank, N.A.

Executing as a New Term A Lender

By:	/s/ Brian Keeney
Name: Brian Keeney
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: RAYMOND JAMES BANK, N.A.

Executing as a New Term A Lender

By:	/s/ Kathy Bennett
Name: Kathy Bennett
Title: SVP

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Regions Bank

Executing as a New Term A Lender

By:	/s/ Bruce Rudolph
Name: Bruce Rudolph
Title: Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: STATE BANK OF INDIA, NEW YORK

Executing as a New Term A Lender

By:	/s/ Manoranjan Panda
Name: Manoranjan Panda
Title: VP & HEAD (CMC)

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: SunTrust Bank

Executing as a New Term A Lender

By:	/s/ Brian Guffin
Name: Brian Guffin
Title: Director

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: SYNOVUS BANKS

Executing as a New Term A Lender

By:	/s/ Michael Sawicki
Name: Michael Sawicki
Title: Director, Corporate Banking

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Taiwan Cooperative Bank, Ltd., Acting through its New York Branch

Executing as a New Term A Lender

By:	/s/ Huei-Ju Yang
Name: Huei-Ju Yang
Title: Deputy General Manager

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: TRUSTMARK NATIONAL BANK

Executing as a New Term A Lender

By:	/s/ Robert Whartenby
Name: Robert Whartenby
Title: Senior VP

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: U.S. BANK NATIONAL ASSOCIATION

Executing as a New Term A Lender

By:	/s/ James F. Cooper
Name: James F. Cooper
Title: Sr. Vice President

For any institution requiring a second signature line:
By:	N/A
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: WELLS FARGO BANK, NA

Executing as a New Term A Lender

By:	/s/ Grainne M. Pergolini
Name: Grainne M. Pergolini
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: WOODFOREST NATIONAL BANK, N.A.

Executing as a New Term A Lender

By:	/s/ Thomas Angley
Name: Thomas Angley
Title: Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: JPMORGAN CHASE BANK, N.A.

Executing as a New Term A Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Bank of Montreal

Executing as a New Revolving Credit Lender

By:	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Bank United, N.A.

Executing as a New Revolving Credit Lender

By:	/s/ Jeff Landroche
Name: Jeff Landroche
Title: Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Branch Banking and Trust Company

Executing as a New Revolving Credit Lender

By:	/s/ C. William Buchholz
Name: C. William Buchholz
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: CAPITAL ONE, NATIONAL ASSOCIATION

Executing as a New Revolving Credit Lender

By:	/s/ Shae B. Patel
Name: Shae B. Patel
Title: Duly Authorized Signatory

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Citizens Bank, N.A.

Executing as a New Revolving Credit Lender

By:	/s/ Elizabeth Aigler
Name: Elizabeth Aigler
Title: Assistant Vice President

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Executing as a New Revolving Credit Lender

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

For any institution requiring a second signature line:
By:	/s/ Tino Schaufelberger
Name: Tino Schaufelberger
Title: Authorized Signatory

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: FIFTH THIRD BANK

Executing as a New Revolving Credit Lender

By:	/s/ Eric Oberfield
Name: Eric Oberfield
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: GOLDMAN SACHS BANK USA

Executing as a New Revolving Credit Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Mizuho Bank, Ltd.

Executing as a New Revolving Credit Lender

By:	/s/ James R. Fayen
Name: James R. Fayen
Title: Managing Director

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: PNC Bank, N.A.

Executing as a New Revolving Credit Lender

By:	/s/ Brian Keeney
Name: Brian Keeney
Title: Senior Vice President

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: Regions Bank

Executing as a New Revolving Credit Lender

By:	/s/ Bruce Rudolph
Name: Bruce Rudolph
Title: Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: SunTrust Bank

Executing as a New Revolving Credit Lender

By:	/s/ Brian Guffin
Name: Brian Guffin
Title: Director

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: U.S. BANK NATIONAL ASSOCIATION

Executing as a New Revolving Credit Lender

By:	/s/ James F. Cooper
Name: James F. Cooper
Title: Sr. Vice President

For any institution requiring a second signature line:
By:	N/A
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

Name of Institution: WELLS FARGO BANK, NA

Executing as a New Revolving Credit Lender

By:	/s/ Grainne M Pergolini
Name: Grainne M Pergolini
Title: Managing Director

For any institution requiring a second signature line:
By:
Name:
Title:

[Signature Page to Second Amendment to Credit and Guaranty Agreement]

ANNEX A

AMENDMENTS TO CREDIT AGREEMENT

[Attached]

ANNEX A
Conformed Copy reflecting (i) the First
Amendment to the Credit and Guaranty
Agreement dated as of February 27, 2017 and
(ii) those amendments set forth in Section 3(a)
of the Second Amendment dated as of April 26, 2017

CREDIT AND GUARANTY AGREEMENT
dated as of May 27, 2015
among
BLACK KNIGHT INFOSERV, LLC,
as Borrower,
BLACK KNIGHT FINANCIAL SERVICES, LLC,
as Holdings
THE SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO
The LENDERS FROM TIME TO TIME PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer
and
BANK OF AMERICA, N.A.,
as a Swing Line Lender and L/C Issuer
_________________________________
In respect of the Revolving Credit Facility and the Term A Facility:
JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO SECURITIES, LLC,
BMO CAPITAL MARKETS CORP.,
PNC BANK, N.A. and
SUNTRUST ROBINSON HUMPHREY, INC.
as Lead Arrangers and Bookrunners,

BANK OF AMERICA, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO SECURITIES, LLC,
BMO CAPITAL MARKETS CORP.,
PNC BANK, N.A. and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Co-Syndication Agents,
and
CITIZENS BANK, N.A.,
FIFTH THIRD BANK,
MIZUHO BANK, LTD., and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

In respect of the Term B Facility:
J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
U.S. Bank National Association, and
Wells Fargo Securities, LLC,
as Joint Lead Arrangers and Joint Bookrunners,
BANK OF AMERICA, N.A.
U.S. BANK NATIONAL ASSOCIATION, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
SUNTRUST BANK,
BANK OF MONTREAL,
REGIONS BANK,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA, and
CITIBANK, N.A.,
as Co-Documentation Agents,
and
FIFTH THIRD BANK,
CITIZENS BANK, N.A.,
PNC CAPITAL MARKETS LLC, and
BBVA COMPASS,
as Senior Managing Agents

TABLE OF CONTENTS

Page
Article 1
Definitions and Accounting Terms

Section 1.01. Defined Terms	1

Section 1.02. Other Interpretive Provisions	51

Section 1.03. Accounting Terms	51

Section 1.04. Rounding	52

Section 1.05. References to Agreements and Laws	52

Section 1.06. Times of Day	52

Section 1.07. Timing of Payment or Performance	52

Section 1.08. Certain Calculations and Tests	52

Section 1.09. Exchange Rates; Currencies Generally	53

Section 1.10. Cashless Rollovers	54
Article 2
The Commitments And Credit Extensions

Section 2.01. The Term A Borrowings	54

Section 2.02. Borrowings, Conversions and Continuations of Loans	54

Section 2.03. [Reserved]	56

Section 2.04. Letters of Credit	56

Section 2.05. Swing Line Loans	65

Section 2.06. Prepayments	67

Section 2.07. Termination or Reduction of Commitments	71

Section 2.08. Repayment of Loans	72

Section 2.09. Interest	73

Section 2.10. Fees	74

Section 2.11. Computation of Interest and Fees	74

Section 2.12. Evidence of Indebtedness	74

Section 2.13. Payments Generally	75

Section 2.14. Sharing of Payments	76

Section 2.15. [Reserved]	77

Section 2.16. Increase in Commitments	77

Section 2.17. Defaulting Lenders	80

Section 2.18. Extension of Maturity Date	81

Section 2.19. Refinancing Amendments	84
Article 3
TAXES, INCREASED COSTS AND ILLEGALITY

Section 3.01. Taxes	86

Section 3.02. Illegality	91

Section 3.03. Inability to Determine Rates	91

Section 3.04. Increased Costs	91

Section 3.05. Capital Requirements	92

Section 3.06. Reserves on Eurodollar Rate Loans	92

Section 3.07. Funding Losses	93

Section 3.08. Matters Applicable to All Requests for Compensation	93

Section 3.09. Replacement of Lenders Under Certain Circumstances	95

Section 3.10. Survival	96
Article 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions of Initial Credit Extension	96

Section 4.02. Conditions to All Credit Extensions	98
Article 5
REPRESENTATIONS AND WARRANTIES

Section 5.01. Existence, Qualification and Power; Compliance with Laws	99

Section 5.02. Authorization; No Contravention	99

Section 5.03. Governmental Authorization; Other Consents	100

Section 5.04. Binding Effect	100

Section 5.05. Financial Statements; No Material Adverse Effect	100

Section 5.06. Litigation and Environmental Matters	101

Section 5.07. Ownership of Property; Liens	101

Section 5.08. Anti-Corruption Laws and Sanctions	102

Section 5.09. Taxes	102

Section 5.10. ERISA Compliance	102

Section 5.11. Subsidiaries; Equity Interests	103

Section 5.12. Margin Regulations; Investment Company Act	103

Section 5.13. Disclosure	103

Section 5.14. Solvency	104

Section 5.15. Perfection, Etc	104
Article 6
AFFIRMATIVE COVENANTS

Section 6.01. Financial Statements	104

Section 6.02. Certificates; Other Information	106

Section 6.03. Notices	107

Section 6.04. [Reserved]	107

Section 6.05. Preservation of Existence, Etc	107

Section 6.06. Maintenance of Properties	107

Section 6.07. Maintenance of Insurance	107

Section 6.08. Compliance with Laws	108

Section 6.09. Books and Records	108

Section 6.10. Inspection Rights	108

Section 6.11. Use of Proceeds	108

Section 6.12. Payment of Taxes	108

Section 6.13. Covenant to Guarantee Guaranteed Obligations and Give Security	109

Section 6.14. Further Assurances	111

Section 6.15. Designation of Subsidiaries	111

Section 6.16. Post-Closing Covenants	112
Article 7
NEGATIVE COVENANTS

Section 7.01. Liens	112

Section 7.02. Investments	115

Section 7.03. Indebtedness	118

Section 7.04. Fundamental Changes; Lines of Business	121

Section 7.05. Dispositions	122

Section 7.06. Restricted Payments	124

Section 7.07. [Reserved]	126

Section 7.08. Transactions with Affiliates	127

Section 7.09. Burdensome Agreements	127

Section 7.10. Financial Covenants	128

Section 7.11. Prepayments, Etc. of Indebtedness	128

Section 7.12. Permitted Activities of Holdings	129

Section 7.13. No Changes in Fiscal Year	130
Article 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default	130

Section 8.02. Remedies Upon Event of Default	132

Section 8.03. Application of Funds	133
Article 9
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Administrative Agent	134

Section 9.02. Delegation of Duties	135

Section 9.03. Liability of Agents	135

Section 9.04. Reliance by Administrative Agent	135

Section 9.05. Notice of Default	136

Section 9.06. Credit Decision; Disclosure of Information by Agents	136

Section 9.07. Indemnification of Agents	136

Section 9.08. Agents in their Individual Capacities	137

Section 9.09. Successor Agents	137

Section 9.10. Administrative Agent May File Proofs of Claim	138

Section 9.11. Collateral and Guaranty Matters	139

Section 9.12. Other Agents; Arrangers and Managers	140
Article 10
GUARANTY

Section 10.01. Guaranty	141

Section 10.02. Contribution	141

Section 10.03. Guaranty Absolute	141

Section 10.04. Waiver and Acknowledgments	142

Section 10.05. Subrogation	143

Section 10.06. Payment Free and Clear of Taxes	144

Section 10.07. Covenants	144

Section 10.08. Release of Subsidiary Guarantors	144

Section 10.09. Guaranty Supplements	144

Section 10.10. No Waiver; Remedies	144

Section 10.11. [Reserved]	144

Section 10.12. Continuing Guaranty; Assignments under this Agreement	144

Section 10.13. Subordination of Certain Intercompany Indebtedness	145

Section 10.14. Keepwell	145
Article 11
MISCELLANEOUS

Section 11.01. Amendments, Etc	145

Section 11.02. Notices and Other Communications; Facsimile Copies	148

Section 11.03. No Waiver; Cumulative Remedies	150

Section 11.04. Attorney Costs, Expenses and Taxes	150

Section 11.05. Indemnification by the Borrower	150

Section 11.06. Payments Set Aside	152

Section 11.07. Assigns	152

Section 11.08. Successors	158

Section 11.09. Confidentiality	158

Section 11.10. Set-off	159

Section 11.11. Interest Rate Limitation	160

Section 11.12. Counterparts	160

Section 11.13. Integration	160

Section 11.14. Survival of Representations and Warranties	160

Section 11.15. Severability	160

Section 11.16. Governing Law	161

Section 11.17. Waiver of Right to Trial by Jury	161

Section 11.18. Binding Effect	161

Section 11.19. No Implied Duties	162

Section 11.20. USA Patriot Act Notice	162

Section 11.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	162

SCHEDULES
1.01A    Subsidiary Guarantors
1.01B    Unrestricted Subsidiaries
1.01C    Disqualified Institutions
2.01    Commitments
2.04    L/C Commitments
2.05    Swing Line Commitments
5.06    Litigation
5.11    Subsidiaries
6.16    Post-Closing Matters
7.01    Existing Liens
7.02    Existing Investments

7.03    Existing Indebtedness
7.08    Transactions with Affiliates
11.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Loan Notice
B    Swing Line Loan Notice
C-1    Term A Note
C-2    Term B Note
C-3    Revolving Credit Note
D    Assignment and Assumption
E    Compliance Certificate
F    Guaranty Supplement
G    Security Agreement
H-1    Form of U.S. Tax Compliance Certificate
H-2    Form of U.S. Tax Compliance Certificate
H-3    Form of U.S. Tax Compliance Certificate
H-4    Form of U.S. Tax Compliance Certificate

CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of May 27, 2015, among BLACK KNIGHT INFOSERV, LLC, a Delaware limited liability company (the “Borrower”), BLACK KNIGHT FINANCIAL SERVICES, LLC, a Delaware limited liability company (“Holdings”), each subsidiary of the Borrower from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., as a Swing Line Lender and L/C Issuer.
Recitals
To consummate the Transactions, the Borrower has requested that the Lenders (a) extend credit on the Closing Date in the form of (i) Term A Loans in an aggregate principal amount equal to $800,000,000 and (ii) Term B Loans in an aggregate principal amount equal to $400,000,000 and (b) make available the Revolving Facility in an aggregate amount of $400,000,000, up to $250,000,000 of which may be drawn on the Closing Date, subject to the terms and conditions set forth herein.
To consummate the Transactions, the Borrower will receive the proceeds from the consummation of the IPO.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“1934 Act” means the Securities Exchange Act of 1934.
“Acceptable Intercreditor Agreement” means an intercreditor agreement (which may, if applicable, consist of a payment waterfall) that is reasonably satisfactory to the Administrative Agent.
“Additional Commitments Effective Date” has the meaning specified in Section 2.16(e).
“Additional Guarantor” has the meaning specified in Section 6.13(b)(i).
“Additional Lender” has the meaning specified in Section 2.19(a).
“Additional Revolving Credit Commitments” has the meaning specified in Section 2.16(c).
“Additional Term Loans” has the meaning specified in Section 2.16(b).
“Additional Term Loan Tranche” has the meaning specified in Section 2.16(b).
“Administrative Agent” means JPMCB in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor in such capacities.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lenders” has the meaning specified in Section 11.07(k).
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.
“Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Senior Managing Agents.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Credit Commitments” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders at such time.
“Agreement” means this Credit and Guaranty Agreement.
“Applicable Margin” means a percentage per annum equal to:
(a)    with respect to (i) any Term A Loan, (ii) any Revolving Credit Loan, (iii) the Commitment Fee in respect of any Revolving Credit Commitments and (iv) the L/C Fee in respect of any Revolving Credit Commitments, (A) until and including the date on which the first financial statements after the Second Amendment Effective Date are delivered under Section 6.01, the percentages per annum set forth below for Pricing Level 3 and (B) thereafter, the following percentages per annum based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Term A Loans and Revolving Credit Facility
Pricing Level	Leverage Ratio	Eurodollar Rate/L/C Fee	Base Rate	Commitment Fee
1	< 2.00:1.00	1.25%	0.25%	0.15%
2	≥ 2.00:1.00 and < 3.00:1.00	1.50%	0.50%	0.20%
3	≥ 3.00:1.00 and < 4.00:1.00	1.75%	0.75%	0.25%
4	≥ 4.00:1.00	2.00%	1.00%	0.30%

(b)    with respect to any Term B Loans, the following percentage per annum:

Term B Loans
Eurodollar Rate	Base Rate
2.25%	1.25%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 4 shall apply (1) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (2) as of the first Business Day after an Event of Default set forth in Section 8.01(a) or 8.01(f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class and Tranche, the Lenders of such Class and Tranche, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04, the Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lenders and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05, the Revolving Credit Lenders, (d) with respect to Revolving Credit Loans of any Tranche, the Lenders of such Tranche and (e) with respect to Term Loans of any Tranche, the Lenders of such Tranche.
“Approved Foreign Bank” has the meaning specified in clause (k) of the definition of “Cash Equivalents”.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner of such Facilities and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Bank, N.A., SunTrust Robinson Humphrey, Inc. and/or their designated affiliates each in its capacity as a lead arranger and bookrunner of the such Facilities.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
“Attorney Costs” means and includes all reasonable and documented, out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Available Amount” means, at any time, an amount equal to:
(a)    the sum, without duplication, of:

(i)    if positive, 50% of the Consolidated Net Income of the Restricted Companies for the period (taken as one accounting period) commencing on the Closing Date to the end of the most recent fiscal quarter ending prior to such date for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, as of such date (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit) (the amount under this clause (i) is referred to herein as the “Growth Amount”); plus
(ii)    100% of the aggregate amount of contributions to the common capital of the Borrower or the net proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) contributed to the Borrower to the extent not otherwise applied, in each case received in cash during the period from and including the Business Day immediately following the Closing Date through and including such time; plus
(iii)    the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Qualified Equity Interests of Holdings or any Equity Interests of any direct or indirect parent of Holdings; plus
(iv)    the net proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with the sale or other disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such Investment); plus
(v)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any Investment made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such Investment); plus
(vi)    an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary pursuant to Section 6.15 or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any Restricted Subsidiary, the amount of the Investments of the Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed, or otherwise distributed to the Borrower or any Restricted Subsidiary after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary; plus
(vii)    the amount of any Declined Proceeds; minus
(b)    the aggregate amount of any Investments outstanding at such time pursuant to Section 7.02(r), any Restricted Payments made prior to such time pursuant to Section 7.06(g) or any Restricted Prepayment made prior to such time pursuant to Section 7.11(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Basel III” means the agreement on capital adequacy, stress testing and liquidity standards contained in “Basel III: a global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended, and any further guidance or standards published by the Basel Committee in relation to “Basel III”.
“Basel Committee” means the Basel Committee on Banking Supervision.
“BKFS” means Black Knight Financial Services, Inc., a Delaware corporation.
“BKFS S-1” has the meaning specified in Section 4.01(a).
“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person that is separately identified on Schedule 1.01C) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Competitor or affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available)

relating to Holdings and/or the Borrower or any entity that forms a part of any of their respective businesses (including any of their respective subsidiaries).
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, Class and Tranche and, in the case of Eurodollar Rate Loans, having the same Interest Period.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, including capitalized software development costs.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.
“Cash Collateral” has the meaning specified in Section 2.04(g).
“Cash Collateral Account” means a deposit account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.04(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of the Restricted Subsidiaries:
(a)    operating deposit accounts maintained by the Restricted Companies;
(b)    securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent;
(c)    securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof);
(d)    commercial paper issued by any Lender that is a commercial bank or any bank holding company owning any Lender;
(e)    commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;

(f)    domestic and eurodollar time deposits, certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Administrative Agent which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the Dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;
(g)    repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;
(h)    shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;
(i)    investments maintained in money market funds (as well as asset-backed securities and corporate securities that are eligible for inclusion in money market funds);
(j)    fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and
(k)    solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of a country other than one that is subject to sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctioning authority, (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.
“Cash Management Obligations” means all obligations of any Loan Party with respect to any overdraft and related liabilities arising from treasury, depository and cash management services, credit card services, including purchasing card services, or any automated clearing house transfers of funds provided by the Administrative Agent, a Lender, an L/C Issuer or a Swing Line Lender, an Arranger or any Affiliate of any of the foregoing.
“Cash on Hand” means, on any day, the sum of the amount of cash, Cash Equivalents and other short-term investments of Holdings and its Subsidiaries as set forth on the balance sheet of Holdings and its Subsidiaries on the last day of each calendar month ending during the four fiscal quarters most recently ended on or prior to such day, divided by twelve (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as “restricted” or otherwise subject to a security interest in favor of any other Person (other than (a) non-consensual Liens permitted under Section 7.01 and (b) cash and Cash Equivalents (x) pledged to the Administrative Agent and (y) securing other Indebtedness secured by a Lien on the Collateral) on a pari passu or junior basis).
“Casualty Event” means any event that gives rise to the receipt by the Borrower or Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Change of Control” means (a) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act, but excluding any employee benefit plan and/or any person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of voting stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Parent and (y) the percentage of the total voting power of all of the outstanding voting stock of Parent owned directly or indirectly by the Permitted Holders, (b) Parent shall (i) prior to the consummation of a Permitted Spin-Off Transaction, cease to be the sole managing member in Holdings (or, if applicable, Successor Holdings) and (ii) following the consummation of a Permitted Spin-Off Transaction, cease indirectly or directly to own and control 100% of the equity interests in Holdings (or, if applicable, Successor Holdings) or (c) Holdings (or, if applicable, Successor Holdings) shall cease to directly own and control 100% of the equity interests in the Borrower. Notwithstanding the foregoing, no Permitted Spin-Off Transaction shall constitute a “Change of Control”.
“Charges” means any charge, expenses, cost, accrual or reserve of any kind.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Term Lenders of any Tranche or Revolving Credit Lenders of any Tranche, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments of any Tranche or Revolving Credit Commitments of any Tranche and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans of any Tranche or Revolving Credit Loans of any Tranche.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, which date is May 27, 2015.
“Closing Date Forecasts” has the meaning specified in Section 5.05(c).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Co-Documentation Agents” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, SunTrust Bank, Bank of Montreal, Regions Bank, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Citibank, N.A. as co-documentation agents under this Agreement and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, Mizuho Bank, Ltd.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that “Collateral” shall not include any Excluded Asset.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or Revolving Credit Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.10(b).
“Commitment Increase” has the meaning specified in Section 2.16(a).
“Commitment Increase and Joinder Agreement” has the meaning specified in Section 2.16(d).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compensation Period” has the meaning specified in Section 2.13(b)(ii).
“Competitor” means a competitor of the Borrower or any of its Subsidiaries.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,
(i)    total interest expense,
(ii)    income, franchise and similar taxes,
(iii)    depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs),
(iv)    letter of credit fees,
(v)    (A) any non-cash Charges incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement, and (B) any Charges in connection with the rollover, acceleration or payout of Equity Interests held by management, in each case under this clause (B), to the extent such Charges, as applicable, are funded with net cash proceeds contributed to such Person as a capital contribution or as a result of the sale or issuance of Qualified Equity Interests of such Person;
(vi)    all extraordinary, unusual or non-recurring Charges,
(vii)    non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans) of such Person and its Subsidiaries,

(viii)    cash expenses incurred in connection with the Transactions, the LPS Notes Equity Redemption, the LPS 2014 Transactions or any Investment (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated),
(ix)    any losses realized upon the Disposition of property or assets outside of the ordinary course of business,
(x)    to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition or other Investment,
(xi)    to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,
(xii)    management fees paid to FNF or the Sponsor during such period (to the extent paid on or prior to the IPO),
(xiii)    expected cost savings, operating expense reductions and synergies reasonably expected to be realized within 12 months related to permitted Dispositions, acquisitions, Investments, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specific transactions (provided such cost savings, operating expense reductions and synergies are reasonably identifiable and quantifiable and reflected in the Compliance Certificate for such period), in an aggregate amount not to exceed 15% of Consolidated EBITDA for such period (and, together with any amounts added back pursuant to clause (xvii) below, not to exceed 25% of Consolidated EBITDA in the aggregate for such period) (in each case, calculated before giving effect to such adjustments),
(xiv)    any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the LPS 2014 Transactions, the Transactions, the LPS Notes Equity Redemption or any Investment permitted under Section 7.02 (including any Permitted Acquisition),
(xv)    non-cash losses from joint ventures and non-cash minority interest reductions,
(xvi)    fees and expenses in connection with exchanges or refinancings of Indebtedness not prohibited by this Agreement,
(xvii)    Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and preopening (including unused warehouse space costs), business optimization and other restructuring and integration costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, systems implementation and upgrade expenses, costs related to the closure or consolidation of facilities (including but not limited to severance, rent termination costs, moving costs and legal costs), costs related to curtailments, costs related to entry into new markets (including unused warehouse space costs, strategic initiatives and contracts, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs), in an aggregate amount not to exceed 15% of Consolidated EBITDA for such period (and, together with any amounts added back pursuant to clause (xiii) above, not to exceed 25% of Consolidated EBITDA in the aggregate for such period) (in each case, calculated before giving effect to such adjustments),
(xviii)    other expenses and charges of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period;
(xix)    any one-time Charges incurred in connection with the IPO or otherwise associated with BKFS becoming a public company; and
(xx)     any one-time Charges incurred in connection with the Permitted Spin-Off Transactions in an aggregate amount not to exceed $15,000,000; minus
(c)    an amount which, in the determination of Consolidated Net Income, has been included for
(i)    (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary, unusual or non-recurring gains, and
(ii)    any gains realized upon the Disposition of property outside of the ordinary course of business, and
(d)    excluding the effects of
(i)    any unrealized losses or gains in respect of Swap Contracts, and
(ii)    any losses or gains in respect of purchase accounting adjustments for earnout obligations arising from acquisitions, all as determined in accordance with GAAP, where applicable.
Unless the context otherwise requires, each reference to “Consolidated EBITDA” in this Agreement shall deemed to refer to the Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries.
“Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness of the type set forth in clause (a) of the definition thereof (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transactions and the LPS Notes Equity Redemption, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs), minus (b) interest income with respect to Cash on Hand of Holdings, the Borrower and the Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.
“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary, unusual or non-recurring items and (ii) any amounts attributable to Investments in any joint venture to the extent that (A) there exists any legal or contractual encumbrance or restriction on the ability of such joint venture to pay dividends or make any other distributions in cash on the Equity Interests of such joint venture held by any Person and its Subsidiaries, but only to the extent so encumbered or restricted or (B) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such joint venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (v) the cumulative effect of a change in accounting principles during such period, (w) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, (x) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests, (y) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Indebtedness and any unrealized net gains and losses resulting from obligations in respect of any Hedge Agreements in accordance with GAAP or any other derivative instrument pursuant the application of Accounting Standards Codification Topic Number 815 “Derivatives and Hedging” and (z) any non-cash impairment charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other and ASC Topic 360, Property, Plant, and Equipment and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations; and, provided, further that solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.
“Contract Consideration” shall have the meaning given to such term in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Co-Syndication Agents” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, Bank of America, U.S. Bank National Association and Wells Fargo Bank, National Association as co-syndication agents under this Agreement and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, BMO Capital Markets Corp., PNC Bank, N.A. and SunTrust Robinson Humphrey, Inc.
“Credit Agreement Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Junior Priority Refinancing Debt, (iii) Permitted Unsecured Refinancing Debt or (iv) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, any Class of existing Term Loans, or any then-existing Refinancing Indebtedness (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (b) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued, interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.06(a), (c) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt and the maturity date of such Indebtedness shall be no earlier than the latest maturity date applicable to the Refinanced Debt, (d) such Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Term Maturity Date at the time such Indebtedness is incurred, (e) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are

Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty provided hereunder, (f) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable, taken as a whole, to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, and (g) such Indebtedness has mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term Loans or are otherwise reasonably acceptable to the Administrative Agent.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Fund Affiliate” means any Person (other than a natural person) that is an Affiliate of Holdings, the Sponsor or, until the occurrence of the Permitted Spin-Off Transactions, FNF that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund  which has a direct or indirect equity investment in Parent, Holdings, the Borrower or its Subsidiaries has the right to make any investment decisions.
“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.06(b)(ix).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in L/C Obligations or Swing Line Obligations or (iii) pay over to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless (A) in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (B) in the case of clause (iii) above, such Lender notifies the Administrative Agent and the Borrower in writing that the failure to pay such other amount is the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding L/C Obligations and Swing Line Obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent, L/C Issuer, Swing Line Lender or Lender’s and the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become (or any parent company thereof has become) either the subject of (i) a Bankruptcy Event or (ii) a Bail In Action.
“Designated Lenders” shall mean, in each case to the extent then a Lender, Bank of America, N.A. (or any affiliate of Bank of America, N.A.) and SunTrust Bank.
“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(f) or (s) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received by the Borrower or Restricted Subsidiary in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.
“Disqualified Institution” means any Person listed on Schedule 1.01C, as such schedule may be supplemented by the Borrower in writing to the Administrative Agent (with any such supplement to be effective one Business Day after such notice thereof to the Administrative Agent) (i) for any person that is or becomes a Competitor or any Affiliate of any such Competitor; it being understood that (x) the Borrower may not supplement the list of Persons that are Disqualified Institutions to include any Affiliate of any Competitor that is a Bona Fide Lending Affiliate and (y) the term “Disqualified Institution” shall include any reasonably identifiable Affiliate of any Person that is added to the list of Disqualified Institutions in accordance with this clause (i) who is not a Bona Fide Lending Affiliate (except to the extent such Bona Fide Lending Affiliate is separately identified in accordance with clause (ii) below) and (ii) for any other Person identified by the Borrower subject to the reasonable consent of the Administrative Agent and, in each case of the foregoing clauses (i) and (ii), any Person that is a reasonably identifiable Affiliate of the Persons listed on Schedule 1.01C (as supplemented by clause (i) and (ii)), in each case, which supplement may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in or for which the “trade date” with respect to an assignment or participation interest has occurred in respect of the Facilities.
“Disqualified Person” has the meaning specified in Section 11.07(k).
“Disqualified Institution List” has the meaning specified in Section 11.09.

“Dissenting Lenders” has the meaning specified in Section 11.01(f).
“Dollar” and “$” means lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase one or more Classes of Term Loans in accordance with customary procedures reasonably acceptable to the Administrative Agent.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) in the case of any assignment of a Term A Loan, (i) a Term A Lender and (ii) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed), (b) in the case of any assignment of a Term B Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed) and (c) in the case of any assignment of a Revolving Credit Commitment, any Person approved by (A) the Administrative Agent, (B) the L/C Issuers, (C) the Swing Line Lenders and (D) unless (x) such assignment is to a Person (other than a natural person) who is a Revolving Credit Lender (who is not then a Defaulting Lender) or (y) an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed); provided that “Eligible Assignee” shall not include any Disqualified Institution or, other than as set forth in Section 11.07(k) or (l), Holdings or any Affiliate or Subsidiary of Holdings.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, human health and safety (as related to exposure to hazardous substances) or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.
“Equity Purchase” means the purchase by BKFS using the net cash proceeds of the IPO, of the membership interests in Holdings.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Eurodollar Rate Revolving Credit Loan” means a Eurodollar Rate Loan that is a Revolving Credit Loan.
“Eurodollar Screen Rate” has the meaning assigned to it in the definition of “LIBOR Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means for any fiscal year of the Borrower, the excess, if any, of:

(a)    the sum, without duplication, of
(i)    Consolidated Net Income for such fiscal year,
(ii)    the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income but excluding any non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period, in each case, for such fiscal year,
(iii)    decreases in Working Capital for such fiscal year, and
(iv)    the aggregate net amount of non-cash loss on the disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;
minus
(b)    the sum, without duplication, of
(i)    the amount of all non-cash credits included in arriving at such Consolidated Net Income,
(ii)    Capital Expenditures, Permitted Acquisitions (including any earnout or other payment in respect thereof) and other Investments pursuant to Section 7.02(q), 7.02(s)or 7.02(t), in each case, to the extent made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than the Obligations) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (b)(vi) below for such fiscal year or any prior fiscal year,
(iii)    [reserved],
(iv)    increases in Working Capital for such fiscal year,
(v)    the aggregate net amount of non-cash gain on the disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vi)    proceeds of all Dispositions of assets pursuant to Sections 7.05(l)(ii), 7.05(q), 7.05(s), 7.05(t) and 7.05(u) and proceeds of all Casualty Events, in each case received in such fiscal year and to the extent included in arriving at such Consolidated Net Income,
(vii)    proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income,
(viii)    cash payments made in satisfaction of non-current liabilities (other than (A) payments in respect of Indebtedness under this Agreement or (B) regularly scheduled principal payments of any other Indebtedness),
(ix)    cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated),
(x)    cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder,

(xi) costs incurred related to implementations that are deferred in accordance with GAAP,
(xii) any required up-front Cash payments in respect of Hedge Agreements to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Net Income,
(xiii) without duplication of amounts deducted in calculating the prepayment under Section 2.06(b)(iii), the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and the Restricted Subsidiaries made during such period (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 2.08(a) (or any equivalent provision in any Refinancing Amendment with respect to the Term Loans), (B) the principal component of payments in respect of Capitalized Leases, (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(i) of this Agreement, but excluding (1) all other prepayments of the Term Loans, (2) all repayments of any revolving credit facility arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder that is not being made in connection with a refinancing or replacement thereof and other than in respect of the Revolving Loans and the Revolving Credit Commitments which, for the avoidance of doubt, shall be permitted to be deducted in calculating the prepayment under Section 2.06(b)(iii) as and to the extent provided therein)), and (3) in each case any such payments and purchases to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness); and
(xiv) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including earn-outs) required to be paid in cash by the Borrower or the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures or any Investments pursuant to Section 7.02(q), 7.02(s) or 7.02(t), to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized in cash to finance such Capital Expenditures or Investments during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters.
“Excluded Assets” means (i) any fee-owned real property other than Material Real Property and all leasehold interests (it being understood that there shall be no requirements to deliver landlord lien waivers, estoppels and collateral access letters); (ii) commercial tort claims in which the amount claimed is less than $5,000,000 individually, (iii) motor vehicles and other assets subject to certificates of title, letter of credit rights (to the extent not constituting a supporting obligation), in each case, except to the extent perfection can be achieved by filing a UCC-1 financing statement; (iv) pledges and security interests prohibited by applicable Law, rule or regulation; (v) Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (vi) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (vii) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations and any other property or asset the grant or perfection of a security interest in which would require governmental consent, to the extent security interests in such licenses, franchises, charters or authorizations, properties or assets are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (viii) “intent-to-use” trademark applications; (ix)

Equity Interests of captive insurance subsidiaries, not-for-profit subsidiaries or special purpose entities used for permitted securitization facilities, (x) margin stock, (xi) assets the grant or perfection of a security interest in which would result in material and adverse tax consequence as reasonably determined by the Borrower, (xii) Equity Interests of any Foreign Subsidiary or FSHCO (A) in excess of 65% of the issued and outstanding voting stock and (B) representing 100% of the issued and outstanding nonvoting stock of such Foreign Subsidiary or FSHCO, as applicable, (xiii) any intellectual property and IP Rights owned by or related to RealEC (provided that if the Disposition of RealEC has not been consummated by or on the date that is one year from the Closing Date (or such later date as the Administrative Agent may reasonably agree), this clause (xiii) shall not apply and the Borrower shall comply with the requirements of Section 6.13 with respect to such intellectual property and IP Rights) and (xiv) other assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweigh the benefit to the Lenders of the security afforded thereby.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by (i) applicable Law, rule or regulation or (ii) by any contractual obligation that, in the case of this clause (ii), is existing on the Closing Date or at the time of acquisition thereof after the Closing Date (to the extent not entered into in contemplation of such acquisition), in each case, from guaranteeing the Facilities or which would require governmental (including regulatory) or third party consent, approval, license or authorization to provide a Guarantee unless such consent has been received, (b) any non-wholly owned Subsidiary that is prohibited by any Organization Document or shareholder agreement (including a requirement to obtain third-party consent) existing on the Closing Date (or, in the case of any Subsidiary acquired or which becomes non-wholly owned after the Closing Date, any Organization Document or shareholder agreement in existence at such time), (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary, (e) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (f) any FSHCO, (g) not-for-profit Subsidiaries, captive insurance Subsidiaries and special purpose entities used for permitted securitization facilities, if any, (h) solely in the case of any Secured Hedging Obligation that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of the Borrower that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, (g) RealEC (provided that if the Disposition of RealEC has not been consummated by or on the date that is one year from the Closing Date (or such later date as the Administrative Agent may reasonably agree), this clause (g) shall not apply, and the Borrower shall comply with the requirements of Section 6.13 with respect to RealEC), (h) Permitted Holdings Subsidiaries and (i) any other Subsidiary in circumstances where the Borrower and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby.
“Excluded Swap Obligation” means with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Party and swap counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.09) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Excluded Unrestricted Subsidiary” has the meaning specified in Section 6.15.
“Existing Credit Agreement” means this Agreement as of the Second Amendment Effective Date prior to giving effect to the Second Amendment.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.18(a)(ii).
“Extended Revolving Loans” has the meaning specified in Section 2.18(a)(ii).
“Extended Term A Loans” has the meaning specified in Section 2.18(a)(iv)(A).
“Extended Term B Loans” has the meaning specified in Section 2.18(a)(iv)(B).
“Extended Term Loans” has the meaning specified in Section 2.18(a)(iii).
“Extension” has the meaning specified in Section 2.18(a).
“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Lender that agrees to an Extension and (d) to the extent relating to the Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.18.
“Extension Offer” has the meaning specified in Section 2.18(a).
“Facility” means each Term Facility or each Revolving Credit Facility, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements implementing any of the foregoing.
“FCPA” has the meaning specified in Section 5.08(b).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative

Agent; provided that if the relevant screen rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means, (i) that certain letter agreement dated as of April 22, 2015 among Holdings, the Borrower and the Arrangers, (ii) that certain letter agreement dated as of April 16, 2015 among Holdings, the Borrower and the Administrative Agent and (iii) that certain letter agreement dated as of May 6, 2015 among Holdings, the Borrower and the Arrangers, in each case in respect of this Agreement.
“First Amendment” means that certain First Amendment to Credit and Guaranty Agreement, dated as of the First Amendment Effective Date among the Borrower and the Administrative Agent.
“First Amendment Effective Date” means February 27, 2017.
“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness outstanding on such date of determination that is secured by a first priority Lien minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto (the “Flood Disaster Protection Act”), (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder, as now or hereafter in effect or any successor statute or regulations thereto.
“FNF” means collectively, Fidelity National Financial, Inc., a Delaware corporation and its controlled Affiliates (but excluding Holdings and its Subsidiaries).
“Foreign Asset Sale” has the meaning specified in Section 2.06(b)(viii).
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Recipient that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Recipient that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Recovery Event” has the meaning specified in Section 2.06(b)(viii).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any direct or indirect Domestic Subsidiary that has no material assets other than the equity and/or debt of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee or any successor or similar authority to any of the foregoing).
“Granting Lender” has the meaning specified in Section 11.07(i).
“Growth Amount” has the meaning specified in clause (a)(i) of the definition of “Available Amount.”
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets or other transactions permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” means (a) in respect of the Guarantee by the Borrower set forth in Article 10 of this Agreement, (i) all Secured Hedging Obligations of each other Loan Party and (ii) all Cash Management Obligations of each other Loan Party and (b) in respect of the Guarantee of Holdings and any Subsidiary Guarantor set forth in Article 10 of this agreement or in any other guaranty or guaranty supplement delivered pursuant to Section 6.13, (i) all Obligations of each other Loan Party, (ii) all Secured Hedging Obligations of each other Loan Party and (iii) all Cash Management Obligations of each other Loan Party, in each case of the obligations described in clauses (i), (ii) and (iii) above, now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise. Notwithstanding the foregoing, the Guaranteed Obligations of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor.

“Guarantors” means, collectively, (i) Holdings, (ii) the Borrower and (ii) each Subsidiary Guarantor (with each Subsidiary Guarantor as of the Closing Date listed on Schedule 1.01(A). The Borrower shall be considered a Guarantor hereunder solely with respect to its Guaranteed Obligations under Article 10.
“Guaranty” means, collectively, the Guarantee by Holdings and each Subsidiary Guarantor set forth in Article 10 of this Agreement together with any other guaranty or guaranty supplement delivered pursuant to Section 6.13 as well as the Guarantee provided by the Borrower solely with respect to its Guaranteed Obligations under Article 10.
“Guaranty Supplement” has the meaning specified in Section 10.09.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.
“Hedge Agreement” means any Swap Contract permitted under Article 6 or 7 that is entered into by and between the Borrower or any of the Restricted Subsidiaries and any Hedge Bank.
“Hedge Bank” means any Person that is, at the time that it enters into a Hedge Agreement, the Administrative Agent, an Arranger, a Lender, L/C Issuer or Swing Line Lender or an Affiliate of the Administrative Agent, an Arranger, a Lender, L/C Issuer or Swing Line Lender.
“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.
“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Holdings, by and among Holdings, Chicago Title Insurance, a Nebraska corporation, Fidelity Title Insurance Company, a California corporation, BKFS, and the Sponsor, to be entered into and effective upon the closing of the IPO.
“Honor Date” has the meaning specified in Section 2.04(c)(i).
“Identified Disqualified Institution” has the meaning specified in Section 11.09.
“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower (a) having Total Assets in an amount of less than 5.0% of Total Consolidated Assets of Holdings, the Borrower and the Restricted Subsidiaries and (b) contributing less than 5.0% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries, in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable; provided that the aggregate Total Assets (as so determined) and aggregate revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of Total Consolidated Assets of Holdings, the Borrower and the Restricted Subsidiaries or 10.0% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries for the relevant Test Period, as the case may be.
“Impacted Interest Period” has the meaning specified in the definition of “LIBOR Rate.”
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(aa).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    (i) all obligations of such Person for borrowed money and (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;
(b)    the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests;
(h)    indebtedness or similar financing obligations of such Person under any Securitization Financing; and
(i)    all Guarantees of such Person in respect of the obligations under any of the foregoing paragraphs of other Persons.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 11.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitees” has the meaning specified in Section 11.05.
“Initial Term Loans” means the Term A Loans and Term B Loans.
“Information” has the meaning specified in Section 11.09.

“Intellectual Property Security Agreement” means, collectively, the Intellectual Property Security Agreement, substantially in the form attached to the Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.13 or the Security Agreement.
“Interest Coverage Ratio” means, as of the end of any fiscal quarter of Holdings for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such period to (b) Consolidated Interest Charges of Holdings, the Borrower and the Restricted Subsidiaries for such period. If any determination of the Consolidated Interest Charges of Holdings, the Borrower and the Restricted Subsidiaries is required to be made for a period of four fiscal quarters (in connection with computing the Interest Coverage Ratio) at a time when fewer than four full fiscal quarters have elapsed since the Closing Date, such determination of the Consolidated Interest Charges shall be made for the period elapsed from the Closing Date through the most recent fiscal quarter then ended (annualized on a simple arithmetic basis).
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one week, one month, two months, three months or six months thereafter, or to the extent available (as determined by each relevant Lender) to all relevant Lenders, twelve months or a shorter period thereafter, as selected by the Borrower in its Loan Notice or such other period as agreed by the Borrower and all applicable Lenders); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(ii)    other than with respect to one week Interest Periods, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date applicable to such Loan.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which the Eurodollar Screen Rate is available for deposits in Dollars) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available for deposits in Dollars) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investors” means (a) FNF, (b) the Sponsor and (c) the Management Investors.
“IP Rights” has the meaning specified in Section 5.07.
“IPO” means the initial public offering by BKFS of its shares of class A common stock, effective on May 26, 2015.
“IRS” means the United States Internal Revenue Service.
“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
“Junior Indebtedness” means (a) any Permitted Subordinated Indebtedness, (b) any Indebtedness that is secured on a junior lien basis to the Liens securing the Obligations, (c) the LPS Notes and (d) any unsecured subordinated Indebtedness incurred pursuant to Section 7.03(h)(x) or 7.03(z).
“Latest Maturity Date” means the later of the Latest Term Maturity Date and the Latest Revolving Termination Date.
“Latest Term Maturity Date” means, as at any date, the latest to occur of (a) the Term A Maturity Date, (b) the Term B Maturity Date, (c) the latest maturity date in respect of any outstanding Extended Term Loans, (d) the latest maturity date in respect of any outstanding Additional Term Loans and (e) the latest maturity date in respect of any outstanding Refinancing Term Loans.
“Latest Revolving Termination Date” means, as at any date, the latest to occur of (a) the Revolver Maturity Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments and (c) the latest termination date in respect of any Additional Revolving Credit Commitments.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, pursuant to Section 2.04, in an aggregate Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto, the amount set forth opposite such L/C Issuer’s name on Schedule 2.04 under the heading “L/C Commitments”; and (b) in the case of any Revolving Credit Lender that becomes an L/C Issuer hereunder thereafter, the amount which shall be set forth in the written agreement by which such Revolving Credit Lender shall become an L/C Issuer hereunder, in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such L/C Issuer, the Borrower and the Administrative Agent. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Fee” has the meaning specified in Section 2.04(i).
“L/C Issuer” means JPMCB, Bank of America or any other Revolving Credit Lender (or Affiliate thereof) that agrees in writing with the Borrower and the Administrative Agent to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and each Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Revolver Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness outstanding on such date of determination, minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“LIBOR Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Eurodollar

Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to deposits in Dollars then the LIBOR Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, the LIBOR Rate with respect to the Term B Loans shall not be less than 0.75%, including without limitation for purposes of calculating the Base Rate applicable to Term B Loans.
“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).
“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Collateral Documents, (c) the Notes, (d) the Guaranty, (e) each Commitment Increase and Joinder Agreement, (f) each Refinancing Amendment and (g) each Extension Amendment.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“LPS 2014 Transactions” means the acquisition by FNF, indirectly, with the Sponsor of the Borrower (formerly known as Lender Processing Services, Inc.) on January 2, 2014.
“LPS Notes” means the Borrower’s existing 5.75% Senior Notes due 2023, issued pursuant to the LPS Notes Indenture.
“LPS Notes Equity Redemption” means the redemption (including the payment of any accrued and unpaid interest and required redemption premium) of the LPS Notes pursuant to Section 3.02 of the LPS Notes Indenture.
“LPS Notes Indenture” means that certain Indenture dated as of October 12, 2012 among the Borrower (f/k/a Lender Processing Services, Inc.), the guarantors party thereto and U.S. Bank National Association as trustee.
“Majority-Owned Subsidiary” means a Subsidiary that is not wholly-owned (directly or indirectly) by the Borrower.
“Management Investors” means the officers, directors and members of management of the Borrower, any direct or indirect parent company of the Borrower (including Parent and Holdings), FNF and/or ServiceLink Holdings, LLC (a subsidiary of FNF).
“Material Adverse Effect” means (a) a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) a material and adverse effect on the rights and remedies (taken as a whole) of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.
“Material Companies” means Holdings, the Borrower and all Restricted Subsidiaries (other than Immaterial Subsidiaries).
“Material Real Property” means any real property owned in fee by any Loan Party with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000 as of the Closing Date (with respect to each Real Property owned on the Closing Date) or as of the date of acquisition of such real property (with respect to any such real property acquired after the Closing Date).
“Maturity Date” means (a) with respect to the Term A Loans outstanding on the Second Amendment Effective Date after giving effect to the Second Amendment, February 25, 2022 (the “Term A Maturity Date”), (b) with respect to the Term B Loans issued on the Closing Date, May 27, 2022 (the “Term B Maturity Date”), (c) with respect to the Revolving Credit Commitments and the Revolving Credit Loans, the Revolver Maturity Date, (d) with respect to any Extended Term Loans, Extended Revolving Credit Commitment and Extended Revolving Loans, the final maturity date as specified in the applicable Extension Amendment, (e) with respect to any Additional Term Loans or Additional Revolving Credit Commitments, the final maturity date as specified in the applicable Commitment Increase and Joinder Agreement, and (f) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment.
“Maximum Rate” has the meaning specified in Section 11.11.
“Mergers” means the mergers, in connection with the IPO, of each of THL Black Knight I Holding Corp. and THL Investors Black Knight I Holding Corp. with and into BKFS, with BKFS as the surviving entity in each merger.
“MFN Provision” has the meaning specified in Section 2.16(g).
“Minimum Extension Condition” has the meaning set forth in Section 2.18(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” has the meaning specified in Section 6.13(c).
“Mortgage Notification Date” has the meaning specified in Section 6.13(c).
“Mortgaged Properties” has the meaning specified in 6.07.
“Multiemployer Plan” means any employee benefit plan covered by Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by any Restricted Company or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of such Restricted Company) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or any Incremental Equivalent Debt), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Restricted Company in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable by such Restricted Company or any of the direct or indirect members thereof (including, without limitation, any amounts permitted to be distributed under Section 7.06(k)) and attributable to such Disposition (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), (D) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Disposition, and (E) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by such Restricted Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (I) received upon the Disposition of any non-cash consideration received by such Restricted Company in any such Disposition and (II) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $10,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the incurrence or issuance of any Indebtedness by any Restricted Company, the excess, if any, of (i) the aggregate amount of cash received in connection with such incurrence over (ii) the taxes, investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses and other customary expenses, incurred by such Restricted Company (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States).
“Non-Debt Fund Affiliate” means any Affiliate of Holdings other than (a) any Subsidiary of Holdings, (b) any Debt Fund Affiliate and (c) any natural person.
“Non-ECP Guarantor” means each Guarantor other than a Qualified ECP Guarantor.
“Nonrenewal Notice Date” has the meaning specified in Section 2.04(b)(iii).
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.09).
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” means (a) prior to the consummation of a Permitted Spin-Off Transaction, BKFS and (b) following the consummation of a Permitted Spin-Off Transaction, PublicCo.
“Participant” has the meaning specified in Section 11.07(f).
“Participant Register” has the meaning specified in Section 11.07(g).
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute or has any liability.
“Perfection Certificate” means a certificate attached as Exhibit B to the Security Agreement that provides information relating to Uniform Commercial Code filings of each Loan Party.
“Permitted Acquisition” has the meaning specified in Section 7.02(h).
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of such Indebtedness (or their Senior Representative) and the Administrative Agent shall be party to an Acceptable Intercreditor Agreement.
“Permitted Holders” means (a) the Investors, (b) any person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Act) so long as, in the case of this clause (b), the relevant Investors own more than 50% of the relevant voting stock owned by such group.
“Permitted Holdings Subsidiaries” means BKFS I Management, Inc. and BKFS I Services, LLC, which are Subsidiaries of Holdings.
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness shall be secured by the Collateral on a junior priority basis to the Liens securing the Obligations and not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness shall satisfy the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of any such Indebtedness (or their Senior Representative) and Administrative Agent shall be party to an Acceptable Intercreditor Agreement.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor (or another of the Restricted Companies, at the election of the Borrower;

provided that if the obligor is a Loan Party, such other Restricted Company must also be a Loan Party) on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Loan Parties in accordance with Section 6.13 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.
“Permitted Spin-Off Transaction” means (i) the dividend or other distribution of the Equity Interests of BKFS (and/or the Equity Interests of any parent entity that holds, directly or indirectly, the Equity Interests of BKFS) to the beneficial owners of the Borrower (which, for purposes of this definition shall be deemed to include the then existing shareholders of FNF) and (ii) any corporate restructurings, reorganizations and other transactions completed in connection with the foregoing or otherwise reasonably necessary to effectuate any of the foregoing (including, without limitation, the subsequent merger of BKFS with a subsidiary of a newly formed public holding company (“PublicCo”), as a result of which the holders of BKFS Class A common stock will receive an equivalent number of shares of PublicCo common stock in exchange for such common stock of BKFS), it being understood and agreed that after giving effect to the transactions contemplated by clauses (i) and (ii) above, PublicCo shall directly or indirectly own and control 100% of the equity interests in Holdings (or, if applicable, Successor Holdings) and Holdings (or, if applicable, Successor Holdings) shall continue to directly own and control 100% of the equity interests in the Borrower.
“Permitted Subordinated Indebtedness” means any unsecured Indebtedness that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to the Administrative Agent, (b) is not scheduled to mature prior to the date that is 91 days after the stated maturity date for the latest maturing Tranche of Term Loans outstanding on the date of incurrence of such Indebtedness, (c) has no scheduled amortization or payments of principal prior to the stated maturity date for the latest maturing Tranche of Term Loans outstanding on the date of incurrence of such Indebtedness, and (d) has mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term B Loans or are otherwise reasonably acceptable to the Administrative Agent.
“Permitted Unrestricted Cash” means, as of any date of determination, up to $200,000,000 of the aggregate amount of domestic unrestricted cash and Cash Equivalents included on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date (it being understood that cash and Cash Equivalents that are restricted in favor of the Administrative Agent on behalf of the Secured Parties (which may also include cash and Cash Equivalents securing other Indebtedness of the Restricted Companies permitted hereby by a Lien on the Collateral on a pari passu or junior basis to the Lien securing the Secured Obligations) shall not be deemed to be “restricted cash” by virtue of such restriction).
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness”.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, for purposes of calculating compliance with the First Lien Leverage Ratio, the Leverage Ratio, the Senior Secured Leverage Ratio or each of the financial covenants set forth in Section 7.10, in each case in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included and (ii) in the case of a Specified Disposition described in the definition of “Specified Transaction”, shall be excluded, (b) any retirement or repayment of Indebtedness (other than normal fluctuation in revolving Indebtedness incurred for working capital purposes), and (c) any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the First Lien Leverage Ratio, the Leverage Ratio, the Senior Secured Leverage Ratio and the financial covenants set forth in Section 7.10 to the extent that such adjustments are consistent with the definition of Consolidated EBITDA; provided further that in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, (x) the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test and (y) if such Indebtedness is a revolving facility, such Indebtedness shall be assumed to be fully drawn on the first day of the fiscal period covered thereby for purposes of calculating the applicable leverage ratio test.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender (and, if applicable, in the case of Term Loans, the principal amount thereof) under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments (and, if applicable, in the case of Term Loans, the principal amount thereof) under the applicable Facility or Facilities at such time; provided that in the case of Section 2.17 when a Defaulting Lender shall exist under the Revolving Credit Facility, “Pro Rata Share” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.
“PublicCo” has the meaning specified in the definition of “Permitted Spin-Off Transaction”.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(180(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.
“RealEC” means RealEC Technologies, LLC, a Delaware limited liability company.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer, as applicable and (d) any Swing Line Lender, as applicable.
“Refinanced Debt” has the meaning set forth in Section 2.19(a).
“Refinancing” means repayment in full of (x) the mirror loan from FNF in an aggregate outstanding principal amount of approximately $803,900,000 evidenced by that certain amended and restated mirror note dated as of March 30, 2015 and (y) the intercompany loans from FNF in an aggregate outstanding principal amount of approximately $699,000,000, pursuant to (I) that certain second amended and restated intercompany note dated as of March 30, 2015 and (II) that certain amended and restated intercompany note dated as of May 30, 2014.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto and (d) to the extent relating to the Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.19.
“Refinancing Indebtedness” has the meaning specified in Section 2.19(a).
“Refinancing Revolving Commitments” means Revolving Credit Commitments established pursuant to a Refinancing Amendment.
“Refinancing Revolving Lender” means a Lender with a Refinancing Revolving Commitment or an outstanding Refinancing Revolving Loan.
“Refinancing Revolving Loans” means the Revolving Loans made pursuant to the Refinancing Revolving Commitments.
“Refinancing Term Loan Commitment” means the commitment of any Lender to make Refinancing Term Loans pursuant to Section 2.19 to the Borrower.
“Refinancing Term Loan Lender” means a Lender with an outstanding Refinancing Term Loan.
“Refinancing Term Loans” means Term Loans that result from a Refinancing Amendment.
“Register” has the meaning specified in Section 11.07(e).
“Rejecting Lender” has the meaning specified in Section 2.06(b)(ix).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Repricing Event” shall mean (a) the refinancing or repricing by the Borrower of all or any portion of the Term B Loans with the proceeds of, or any conversion of the Term B Loans into, any new or replacement tranche of term loans and (b) any amendment to the Term B Loans, in each case of the foregoing clauses (a) and (b), the primary purpose of which is to have or result in an effective “yield” (with “yield” being determined in a manner consistent with that set forth in Section 2.16(g)) as of the date of such refinancing, repricing or amendment that is (and not by virtue of any fluctuation in any “base” rate) less than the “yield” applicable to the Term B Loans as of the date of such refinancing, repricing or amendment, but excluding, in any such case, any refinancing, repricing or amendment of the Term B Loans in connection with (i) any acquisition or similar Investment permitted hereby, in each case in excess of $100,000,000 or (ii) a “Change of Control” transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Pro Rata Lenders” means, as of any date of determination, Term A Lenders and Revolving Credit Lenders (voting as a single class) having more than 50% of the sum of the (a) Outstanding Amount of all Term A Loans, (b) aggregate unused Term A Commitments, if any, (c) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (d) aggregate unused Revolving Credit Commitments, if any; provided that the portion of such Outstanding Amounts, L/C Obligations and unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments, if any; provided that the unused Revolving Credit Commitment of, and the portion of the Outstanding Amounts held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” means the chief executive officer, president, any executive vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party (or any other person duly authorized by a Loan Party to act with respect to the Loan Documents on behalf of such Loan Party) and, as to any document delivered on the Closing Date, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Companies” means Holdings, the Borrower and the Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.
“Restricted Domestic Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any Equity Interest of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any Restricted Company’s stockholders, partners or members (or the equivalent Persons thereof). The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the board of directors of the Borrower and evidenced by a board resolution.
“Restricted Prepayment” has the meaning specified in Section 7.11.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolver Maturity Date” means February 25, 2022, or, as to any Revolving Credit Lender for which the Revolver Maturity Date is extended pursuant to Section 2.18, the date to which the Revolver Maturity Date is so extended or, in each case, if such day is not a Business Day, the next preceding Business Day.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal or face amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name under the caption “New Revolving Credit Commitment” (i) on Schedule 2 to the Second Amendment, (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or (iii) in the case of any Lender that provides new Revolving Credit Commitments pursuant to Section 2.16, in the applicable Commitment Increase and Joinder Agreement, as applicable, and as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders is $500,000,000 on the Second Amendment Effective Date.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” means a Loan made by a Revolving Credit Lender pursuant to its Revolving Credit Commitment.
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered permitted assigns, in substantially the form of Exhibit C-3, evidencing the aggregate indebtedness of the Borrower owed to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Outstandings” means, with respect to any Revolving Credit Lender at any time, the sum of the aggregate Outstanding Amount of such Lender’s Revolving Credit Loans plus its Pro Rata Share, determined for this purpose solely among the Commitments under the Revolving Credit Facility, of the Outstanding Amount of the L/C Obligations plus its Swing Line Obligations.
“Revolving Termination Date” has the meaning specified in Section 2.10(b).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Same Day Funds” means, with respect to disbursements and payments in Dollars, immediately available funds.
“Sanctions” has the meaning specified in Section 5.08(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of the Second Amendment Effective Date among, inter alios, each Loan Party, the Lenders party thereto, each L/C Issuer, each Swing Line Lender and the Administrative Agent.
“Second Amendment Effective Date” means April 26, 2017.
“Secured Hedging Obligations” means all obligations of any Loan Party in respect of any Hedge Agreement.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the holders of Cash Management Obligations and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
“Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.
“Securitization Financing” means a receivables or other securitization transaction involving the Restricted Companies and a Securitization Vehicle.
“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Borrower and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Borrower.
“Security Agreement” means that certain Security Agreement, dated as of May 27, 2015, among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit G.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Managing Agents” means with respect to the Facilities established pursuant to the Existing Credit Agreement, Fifth Third Bank, Citizens Bank, N.A., PNC Capital Markets LLC and BBVA Compass as senior managing agents under this Agreement.
“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness (other than any portion of Total Indebtedness that is unsecured) outstanding on such date of determination, minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 11.07(i).
“Specified Disposition” means any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (other than (x) in the ordinary course of business or (y) among Holdings, the Borrower and the Restricted Subsidiaries), (a) that involves assets comprising all or substantially all of an operating unit of a business or common Equity Interests of any Person, in each case owned by any Restricted Company and (b) the total consideration in respect of which exceeds $5,000,000.
“Specified Financial Statements” means, collectively, (a) audited consolidated and combined balance sheets of Holdings and its Subsidiaries as of December 31, 2014 and 2013 and the related consolidated and combined statements of operations and comprehensive loss, members’ equity and cash flows for the year ended December 31, 2014 and for the period from October 16, 2013 through December 31, 2013, including, an unqualified audit report thereon, (b) audited consolidated balance sheets of Lender Processing Services, Inc. (the predecessor of the Borrower) and its subsidiaries as of January 1, 2014 and December 31, 2013 and the related consolidated statements of earnings (loss), comprehensive earnings (loss), stockholders’ equity and cash flows for the day ended January 1, 2014 and for each of the years in the two-year period ended December 31, 2013, including an unqualified audit report thereon, and (c) an unaudited consolidated balance sheet of Holdings and its Subsidiaries and the related consolidated statements of operations, members’ equity and cash flows for each subsequent fiscal quarter ending at least 45 days prior to the Closing Date and for the elapsed interim period following the last completed fiscal year and for the comparable periods of the prior fiscal year.
“Specified FNF Insurance Subsidiaries” means any direct or indirect Subsidiary of Fidelity National Financial, Inc. (other than Holdings or any Subsidiary of Holdings) that is a title insurance underwriter and subject to regulations as an insurance company by any Governmental Authority.
“Specified FNF Voting Cap” means an aggregate principal amount of Term B Loans of up to the lesser of (x) $50,000,000 and (y) 6.25% of the sum of, as of the date of determination, (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of this clause (y).
“Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, chief accounting officer or general counsel of the Borrower.
“Specified Transaction” means, any Investment, Restricted Payment, Restricted Prepayment, operating improvement, restructuring, cost savings initiative, any similar initiative and/or specified transaction, designation of an Unrestricted Subsidiary, or incurrence of Indebtedness in respect of which compliance with the financial covenants set forth in Section 7.10 or a specified level of the First Lien Leverage Ratio, the Leverage Ratio or the Senior Secured Leverage Ratio, is by the terms of this Agreement required to be calculated on a Pro Forma Basis, or any Specified Disposition.

“Sponsor” means Thomas H. Lee Partners, L.P., a Delaware limited partnership (together with its Affiliates and funds managed or advised by it or its Affiliates or any of their respective controlled Affiliates).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurodollar Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings or the Borrower, as the context requires.
“Subsidiary Guarantor” has the meaning specified in Section 6.13.
“Successor Borrower” has the meaning specified in Section 7.04.
“Successor Holdings” has the meaning specified in Section 7.12.
“Survey” means a survey of any Material Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Material Real Property is located, (ii) dated (or redated) as of a date reasonably acceptable to the Administrative Agent; provided that if the title company shall provide survey coverage, such date shall be deemed acceptable, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the title company, (iv) complying with the detail requirements of the American Land Title Association reasonably required by the Administrative Agent and customary in similar transactions, and (v) sufficient for the title company to provide survey coverage in any Title Policy required herein, or (b) otherwise reasonably acceptable to the Administrative Agent.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Commitment” means, as to any Swing Line Lender, its commitment to make Swing Line Loans pursuant to Section 2.05, in an aggregate principal amount at any time outstanding not to exceed (a) in the case of any Swing Line Lender party hereto as of the Closing Date, the amount set forth opposite such Lender’s name in Schedule 2.05 under the heading “Swing Line Commitments” and (b) in the case of any Revolving Credit Lender that becomes a Swing Line Lender hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become a Swing Line Lender. The aggregate Swing Line Commitment of all the Swing Line Lenders shall be less or equal to the Swing Line Sublimit at all times.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.05.
“Swing Line Lender” means (a) JPMCB, (b) Bank of America and (c) each other Revolving Credit Lender, if any, as the Borrower may from time to time select as a Swing Line Lender hereunder (provided that such Lender shall be reasonably acceptable to the Administrative Agent and has agreed to be a Swing Line Lender hereunder in a writing satisfactory to the Administrative Agent, executed by such Lender, the Borrower and the Administrative Agent), in each case in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Obligations” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Obligations of any Lender at any time shall be the sum of (a) its Pro Rata Share, determined for this purpose solely among the Commitments under the Revolving Credit Facility, of the total Swing Line Obligations at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) if such Lender shall be a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans).
“Swing Line Sublimit” means an amount equal to $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment” means, as to each Term A Lender that is a New Term A Lender (as defined in the Second Amendment), its obligation to make a Term A Loan, in each case, to the Borrower pursuant to Section 2 of the Second Amendment in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Term A Lender’s name on Schedule 2 to the Second Amendment under the caption “New Term A Commitment” or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term A Lenders’ Term A Commitments on the Second Amendment Effective Date is $1,030,000,000.
“Term A Facility” means, at any time, the aggregate amount of the Term A Commitments or Term A Loans at such time.
“Term A Lender” means, at any time, any Lender that has a Term A Commitment or Term A Loan at such time.
“Term A Loan” means a Loan made pursuant to Section 2.01(a).
“Term A Maturity Date” has the meaning specified in the definition of “Maturity Date”
“Term A Note” means a promissory note of the Borrower payable to any Term A Lender or its registered permitted assigns, in substantially the form of Exhibit C-1, evidencing the aggregate indebtedness of the Borrower owed to such Term A Lender resulting from the Term A Loans made by such Term A Lender.
“Term B Commitment” as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term B lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term B Lenders’ Term B Commitments on the Closing Date is $400,000,000.
“Term B Facility” means, at any time, the aggregate amount of the Term B Commitments or the Term B Loans at such time.
“Term B Lenders” means, at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.
“Term B Loan” means a Loan made pursuant to Section 2.01(c).
“Term B Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“Term B Note” means a promissory note of the Borrower payable to any Term B Lender or its registered permitted assigns, in substantially the form of Exhibit C-2, evidencing the aggregate indebtedness of the Borrower owed to such Term B Lender resulting from the Term B Loans made by such Term B Lender.
“Term Borrowing” means a Borrowing consisting of simultaneous Term Loans made by each of the Term Lenders of such Tranche pursuant to Section 2.01(a), 2.16, 2.18 or 2.19.
“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan of any Tranche to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan of such Tranche to be made by such Term Lender under this Agreement, as such commitment may be reduced or increased from time to time pursuant to (a) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (b) a Commitment Increase and Joinder Agreement, (c) a Refinancing Amendment or (d) an Extension Amendment.
“Term Facilities” means, collectively, (a) the Term A Facility, (b) the Term B Facility and (c) with respect to any other Tranche of Term Loans, (i) on or prior to the applicable funding date of such Tranche of Term Loans, the aggregate amount of the Term Commitments of such Tranche at such time and (ii) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders of such Tranche outstanding at such time.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Term A Loan, any Term B Loan, any Additional Term Loan, any Extended Term Loans and any Refinancing Term Loans.
“Term Note” means a Term A Note or a Term B Note.
“Termination Date” has the meaning specified in Article 6.
“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 6.01(a) or 6.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements pursuant to Section 6.01(b), “Test Period” means the period of four consecutive fiscal quarters in respect to which the financial statements of Holdings, the Borrower and its Subsidiaries are available.
“Threshold Amount” means $70,000,000.
“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid mortgage Lien (subject only to Permitted Liens) on the mortgaged property and fixtures described therein in the amount equal to no more than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Administrative Agent which shall (a) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent; (b) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount); (c) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (provided that in lieu of a zoning endorsement, a zoning opinion, report or other letter in form and substance reasonably satisfactory to the Administrative Agent may be provided); and (d) affirmatively insure against loss arising out of or contain no exceptions to title other than Liens permitted hereunder.
“Total Assets” means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.
“Total Consolidated Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of the end of the most recent fiscal quarter of Holdings, the Borrower and the Restricted Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.
“Total Indebtedness” means, without duplication, (a) the aggregate Outstanding Amount of all Loans and all Unreimbursed Amounts and (b) all other Indebtedness of the Restricted Companies of the type referred to in clauses (a), (b) (but solely in respect of letters of credit and bankers’ acceptances, and solely to the extent drawn and not yet reimbursed), (d), (e) and (f) of the definition thereof and all Guarantees of the Restricted Companies in respect of such Indebtedness of any other Person, excluding any obligation, liability or indebtedness of any Restricted Company if, upon or prior to the maturity thereof, such Restricted Company has delivered a notice of prepayment or redemption and irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of Indebtedness) for the defeasance, discharge, redemption, payment or satisfaction of such obligation, liability or Indebtedness, and thereafter such funds and evidences of such obligation, liability or Indebtedness or other security so deposited are not included in the calculation of Permitted Unrestricted Cash; provided that if any such deposit is returned to the Borrower and the corresponding obligation, liability or Indebtedness of such Restricted Company is not defeased, discharged, redeemed, paid or satisfied, but remain outstanding, this exclusion shall not apply.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all L/C Obligations and Swing Line Loans.
“Tranche” means (a) when used with respect to Revolving Credit Lenders, Revolving Credit Commitments, Revolving Credit Loans or a Revolving Credit Borrowing, refers to whether such lenders, commitments or loans (or loans comprising such borrowing) are (i) Revolving Credit Lenders, Revolving Credit Commitments or Revolving Credit Loans under Section 2.01(b) or (ii) holders of any Extended Revolving Loans, Extended Revolving Credit Commitments in respect thereof or such Extended Revolving Credit Loans and (b) when used with respect to Term Loans or Term Lenders, refers to whether such lenders, commitments or loans (or loans comprising such borrowing) are (i) Term A Lenders, Term A Commitments or Term A Loans, (ii) Term B Lenders, Term B Commitments or Term B Loans, (iii) holders of any tranche of Additional Term Loans, commitments of such holders in respect thereof or such Additional Term Loans, (iv) holders of any Extended Term Loans, commitments of such holders in respect thereof or such Extended Term Loans, or (v) holders of any Refinancing Term Loans, commitments of such holders in respect thereof or such Refinancing Term Loans.
“Transactions” means, collectively, (a) the IPO and the Mergers, (b) the Equity Purchase, (c) the Refinancing, (d) the funding of the Loans on the Closing Date and the execution and delivery of the Loan Documents on the Closing Date and (e) the payment of costs and expenses related to the foregoing clauses (a) through (d).
“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“USA Patriot Act” has the meaning specified in Section 2.19(a).
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 1.01B and (b) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date (and continuing until such time that such designation may be thereafter revoked by the Borrower).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Working Capital” means, at any date, the excess of current assets of Holdings, the Borrower and the Restricted Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of Holdings, the Borrower and the Restricted Subsidiaries on such date (excluding current liabilities in respect to Indebtedness), all determined on a consolidated basis in accordance with GAAP.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)The term “including” is by way of example and not limitation.

(e)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(f)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03        Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations pursuant to Section 7.10) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a basis consistent (except for changes approved by Parent’s independent public accountants) with the most recent audited consolidated financial statements of Holdings, the Borrower and the Restricted Subsidiaries delivered to the Lenders pursuant to Section 6.01 or, prior to such delivery, the Specified Financial Statements for the fiscal year ended December 31, 2014.

(g)If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form reasonably satisfactory to the Administrative Agent, between calculations of such ratio made before and after giving effect to such change in GAAP.
(h)Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis until the completion of four full fiscal quarters following such Specified Transaction.

Section 1.04        Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05        References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06        Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07        Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

Section 1.08        Certain Calculations and Tests.
(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, Section 7.10, any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test and/or any Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Prepayment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment, at the time of either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (x) the declaration of such Restricted Payment (provided such

Restricted Payment is made within 60 days after the date of declaration thereof), or (y) the making of such Restricted Payment and (3) in the case of any Restricted Prepayment, at the time of (x) delivery of irrevocable (which may be conditional) notice of prepayment issued in compliance with the definitive documents applicable to such Junior Indebtedness with respect to such Restricted Prepayment or (y) the making of such Restricted Prepayment, in each case, after giving effect to the relevant acquisition, Restricted Payment and/or Restricted Prepayment on a Pro Forma Basis.

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 7.10, any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test, any Leverage Ratio test and/or the amount of Consolidated EBITDA or Total Consolidated Assets), such financial ratio or test shall be calculated on a pro forma basis at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.'

Section 1.09 Exchange Rates; Currencies Generally.
(i)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Lien, Restricted Payment, Restricted Prepayment, Investment or an Affiliate Transaction, the U.S. dollar-equivalent principal amount of Indebtedness, or amount of Lien, Restricted Payment, Restricted Prepayment, Investment or Affiliate Transaction, in each case, denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness incurred or made in the case of any Lien, Restricted Payment, Restricted Prepayment, Investment or Affiliate Transaction; provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding anything to the contrary in this Agreement, the maximum amount of any Indebtedness, Liens, Restricted Payments, Restricted Prepayments, Investments or Affiliate Transactions that the Restricted Companies may incur in compliance with this Agreement shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 1.10    Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Additional Loans, Refinancing Term Loans, Loans in connection with any Refinancing Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected with such Lender’s consent by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

ARTICLE 2
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01     The Term A Borrowings. (a) The Term A Borrowings. Subject to the terms and conditions set forth herein and in the Second Amendment, each New Term A Lender has severally agreed to make, on the Second Amendment Effective Date, a single loan in Dollars in an aggregate principal amount equal to its New Term A Commitment under and as defined in the Second Amendment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(b)     The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower in Dollars from time to time, on any Business Day until the Revolver Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (x) the Revolving Outstandings of any Lender shall not exceed such Lender’s Revolving Credit Commitment, and (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06 and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Revolving Credit Loans will be made by all Revolving Credit Lenders in accordance with their Pro Rata Share of the Revolving Credit Facility until the Revolver Maturity Date.
(c)     The Term B Borrowings. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make, on the Closing Date, a single loan in Dollars to the Borrower in an amount equal to such Lender’s Term B Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02     Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans (provided that, if such Borrowing is an initial Credit Extension to be made on the Closing Date, notice must be received by the Administrative Agent not later than (x) in the case of Term A Loans and Revolving Credit Loans, 2:00 p.m. three Business Days prior to the requested date of such Borrowing and (y) in the case of Term B Loans, 2:00 p.m. one Business Day prior to the requested date of such Borrowing) and (ii) 12:00 noon on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.04(c)(i) and Section 2.05(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest

Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, a Eurodollar Rate Loan with an Interest Period of one month (subject to the definition of Interest Period). Any such automatic conversion to Eurodollar Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(j)
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class and Tranche of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans with an Interest Period of one month or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.07 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMCB’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to Loans.
(f)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 [Reserved].

Section 2.04 Letters of Credit.

(k) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension or after giving effect thereto, (w) the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (x) the Revolving Outstandings of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless all Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date;
(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date; or
(D)the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer.

(iii)An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with the applicable L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. No Letter of Credit, Letter of Credit Application or other document entered into by the Borrower with any L/C Issuer relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement), and if any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.

(ii)Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the relevant L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit

Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the relevant L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars; provided that if notice of such drawing is not provided to the Borrower prior to 12:00 noon on the Honor Date, then the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the relevant L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the relevant L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Credit Lender (including the Lender acting as the relevant L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (if such notice is provided to the Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise, by no later than two hours after receipt of such notice), whereupon, subject to the provisions of Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in Dollars.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the relevant L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(v) shall be conclusive absent manifest error.

(d)Repayment of Participations. (i) If, at any time after the relevant L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)If any payment received by the Administrative Agent for the account of relevant L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

(e)Obligations Absolute. The obligation of the Borrower to reimburse any L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document, or any term or provision therein;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder;

Neither the Administrative Agent, the Lenders nor the L/C Issuer, nor any of their Agent-Related Persons, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant L/C Issuer; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the relevant L/C Issuer.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under this Agreement or any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.04(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and any L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential or punitive damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (as finally determined by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the relevant L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the relevant L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)Cash Collateral. Upon the request of the Administrative Agent, (i) if the relevant L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, within three Business Days, Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back-to-back letter of credit in a face amount at least equal to the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the relevant L/C Issuer. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than rights or claims of the Administrative Agent arising by operation of law or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate Outstanding Amount of all L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

(h)Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit and on an exception basis only, shall apply to certain standby Letters of Credit as may be required by local law or statute.

(i)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (each an “L/C Fee”) for each Letter of Credit issued for the account of the Borrower equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer for the account of the Borrower equal to 0.125% per annum (or, in the case of any L/C Issuer, any lesser percentage that may be agreed by the Borrower and such L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(k)Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l)Defaulting Lenders. This Section 2.04 shall be subject to the applicable provisions of Section 2.17 in the event any Revolving Credit Lender becomes a Defaulting Lender.

(m)Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Revolving Loans shall be repaid pursuant to Section 2.09 on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Outstanding Amount of L/C Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.04(c)) under (and ratably participated in by Revolving Credit Lenders pursuant

to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such nonterminating tranches at such time (it being understood that (1) the participations therein of Revolving Credit Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall provide a backstop letter of credit or Cash Collateralization with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such backstop letter of credit or Cash Collateralization is not provided, or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Revolving Credit Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of this Section 2.04(m), the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the Letter of Credit Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed by the Borrower with such Revolving Credit Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Outstanding Amount of L/C Obligations with respect to the Revolving Credit Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of this Section 2.04(m) (assuming Revolving Loans are repaid in accordance with clause (i)(x)).

Section 2.05        Swing Line Loans.

(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lenders severally agree to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that after giving effect to any Swing Line Loan, (x) the aggregate principal amount of outstanding Swing Line Loans made by any Swing Line Lender shall not exceed such Swing Line Lender’s Swing Line Commitment, (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments and (z) the Revolving Outstandings of any Lender shall not exceed such Lender’s Revolving Credit Commitment; provided, further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06 and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lenders and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lenders in their sole discretion, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a

Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lenders of any telephonic Swing Line Loan Notice, the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lenders have received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lenders will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of their Swing Line Loan available to the Borrower. Unless otherwise agreed among the Swing Line Lenders, each Swing Line Loan shall be made by the Swing Line Lenders ratably in accordance with their respective Swing Line Commitments.

(c)Refinancing of Swing Line Loans. (i) The Swing Line Lenders at any time in their sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of the Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the satisfaction of the conditions set forth in Section 4.02. The Swing Line Lenders shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lenders at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice (if such notice is provided to the Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise by no later than two hours after receipt of such notice), whereupon, subject to Section 2.05(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lenders.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lenders as set forth herein shall be deemed to be a request by the Swing Line Lenders that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lenders (or either of them) in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line

Lenders submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lenders receive any payment on account of such Swing Line Loan, the Swing Line Lenders will distribute to such Lender its Pro Rata Share of such payment in the same funds as those received by the Swing Line Lenders.

(ii)If any payment received by the Swing Line Lenders in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lenders under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lenders in their discretion), each Revolving Credit Lender shall pay to the Swing Line Lenders its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lenders.

(e)Interest for Account of Swing Line Lenders. The Swing Line Lenders shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lenders.

(f)Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to each Swing Line Lender.

(g)Defaulting Lenders. This Section 2.05 shall be subject to the applicable provisions of Section 2.17 in the event any Revolving Credit Lender becomes a Defaulting Lender.

(h)Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of participating interests as contemplated in Section 2.04(m)) there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant to the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.06    Prepayments. (a) Optional. (i) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loans of any Tranche (subject to Section 2.18 in the case of any Extended Term Loans) and/or Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (2) on the date of prepayment of Base Rate Loans; (B)) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.07. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be applied among the Facilities in such amounts as the Borrower may direct in its sole discretion; provided that any such prepayment of any Class of Term Loans shall be applied against the then remaining scheduled amortization payments under the Term Loans in order of their maturities. Each prepayment in respect of a particular Facility shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)[Reserved.]

(iii)The Borrower may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, (B) any such prepayment shall be in a minimum principal amount of the lesser of $100,000 and the total principal amount of the Swing Line Loans then outstanding and (C) any such prepayment shall be applied ratably to the outstanding Swing Line Loans held by the respective Swing Line Lenders. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iv)Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(iii) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(v)[Reserved.]

(vi)In the event that, on or prior to the date that is 6 months after the First Amendment Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Event (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.06(b)(ii) that constitutes a Repricing Event) or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent for the ratable account of each of the applicable

Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B Loans that are the subject of such Repricing Event outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event; provided, however, that for the avoidance of doubt, in the case of the exercise by the Borrower of its rights under Section 11.01(f) in connection with a Repricing Event effected through an amendment, the prepayment premium described in the immediately preceding clause (I) shall be payable to any Lender replaced or repaid pursuant to Section 11.01(f) (and not any Person who replaces such Lender) in respect of the Term B Loans assigned pursuant to Section 11.01(f) immediately prior to such Repricing Event.

(b)Mandatory.

(ii)(A) If (1) any Restricted Company Disposes of any property or assets pursuant to Section 7.05(l)(ii), 7.05(q), 7.05(s), 7.05(t) or 7.05(u) or (2) any Casualty Event occurs, which in the aggregate results in the realization or receipt by any Restricted Company of Net Cash Proceeds in excess of $5,000,000 in any fiscal year, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.06(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.06(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing);

(B)With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event required to be applied in accordance with Section 2.06(b)(i)(A), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in the acquisition, improvement or maintenance of assets useful in the operations of the Restricted Companies within (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a contract to reinvest such Net Cash Proceeds within such 12 month period following receipt thereof, 18 months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested during such 12 month period or 18 month period, as applicable, an amount equal to any such Net Cash Proceeds shall within ten Business Days be applied to the prepayment of the Term Loans as set forth in this Section 2.06.

(ii)If any Restricted Company incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (other than Refinancing Indebtedness which shall be treated in accordance with Section 2.19), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.

(iii)Commencing with the fiscal year ending December 31, 2016, within ten Business Days after financial statements have been or are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been or is required to be delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of the Initial Term Loans and any other Term Loans then subject to ratable prepayment requirements in accordance with Section 2.06(b)(iv) in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any prepayments of the Term Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements and (2) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.07(a) in connection therewith (and solely to the extent of the amount of such reduction), the amount of any prepayments of the Revolving Credit Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements, in the case of each of clause (1) and clause (2), except to the extent such prepayments were financed with the proceeds of long-term Indebtedness; provided that such percentage shall be reduced to (x) 25% if the First Lien Leverage Ratio as of the end of such fiscal year was equal to or less than 3.25:1.00 and greater than 3.00:1.00 and (y) 0% if the First Lien Leverage Ratio as of the end of such fiscal year was equal to or less than 3.00:1.00.

(iv)Except as otherwise provided in any Commitment Increase and Joinder Agreement, Refinancing Amendment or Extension Amendment, in each case with respect to the Term Loans covered thereby, each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied ratably to each Tranche of the Term Loans and in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment. Each such prepayment shall be paid to the Term Lenders in accordance with their respective Pro Rata Shares.

(v)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.06(b) at least (A) in the case of the prepayment of Term Loans which are Base Rate Loans, one Business Day and (B) in the case of prepayments of Term Loans which are Eurodollar Rate Loans, three Business Days, in each case prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(vi)[Reserved.]

(vii)[Reserved.]

(viii)Notwithstanding any other provisions of Section 2.06(b), to the extent any or all of the Net Cash Proceeds of any Disposition of property or assets by a Foreign Subsidiary (a “Foreign Asset Sale”), the Net Cash Proceeds of any Casualty Event received by a Foreign Subsidiary (a “Foreign Recovery Event”), or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by any applicable Law (including, without limitation, financial assistance, corporate benefit restrictions on upstreaming of cash intra group, and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated to or passed on to or used for the benefit of the Borrower, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in Section 2.06(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower (the Borrower hereby agreeing to use (or cause the applicable Foreign Subsidiary to use) all commercially reasonable efforts to promptly overcome or eliminate any such restrictions on repatriation, passing on or other use for the benefit of the Borrower and/or use the other cash sources of the Borrower and the Restricted Subsidiaries to make the relevant prepayment) and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be applied promptly (and in any event not later than two Business Days after such repatriation) (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to Section 2.06(b);

(ix)Notwithstanding the foregoing, each Term Lender shall have the right to reject its applicable percentage of any mandatory prepayment of the Term Loans pursuant to this Section 2.06(b) (each such Lender, a “Rejecting Lender”), in which case the amounts so rejected may be retained by the Borrower (the aggregate amount of such proceeds so rejected as of any date of determination, the “Declined Proceeds”).

(c)Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.07. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.06(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b).

Section 2.07         Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the Aggregate Revolving Credit Commitments, at such time and (iii) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of reduction or termination of the Aggregate Revolving Credit Commitments if such reduction or termination would have resulted from a refinancing of all or any part of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the making of the Term Loans in accordance with Section 2.01. The Revolving Credit Commitments shall be automatically and permanently reduced to $0 on the Revolver Maturity Date applicable to such Tranche.

(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class or Tranche under this Section 2.07. Upon any reduction of unused Commitments of any Class or Tranche, the Commitment of each Lender of such Class or Tranche shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.09). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.08         Repayment of Loans. (a) Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in quarterly installments equal to the amounts as follows

(which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06(b)(iv)), each such payment to be made on or prior to the date specified below:

(i)Term A Loans: an aggregate amount on the applicable date equal to the percentage set forth below of the initial aggregate principal amount of the Term A Loans made on the Second Amendment Effective Date:

Payment Date        Term A Percentage
September 30, 2017    1.25%
December 31, 2017    1.25%
March 31, 2018        1.25%
June 30, 2018        1.25%
September 30, 2018    1.25%
December 31, 2018    1.25%
March 31, 2019        1.25%
June 30, 2019        1.25%
September 30, 2019    2.50%
December 31, 2019    2.50%
March 31, 2020        2.50%
June 30, 2020        2.50%
September 30, 2020    2.50%
December 31, 2020    2.50%
March 31, 2021        2.50%
June 30, 2021        2.50%
September 30, 2021    3.75%
December 31, 2021    3.75%
; provided that the final principal repayment installment of the Term A Loans shall be repaid on the Term A Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.
(ii)Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders: (A) on or prior to the last day of each March, June, September and December that occurs prior to the Term B Loan Maturity Date, an aggregate amount equal to 0.25%

of the initial aggregate principal amount of all Term B Loans made on the Closing Date, with the first such payment to be made on the last day of the first full fiscal quarter ending after the Closing Date and (B) on the Term B Maturity Date, an aggregate amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(b)Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders of any Tranche on the Maturity Date applicable to such Tranche of the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.

(c)Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Loan is made and (ii) the Revolver Maturity Date.

Section 2.09    Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin, (iii) [intentionally omitted], and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Credit Loans, or at such other rates as may be agreed between the Borrower and the Swing Line Lenders.

(b)While any Event of Default set forth in Section 8.01(a) or (f) exists, the Borrower shall pay interest on all overdue Obligations hereunder (regarding which all applicable grace periods set forth in Section 8.01 have expired) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.10    Fees. In addition to certain fees described in Section 2.04(i) and 2.04(j):

(a)[Reserved]

(b)Commitment Fee for Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent a commitment fee (the “Commitment Fee”) for the account of each Revolving Credit Lender (other than any Defaulting Lender) in accordance with its Pro Rata Share of the Revolving Credit Facility, in Dollars equal to the Applicable Margin times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans, and (B) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times from the Closing Date until the date on which the aggregate Revolving Credit Commitments have terminated, the Outstanding Amounts on all Revolving Credit Loans and the Swing Line Loans have been paid and the Outstanding Amounts on all L/C Obligations have been paid or Cash Collateralized (the “Revolving Termination Date”), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Termination Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(c)Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.11    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12    Evidence of Indebtedness. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans to the Borrower. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.13    Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate; and
(ii)if any Lender failed to make such payment with respect to any Borrowing, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(b) shall be conclusive, absent manifest error.
(c)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(e)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

(g)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.04(d), 2.05(c) or 9.07 (or if the Borrower shall have paid any amount or posted any cash collateral in respect of such Lender’s Pro Rata Share of Swing Line Obligations or L/C Obligations pursuant to Section 2.17(b)(ii)), then notwithstanding any contrary provision hereof, with respect to any amounts thereafter received by the Administrative Agent for the account of such Lender, the Administrative Agent (i) shall apply such amounts (A) first, for the benefit of the Administrative Agent, the Swing Line Lender or the L/C Issuer to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and (B) second, unless an Event of Default has occurred and is continuing, to reimburse the Borrower for any cash collateral posted by the Borrower until the Borrower is fully reimbursed, and (ii) thereafter, may, in its sole discretion, hold any such remaining amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; provided any amounts held pursuant to clause (ii) hereof shall be released to such Lender upon the earlier of (x) the date on which any of the actions described in Section 8.02(a), 8.02(b) or 8.02(c) or the proviso to Section 8.02 shall have been taken or occurred and (y) the Revolver Maturity Date.

Section 2.14    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.15    [Reserved]

Section 2.16    Increase in Commitments.

(a)Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request: additional Term Commitments and/or additional Revolving Credit Commitments (each, a “Commitment Increase”) pursuant to any Commitment Increase and Joinder Agreement; provided that after giving effect to any such addition, the aggregate amount of all additional Term Commitments and additional Revolving Credit Commitments that have been added pursuant to this Section 2.16(a) shall not exceed the sum of (i) after the Second Amendment Effective Date, $375,000,000, (ii) (A) in the case of any Commitment Increase that effectively extends the maturity of any Tranche of the existing Term Loans or Revolving Credit Facility, an amount equal to such Term Loan or Revolving Credit Facility replaced with such Commitment Increase and (B) in the case of any Commitment Increase that effectively replaces any Revolving Credit Commitment terminated under Section 3.09 or Section 11.01(f), an amount equal to the portion of the relevant terminated Revolving Credit Commitments, (iii) the amount of any voluntary prepayments of the Term Loans or any permanent reduction of the Revolving Credit Commitments (to the extent not financed with the proceeds of long-term Indebtedness), (iv) an amount not in excess of an amount such that, after giving effect to the relevant Commitment Increase (A) if such Commitment Increase is secured by a Lien on the Collateral that is pari passu with the Lien securing the Facilities, the First Lien Leverage Ratio does not exceed 3.50:1.00, or (B) if such Commitment Increase is secured by a Lien on the Collateral that is junior to the Lien securing the Facilities, the Senior Secured Leverage Ratio does not exceed 4.00:1.00; provided that for purposes of calculating such First Lien Leverage Ratio or Senior Secured Leverage Ratio under this clause (iv) (1) the proceeds from any such Commitment Increase shall not be netted from Indebtedness and (2) any Revolving Credit Commitments then being incurred or established shall be assumed to be fully drawn and (v) with respect to the Additional Term A Loans and Additional Revolving Credit Commitments (each as defined in the Second Amendment) established under the Second Amendment on the Second Amendment Effective Date, an aggregate amount equal to $173,150,000. It is understood and agreed that, unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Commitment Increase or Incremental Equivalent Debt would be permitted under clause (iv) of this clause (a) on the applicable date of determination, such Commitment Increase or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (iv) of this clause (a) prior to the utilization of any amount available under clause (i) of this clause(a). Each such addition under this Section 2.16(a). shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

(b)Any loans made in respect of any such additional Term Commitments (the “Additional Term Loans”) may be made, at the option of the Borrower, either by (i) increasing the Term Loans with the same terms (including pricing) as the existing Term Loans, or (ii) creating a new tranche of terms loans (an “Additional Term Loan Tranche”); provided that any Additional Term Loan Tranche (A) shall not mature prior to the stated Maturity Date applicable to the latest maturing Tranche of Term Loans on the date of incurrence of such Additional Term Loans and (B) the Weighted Average Life to Maturity of any Additional Term Loan Tranche shall be no less than the Weighted Average Life to Maturity of such latest maturing Tranche of Term Loans.

(c)Any such additional Revolving Credit Commitments (the “Additional Revolving Credit Commitments”) may be made by increasing the Revolving Credit Commitments with the same terms (including pricing) as any existing Revolving Credit Commitments of the latest maturing Tranche of Revolving Credit Commitments.

(d)The Borrower may invite any Lender or any additional Eligible Assignees to become Term Lenders or Revolving Credit Lenders, as applicable, pursuant to a commitment increase and joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (each, a “Commitment Increase and Joinder Agreement”). No Lender will be obligated to provide all or any portion of any Commitment Increase and the determination to provide such commitment shall be within the sole and absolute discretion of such Lender. Any failure by a Lender to respond to any such invitation shall not be deemed an acceptance or agreement to provide such Commitment Increase.

(e)If any Term Commitments or Revolving Credit Commitments are added in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocations of such additional Commitments. The Administrative Agent shall promptly notify the Borrower and the lenders providing such Commitment Increase of the final allocation thereof and the Additional Commitments Effective Date. As a condition precedent to such addition, before and after giving effect to such increase, (i)(A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and (B) no Event of Default exists before or after giving effect to such addition; provided that notwithstanding anything to the contrary in this Section 2.16 or in any other provisions of any Loan Document, if the proceeds of any Commitment Increase are intended to be applied to finance an acquisition or other Investment, in each case permitted hereunder, and the lenders providing such Commitment Increase so agree, such requirements in clauses (i)(A) and (B) of this Section 2.16(e) may be subject to customary “SunGard” or other applicable “certain funds” conditionality provisions and “specified representations” provisions and (ii) the Borrower shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01 or Section 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such time), assuming that the applicable additional Commitments were fully drawn on the first day of the fiscal period covered thereby (and the proceeds from such additional Commitments shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test).

(f)On each Additional Commitments Effective Date, (i) each Lender or Eligible Assignee which is providing an additional Term Commitment (A) shall become a “Term Lender” for all purposes of this Agreement and the other Loan Documents, and (B) shall make an Additional Term Loan to the Borrower in a principal amount equal to such additional Term Commitment, and such Additional Term Loan shall be deemed a “Term Loan” for all purposes of this Agreement and the other Loan Documents and (ii) each Lender or Eligible Assignee which is providing an additional Revolving Credit Commitment shall become a “Revolving Credit Lender” for all purposes of this Agreement and the other Loan Documents with a Revolving Credit Commitment that is increased by (in the case of an existing Revolving Credit Lender) or equal to (in the case of a new Revolving Credit Lender) such additional Revolving Credit Commitment.

(g)The interest rate applicable to any Additional Term Loans will be determined by the Borrower and the lenders providing such Additional Term Loans; provided that with respect to any Commitment Increase in respect of the Term B Facility that is pari passu with the existing Term B Facility in right of payment and with respect to security incurred in the first 18 months after the Closing Date for which the initial ”yield” on such Commitment Increase exceeds the “yield” at such time on the Term B Facility by more than 50 basis points, the Applicable Margin on the Term B Facility shall be increased to the extent necessary so that the “yield” applicable to the Term B Facility is equal to the “yield” on such Commitment Increase minus 50 basis point (the “MFN Provision”). For purposes of the MFN Provision, “yield” shall be reasonably determined by the Administrative Agent and the Borrower; provided that in determining the applicable yield: (w) original issue discount or upfront fees paid by the Borrower in connection with such Commitment Increase or the existing Term B Facility (based on a four-year average life to maturity or, if lesser, remaining average life to maturity) shall be included, (x) any amendments to the Applicable Margin on the existing Term B Facility that became effective subsequent to the Closing Date but prior to the time of the addition of such Commitment Increase shall be included, (y) arrangement, structuring, underwriting fees and amendment fees paid or payable in connection with the existing Term B Facility or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Commitment Increase (regardless of whether such fees are paid to or shared in whole or in part with any lender) and any other fees not paid generally to all lenders ratably shall be excluded and (z) if such Commitment Increase includes any “LIBOR” interest rate floor greater than that applicable to the existing Term B Facility and such floor is applicable to existing Term B Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase. The MFN Provision shall also apply to any loan issuance otherwise permitted in Section 7.03(h)(x), 7.03(z) and 7.03(aa) that is pari passu in right of payment with the Term B Facility and secured by a Lien on the Collateral on a pari passu basis with the Liens securing the Term B Facility.

(h)Any Additional Term Loans may rank pari passu or junior with respect to security with the Facilities (and if applicable, subject to an Acceptable Intercreditor Agreement) and will not be guaranteed by an entity which is not (or does not become) a Loan Party.

(i)Except as otherwise specified above (including with respect to margin, pricing, maturity and/or fees), the other terms of any Additional Term Loan Tranche, if not substantially consistent with the terms of the applicable Term Facility, shall be reasonably satisfactory to the Administrative Agent (it being understood that terms not substantially consistent with the applicable Term Facility which are applicable only after the Latest Term Maturity Date are acceptable to the Administrative Agent).

(j)The proceeds of any Commitment Increase may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions and other Investments and any other use not prohibited by this Agreement.

Section 2.17    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)The Commitment Fee shall cease to accrue on the unused portion of the Revolving Credit Commitments of such Defaulting Lender under Section 2.10(b);

(b)if any Swing Line Obligations or L/C Obligations exist at the time any Revolving Credit Lender becomes a Defaulting Lender then:

(i)all or any part of the Swing Line Obligations (other than the portion of such Swing Line Obligations referred to in clause (b) of the definition of such term) and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares of the Swing Line Obligations and L/C Obligations but only to the extent (A) no Event of Default has occurred and is continuing at such time and (B) the sum of all non-Defaulting Lenders’ Revolving Outstandings plus such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and (y) second, cash collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata Share of all L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(g) for so long as such Defaulting Lender’s Pro Rata Share of all L/C Obligations is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations during the period such Defaulting Lender’s Pro Rata Share of all L/C Obligations is cash collateralized;

(iv)if such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Sections 2.04(i) and 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)if all or any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all facility fees and commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations shall be payable to the L/C Issuer until and to the extent that such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated and/or cash collateralized; and

(c)so long as any Revolving Credit Lender is a Defaulting Lender, the Swing Line Lenders shall not be required to fund such portion of any Swing Line Loan that equals such Defaulting Lender’s Pro Rata Share of such Swing Line Loan, and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless they are satisfied (in their reasonable judgment) that the related exposure and the Defaulting Lender’s then outstanding Pro Rata Share of all L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(b), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(b)(i) (and such Defaulting Lender shall not participate therein).

(d)In the event that each of the Administrative Agent, the Borrower, the Swing Line Lenders and the L/C Issuers agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Credit Lenders’ Pro Rata Shares of the Swing Line Obligations and L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share, and such Lender shall cease to be a Defaulting Lender.

Section 2.18    Extension of Maturity Date.

(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one (1) or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term A Loans or Term B Loans, as applicable, with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by changing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Commitments from the Tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)no Event of Default shall have occurred and be continuing at the time the Extension Offer is made to the Lenders;

(ii)except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not materially less favorable to existing Lenders, taken as a whole) as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.05(f) and Section 2.04(m) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments in accordance with their Revolver Percentages (and except as provided in Section 2.05(f) and Section 2.04(m), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of commitments of any Tranche) of Extended Revolving Loans after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments and (z) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, any commitments with respect to any Commitment Increase and any original Revolving Credit Commitments) that have more than three different maturity dates;

(iii)except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the other terms of the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans”) shall, if not substantially consistent with the terms of the applicable Term Loan Tranche prior to such Extension, be reasonably satisfactory to the Administrative Agent (it being understood that terms not substantially consistent with the applicable Term Loan Tranche prior to such Extension which are applicable only after the maturity date of such Tranche are reasonably satisfactory to the Administrative Agent);

(iv)(A) the final maturity date of any Extended Term Loans in respect of Term A Loans (“Extended Term A Loans”) shall be no earlier than the Term A Maturity Date and (B) the final maturity date of any Extended Term Loans in respect of Term B Loans (“Extended Term B Loans”) shall be no earlier than the Term B Maturity Date;

(v)(A) the Weighted Average Life to Maturity of any Extended Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A Loans extended thereby and (B) the Weighted Average Life to Maturity of any Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans extended thereby;

(vi)any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the applicable Term Facility, in each case as specified in the respective Extension Offer;

(vii)if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii)all documentation in respect of such Extension (including the Extension Amendment) shall be consistent with the foregoing; and

(ix)no Lender shall be obligated to agree to an Extension Offer and the determination to agree to an Extension shall be within the sole and absolute discretion of such Lender. Any failure by a Lender to respond to any such Extension Offer shall not be deemed an acceptance or agreement to provide an Extension.

(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Sections 2.06, 2.07 or 2.08, (ii) the amortization schedules (in so far as such schedule affects payments due to Lenders participating in the relevant Facility) set forth in Section 2.08 shall be adjusted to give effect to the Extension of the relevant Facility and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Tranches to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.06, 2.07 or 2.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18.

(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments (or a portion thereof), the consent of the L/C Issuer and the Swing Line Lender, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-Tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches or sub-Tranches, in each case on terms consistent with this Section 2.18. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five Business Days prior to the Revolver Maturity Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage entered into in accordance with Section 6.13 that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

Section 2.19    Refinancing Amendments.

(a)The Borrower may, by written notice to the Administrative Agent from time to time, request Indebtedness in exchange for, or to extend, renew, replace or refinance, in whole or (in the case of Term Loans) in part, existing Term A Loans, existing Term B Loans or existing Revolving Loans (or unused Revolving Credit Commitments), or any then existing Credit Agreement Refinancing Indebtedness (solely for purposes of this Section 2.19, “Refinanced Debt”) in the form of (i) Refinancing Term Loans in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement or (ii) Refinancing Revolving Commitments in respect of all or any portion of any Revolving Loans (and the unused Revolving Credit Commitments with respect to such Revolving Loans) then outstanding under this Agreement, in each case pursuant to a Refinancing Amendment (such Indebtedness, “Refinancing Indebtedness”). Each written notice to the Administrative Agent requesting a Refinancing Amendment shall set forth (i) the amount of the Refinancing Term Loans or Refinancing Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000) and (ii) the date on which such Refinancing Term Loans or Refinancing Revolving Commitments are requested to become effective (which shall not be less than five Business Days (or such shorter period as the Administrative Agent may reasonably agree) after the date of such notice). The Borrower may seek Refinancing Indebtedness from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Person that is an Eligible Assignee (each such Person that is not an existing Lender and that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.19, an “Additional Lender”).

(b)Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Refinancing Indebtedness shall comply with Section 2.19(c), (iii) before and after giving effect to the incurrence of any Refinancing Indebtedness, each of the conditions set forth in Section 4.02 shall be satisfied and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Refinancing Term Loan Lenders and Refinancing Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01.

(c)The terms and provisions of any Refinancing Indebtedness incurred pursuant to any Refinancing Amendment shall be, except as otherwise set forth herein or in the Refinancing Amendment and reasonably acceptable to the Administrative Agent, taken as a whole, determined by the Borrower, no more favorable to the Lenders providing such Indebtedness than those applicable to the applicable Refinanced Debt (other than any provisions which apply only to periods after the maturity date of the Refinanced Debt); provided that (i) such Refinancing Indebtedness consisting of Refinancing Term Loans shall have (A) a maturity date no earlier than the maturity date of the applicable Refinanced Debt and (B) a Weighted Average Life to Maturity equal to or greater than that of the Refinanced Debt, (ii) there shall be no scheduled amortization of such

Refinancing Indebtedness consisting of Refinancing Revolving Commitments and the scheduled termination date of such Refinancing Revolving Commitments shall not be earlier than the scheduled termination date of the Refinanced Debt, (iii) such Refinancing Indebtedness will rank pari passu or junior in right of payment and of security with the other Obligations hereunder (and, if applicable, be subject to an Acceptable Intercreditor Agreement) or be unsecured, (iv) such Refinancing Indebtedness shall be guaranteed by the Guaranty, (v) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Refinancing Indebtedness shall be determined by the Borrower and the Lenders providing such Refinancing Indebtedness, (vi) such Refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, and the aggregate unused Refinancing Revolving Commitments shall not exceed the unused Revolving Credit Commitments being replaced and (vii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.13; provided, further, that to the extent that such Refinancing Indebtedness consists of Refinancing Revolving Commitments, the Revolving Credit Commitments being refinanced by such Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Refinancing Indebtedness is issued, incurred or obtained.

(d)In connection with any Refinancing Indebtedness pursuant to this Section 2.19, the Borrower, the Administrative Agent and each applicable Lender or Additional Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Indebtedness. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent reasonably necessary to reflect the existence and terms of the Refinancing Indebtedness incurred pursuant thereto. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, including any amendments necessary to establish the Refinancing Term Loans and Refinancing Revolving Commitments as new Classes, Tranches or sub-Tranches of Term Loans or Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith, in each case on terms not inconsistent with this Section 2.19; provided that no such Refinancing Amendment shall effect any amendments that would require the consent of each affected Lender pursuant to Section 11.01 without compliance with the requirements thereof.

ARTICLE 3
TAXES, INCREASED COSTS AND ILLEGALITY

Section 3.01    Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.

(ii)If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are determined by it to be required, (B) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

i.The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor accompanied by the certificate described below in this clause (c)(i), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

ii.Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding any obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower, as the case may be, shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (c)(ii).

(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.
i.Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

ii.Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
1.any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
2.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of an applicable IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an applicable IRS Form

W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.executed originals of IRS Form W-8ECI;
c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of an applicable IRS Form W-8BEN; or
d.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an applicable IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
3.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
4.if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

iii.Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02    Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in Dollars or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03    Inability to Determine Rates. If the (x) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (y) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the event such suspension was due to clause (y) above) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04    Increased Costs. If any Change in Law shall:

(a)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(b)subject any Lender or L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided further that no Lender or L/C Issuer shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.
Section 3.05    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Line Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.

Section 3.06    Reserves on Eurodollar Rate Loans. (a) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen days from receipt of such notice.

(b)If any Lender is required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority or other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, the Borrower shall pay such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. Any Lender requesting payment from the Borrower under Section 3.06(a) or (b) shall give the Borrower at least fifteen days’ prior notice (with a copy to the Administrative Agent). If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen days from receipt of such notice.

Section 3.07    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.09(a) or Section 11.01;
including any actual loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.08    Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. For the avoidance of doubt, any additional amounts required to be paid pursuant to Section 3.01 are not subject to the limitations set forth in this Section 3.08(a). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(e)(i) Except as provided in the following sentence, failure or delay on the part of any Lender to demand compensation pursuant to the provisions of this Article 3 shall not constitute a waiver of such Lender’s right to demand such compensation. With respect to any Lender’s claim for compensation under any of Sections 3.02 through 3.07, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation from the Borrower under any of Sections 3.04 through 3.06, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.08(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(ii)With respect to any Recipient’s claim for compensation under Section 3.01, the Borrower shall not be required to compensate such Recipient for any Taxes to the extent such Taxes were either (A) paid by such Recipient to a governmental authority for the purpose of satisfying the Recipient’s tax liability related to the claim for compensation under Section 3.01 if such payment occurred more than 180 days prior to the date that such Lender notifies the Borrower of such claim or (B) assessed by a governmental authority in writing more than 180 days prior to the date that such Recipient notifies the Borrower of a claim for compensation under Section 3.01.

(c)If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan (or to convert Base Rate Loans into Eurodollar Rate Loans) shall be suspended pursuant to Section 3.08(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02 through 3.06 hereof that gave rise to such conversion no longer exist:

(i)to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in any of Sections 3.02 through 3.06 that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.08 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(e)(i) If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (A) would eliminate amounts payable pursuant to Section 3.01 in the future and (B) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.
(ii)Each Lender agrees that if any Lender (A) requests compensation under any of Sections 3.04 through 3.06, or (B) notifies the Borrower that it has determined that it is unlawful for its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that in each case, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.08(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.02 or 3.04 through 3.06.

Section 3.09    Replacement of Lenders Under Certain Circumstances. (a) If at any time:

(i)the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Sections 3.04 through 3.06, as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Sections 3.04 through 3.06 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.08(e), or

(ii)any Lender becomes a Defaulting Lender,

then the Borrower may, on ten Business Days’ prior written notice to the Administrative Agent and such Lender, either:
(A)replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans at par plus any accrued and unpaid interest pursuant to Section 11.07(d) (with the assignment fee to be paid by the Borrower unless waived by the Administrative Agent in such instance) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or
(B)terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date;

provided, however, that in the case of a Defaulting Lender only, the Borrower shall have the right to take such action as it may elect (including no action) under the immediately preceding clauses (A) and/or (B) independently and at different times with respect to any one or more Classes or Tranches of Loans (and the related Commitments) of such Defaulting Lender, without being obligated to take the same action with respect to all Classes and Tranches of Loans and related Commitments of such Defaulting Lender.
(b)Any Lender being replaced pursuant to Section 3.09(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and related participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.

(c)Pursuant to an Assignment and Assumption arising by operation of Section 3.09(b), (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with the execution of such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee

Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(d)Notwithstanding anything to the contrary, (i) any Lender that acts as L/C Issuer may not be replaced by operation of this Section 3.09 at any time that it has any Letter of Credit outstanding unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as Administrative Agent may not be replaced by operation of this Section 3.09 except in accordance with the terms of Section 9.09.

(e)The Borrower shall also be entitled to replace a Dissenting Lender in accordance with Section 11.01(f).

Section 3.10    Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)The IPO by Parent shall have been consummated with gross cash proceeds therefrom, in a minimum amount of $350,000,000 on terms substantially consistent with Amendment Number 2 of the Form S-1, including any further amendments thereto (the “BKFS S-1”), and the Administrative Agent shall have received satisfactory evidence thereof, including a copy of the effective Form S-1 Registration Statement. The Administrative Agent shall be reasonably satisfied that the Equity Purchase shall be consummated substantially in accordance with the terms described in the BKFS S-1 and any other agreements and other documents relating to the Equity Purchase and applicable Law and regulatory approvals. The Refinancing shall have been consummated and the Administrative Agent shall have received satisfactory evidence thereof.

(b)The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent:

(i)executed counterparts of this Agreement;

(ii)a Note executed by the Borrower in favor of each Lender requesting a Note to the extent such Lender requests such Note at least two Business Days prior to the Closing Date;

(iii)a certificate dated the Closing Date and executed by a Responsible Officer of each of the Loan Parties, certifying (A)(x) that attached thereto is a true and complete copy of the articles or certificate of incorporation or other comparable organizational documents of such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of the bylaws, operating or comparable governing document of such Loan Party and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (B)(x) that attached thereto is a true and complete copy of resolutions or written consents of its shareholders or board of directors or other relevant governing body, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (y) as to the incumbency and genuineness of the signature of the officers, directors, managers or other authorized signatories of each Loan Party, executing this Agreement and the other Loan Documents to which it is a party.

(iv)the Administrative Agent shall have received a certificate as of a recent date of the good standing (or equivalent) of each of the Loan Parties under the laws of its jurisdiction of organization from the relevant authority of its jurisdiction of organization;

(v)an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and in form and substance reasonably satisfactory to the Administrative Agent;

(vi)a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 4.02(a) and Section 4.02(b);

(vii)a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;

(viii)a certificate from the chief financial officer of Holdings attesting to the Solvency of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions;

(ix)executed counterparts of the Security Agreement together with the following:
(A)certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank;

(B)a completed Perfection Certificate, dated the Closing Date and executed by a Responsible Officer of the Loan Parties;

(C)the Intellectual Property Security Agreement, duly executed by each Loan Party required to execute such Intellectual Property Security Agreement pursuant to the Security Agreement, in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office, as applicable;

(c)all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent, the Arrangers and the Lenders on or before the Closing Date (including fees pursuant to the Fee Letter) shall have been paid in full in cash (which amounts may be offset against the loan proceeds funded on the Closing Date) (and in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date).

(d)[Reserved.]

(e)Since December 31, 2014, there has been no change, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect of the type described in clause (a) of the definition thereof.

(f)No later than two Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent (on behalf of any Lender) in writing at least 10 Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(g)The Lead Arrangers shall have received the Specified Financial Statements (it being understood and agreed that Parent’s public filing of any such financial statements set forth in clauses (a), (b) and (c) of the definition thereof with the SEC shall satisfy the requirements of this clause (g) with respect thereto).

(h)The Administrative Agent shall have received the results of a recent UCC lien search with respect to each Loan Party.

(i)Each document (including any UCC (or similar) financing statement) required by the Collateral Documents in order to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein with the priority required therein, shall be in proper form for filing, registration or recordation.

(j)The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to Section 6.07 has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have reasonably requested to be so named.

Section 4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)The representations and warranties of each Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that on the Closing Date only, the Borrower shall not be required to make the representation set forth in Section 5.05(b).

(b)No Default shall exist, or would result from such Credit Extension or from the application of the proceeds therefrom.

(c)The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and 4.02(b) (and, if applicable, (c)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Holdings and the Borrower represent and warrant to the Administrative Agent and the Lenders that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Restricted Company (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental permits, licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and, as of the Closing Date, the consummation of the Transactions, are (a) within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Security Agreement and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other

Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05    Financial Statements; No Material Adverse Effect.

(a)The Specified Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).

(b)Since December 31, 2014, there has been no change, effect, event or, occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(c)The forecasts prepared by management of Holdings of consolidated balance sheets, income statements and cash flow statements for each year commencing with the fiscal year ending on December 31, 2015 through the fiscal year ending on December 31, 2019 (the “Closing Date Forecasts”), copies of which have been furnished to the Administrative Agent and the Lenders prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by the Borrower to be reasonable in light of conditions existing at the time of preparation, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, are subject to significant contingencies, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

Section 5.06    Litigation and Environmental Matters. (a) Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of Holdings, the Borrower nor any of its Subsidiaries is subject to, or has received notice of any claim with respect to, any Environmental Liability or knows of any basis for any Environmental Liability and (ii) Holdings, the Borrower and its Subsidiaries have been and are in compliance with all Environmental Laws and have obtained, maintained and complied with all permits, licenses or other approvals required under any Environmental Law.

Section 5.07    Ownership of Property; Liens. Each of the Restricted Companies has good record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business (ii) Liens permitted by Section 7.01 and (iii) except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Restricted Companies own, or to the knowledge of the Borrower, possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, database rights and design rights and other intellectual property rights (collectively, “IP Rights”)

that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the conduct of the business of each Restricted Company does not infringe upon any IP Rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.08    Anti-Corruption Laws and Sanctions.
(f)None of Holdings, the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or controlled Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are (i) the subject of any sanctions administered or enforced by OFAC or the U.S. State Department, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions.
(g)None of Holdings, the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to facilitate continued compliance therewith. No part of the proceeds of the Loans will be used, directly or to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law. Holdings, the Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.
Section 5.09    Taxes. Holdings, the Borrower and its Subsidiaries have filed all Federal income and other material tax returns and reports required to be filed, and have paid or made provision for payment of all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (a) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
Section 5.10    ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a waiver of the minimum funding standard or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
(b)There are no pending or, to the knowledge of any Specified Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred or is reasonably expected to occur and (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.11    Subsidiaries; Equity Interests. (a) As of the Closing Date, the Equity Interests of each Restricted Subsidiary that are owned directly or indirectly by the Borrower (and of the Borrower that are owned by Holdings) are owned free and clear of all Liens except for any Lien permitted under Section 7.01 and (b) as of the Closing Date, Schedule 5.11 sets forth the name and jurisdiction of organization of each Subsidiary (other than Immaterial Subsidiaries) and (i) sets forth the ownership interest of the Borrower and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.
Section 5.12    Margin Regulations; Investment Company Act. (a) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB. Neither the Borrower nor any of its Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.
(b)None of Holdings, the Borrower, any Person Controlling any of the foregoing, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13    Disclosure. As of the Closing Date (a) all written information (other than financial estimates, projected or financial information, other forward-looking information and information of a general economic or industry-specific nature) included in the Confidential Information Memorandum provided in connection with syndication of the Facilities or otherwise furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by BKFS, Holdings, the Borrower and any of its Subsidiaries) did not, when furnished contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading (after giving effect to all supplements and updates thereto from time to time) and (b) with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable in light of conditions existing at the time of preparation; it being understood that (A) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (B) such projections are subject to significant contingencies and no assurance can be given that the projections will be realized. For the avoidance of doubt, no representation is made with respect to information of a general economic or general industry nature.

Section 5.14    Solvency. On the Closing Date, after giving effect to the Transactions, Holdings, the Borrower and the Restricted Subsidiaries are, on a consolidated basis, Solvent.

Section 5.15    Perfection, Etc. All filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Collateral Documents have been duly made or taken or otherwise provided for and are in full force and effect, and the Collateral

Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

ARTICLE 6
AFFIRMATIVE COVENANTS

From the Closing Date to the date all Commitments hereunder have expired or terminated, all Loans or other Obligations hereunder which are accrued and payable have been paid and satisfied, any Letter of Credit shall have been terminated or otherwise have been provided for in full in a manner reasonably satisfactory to the L/C Issuer (such date, the “Termination Date”), Holdings (solely with respect to the covenants applicable to it set forth in Sections 6.05, 6.08, 6.12 and 6.13) and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.14) cause each Restricted Subsidiary to:
Section 6.01Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower beginning with the fiscal year ending on December 31, 2015, a consolidated balance sheet of Holdings, the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such qualification pertaining to impending debt maturities of any Indebtedness occurring within 12 months of such audit or any breach or anticipated breach of any financial covenant); provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;
(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower beginning with the fiscal quarter ending on June 30, 2015, a consolidated balance sheet of Holdings, the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings, the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)as soon as available, but in any event no later than 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2015, forecasts prepared by management of the Borrower, a consolidated balance sheet, statements of operations and cash flow statements of Holdings, the Borrower and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation, it being understood that actual results may vary from such forecasts and that such variations may be material; and

(d)if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of a Compliance Certificate referred to in Section 6.02(a) below, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) through (b) of this Section 6.01 may be satisfied by furnishing (A) the applicable financial statements or other information required by such paragraphs of Parent (or any other direct or indirect parent company of the Borrower) and/or (B) Parent’s (or any other direct or indirect parent company of the Borrower), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or otherwise made available to the Administrative Agent for delivery to the Lenders, in each case, within the time periods specified in such paragraphs; provided that with respect to each of clauses (A) and (B) hereof, (i) to the extent such financial statements relate to Parent (or any other direct or indirect parent company of the Borrower), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent (or such other parent company), on the one hand, and the information relating to Holdings, the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of statements required to be provided under Section 6.01(a), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by a report of an independent certified public accounting firm of nationally recognized standing, which report shall satisfy the requirements set forth in Section 6.01(a) as if references in such Section 6.01(a) to Holdings and the Borrower therein were references to Parent (or such other direct or indirect parent company of the Borrower).
Section 6.02Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent generally to the stockholders of Parent, and copies of all annual, regular, periodic and special reports which Parent files, copies of any report or filing with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly after the receipt thereof by a Specified Responsible Officer of the Borrower and to the extent permitted by applicable Law, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which would reasonably be expected to have a Material Adverse Effect (in each case, excluding any privileged information);
(d)promptly after any request therefor, such additional information regarding the business or financial condition of any Restricted Company, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak, IntraLinks or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Administrative Agent of any such posting by the Borrower of any such documents which notice may be included in the certificate delivered pursuant to Section 6.02(a). The Borrower hereby acknowledges that (A)

the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “Public-Side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, their Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that (x) upon the reasonable request of the Administrative Agent, it will clearly identify all Borrower Materials that are to be made available to Public Lenders by clearly and conspicuously marking such Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (y) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as containing either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower, their Subsidiaries or their respective securities for purposes of United States Federal securities laws; (z) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”. Each of the Administrative Agent and each Lender agrees that it shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 6.03Notices. Promptly notify the Administrative Agent after a Specified Responsible Officer obtains knowledge of:
(a)the occurrence of any Default; and
(b)any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary, or (iv) the occurrence of any ERISA Event.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or 6.03(b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.
Section 6.04[Reserved]
Section 6.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05 (and, in the case of any Restricted Subsidiary, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 6.06Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.
Section 6.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries as are customarily carried under similar circumstances by such other Persons except, in the case of Foreign Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected to result in a Material Adverse Effect. With respect to any Material Real Property that is subject to a Mortgage (collectively, the “Mortgaged Properties”) and located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards, obtain flood insurance in such total amount as to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act.
Section 6.08Compliance with Laws. Comply with the requirements of all Laws (including, without limitation, Environmental Laws) and, in each case, all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.
Section 6.09Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be.
Section 6.010Inspection Rights. With respect to any Loan Party, permit representatives or agents of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders (or any Lender solely at such Lender’s expense if accompanying the Administrative Agent) may exercise rights under this Section 6.10 and the Administrative Agent (or any Lender solely at such Lender’s expense if accompanying the Administrative Agent) shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default and such inspections shall be conducted at the sole expense of the Administrative Agent without charge to the Borrower; provided further that when an Event of Default exists the Administrative Agent (or any of its representatives or agents, or any Lender if accompanying the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.
Section 6.011Use of Proceeds. Use the proceeds of the Credit Extensions (i) to effectuate the Transactions, including, without limitation, to pay fees and expenses incurred in connection with the Transactions and (ii) to provide ongoing working capital and for other general corporate purposes of Holdings, the Borrower and the Restricted Subsidiaries and for any other purpose not prohibited by this Agreement.
Section 6.012Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Federal and other taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a Lien upon any of its material properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is (a) being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or (b) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.
Section 6.013Covenant to Guarantee Guaranteed Obligations and Give Security. (a) Cause all Restricted Domestic Subsidiaries other than Excluded Subsidiaries to guarantee the Guaranteed Obligations (each a “Subsidiary Guarantor”). Notwithstanding the foregoing, any Restricted

Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Subsidiary Guarantor.
(b)At the end of each fiscal quarter of the Borrower, the Borrower shall determine whether any Restricted Companies that are not currently Subsidiary Guarantors shall be required, pursuant to the provisions of Section 6.13(a) to become Subsidiary Guarantors and whether any Loan Party owns any Material Real Property not currently subject to a Mortgage, and, within 60 days after the end of such fiscal quarter (or such longer period as the Administrative Agent may agree in its reasonable discretion), will at the Borrower’s expense:
i.cause any new Subsidiary Guarantors (each, an “Additional Guarantor”) to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of the Guaranty Supplement or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, it being understood and agreed that each Subsidiary that is required to be a Subsidiary Guarantor on the Closing Date shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Closing Date; provided that in connection with any acquisition of any Restricted Company, if any acquired Subsidiary shall be required, pursuant to the provisions of Section 6.13 (a) to become a Subsidiary Guarantor, the Borrower shall, in each case at the Borrower’s expense and within sixty days of being so required (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement;
ii.cause such Additional Guarantor to duly execute and deliver to the Administrative Agent Mortgages (subject to the time periods and other requirements of Section 6.13(c)), Security Agreement Supplements (including Perfection Certificates), Intellectual Property Security Agreement and other security documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and other security documents in effect on the Closing Date), granting a Lien in substantially all of the assets that would constitute Collateral (in each case, other than any Excluded Asset) directly held by such Restricted Subsidiary, in each case securing the Secured Obligations of such Additional Guarantor;
iii.cause such Additional Guarantor to deliver, to the extent required to be pledged hereunder or under the Collateral Documents, any and all certificates representing Equity Interests owned by such Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
iv.to the extent required by the Collateral Documents and subject to clause (d) below, take and cause such Additional Guarantor to take whatever action (including the filing of Uniform Commercial Code financing statements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, Mortgages and other security documents delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms; and
(c)With respect to any Material Real Property owned by any Subsidiary Guarantor (including any Additional Guarantor) or the Borrower, Holdings and the Guarantors, within 90 days after the Closing Date (or the joinder of such Additional Guarantor) or within 90 days after the acquisition of any other Material Real Property by a Loan Party (or in each case such longer period as the Administrative Agent may agree in its reasonable discretion), the applicable Loan Party shall grant to the Administrative Agent a security interest in and deliver a mortgage, deed of trust or deed to secure debt in a form reasonably satisfactory to the Administrative Agent (a “Mortgage”) as additional security for the Obligations. Any such Mortgage in a mortgage tax state shall be capped at the fair market value of the applicable property. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to perfect the Liens in favor of the Administrative Agent. All taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require, including to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after acquired real property (including, to the extent so required, a Title Policy, a Survey, a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent), and to the extent existing and available, environmental assessment reports and (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, (ii) in the event that such after acquired real property is located in a special flood hazard area, a notice executed by such Loan Party about such special flood hazard area status in respect of such Mortgage and (iii) if the Loan Party notice described in the immediately preceding clause (ii) is required to be given and, to the extent flood insurance is required by any applicable Flood Insurance Laws, evidence, in form and substance reasonably satisfactory to the Administrative Agent, of a flood insurance policy in compliance in all material respects with the Flood Insurance Laws (including without limitation, in an amount required under the Flood Insurance Laws)). No later than 45 days prior to the date on which a Mortgage is to be executed by the Administrative Agent, the Administrative Agent shall use commercially reasonable efforts to provide any Designated Lenders notice of entry into such Mortgage (which notice may be delivered electronically and which notice shall be delivered promptly (and, in any event, within five Business Days) after the Administrative Agent has received notice from the Borrower of the intention to enter into such Mortgage (the date of delivery of such notice to the Designated Lenders, the “Mortgage Notification Date”)), together with copies of the deliverables specified in clauses (i), (ii) and (iii) above. Notwithstanding anything to the contrary contained herein, if due to the Administrative Agent’s failure to deliver the notice to the Designated Lenders set forth in this clause (c), a Mortgage cannot be executed within the time period set forth in clause (b) above, then (i) the Administrative Agent agrees that the extension of the deadline to execute such Mortgage to the date that is 45 days after the Mortgage Notification Date is reasonable and the Administrative Agent consents to such extension and (ii) no Default or Event of Default shall be deemed to have occurred due to the failure of the applicable Loan Party to execute such Mortgage within such original time period.
(d)Notwithstanding the foregoing, (i) the Loan Parties shall not be required to grant a security interest in any assets to the extent the grant or perfection of a security interest in such asset would be prohibited by applicable Law, (ii) no action outside of the United States shall be required in order to create or perfect any security interest in any asset located outside of the United States, and no foreign law security or pledge agreements or foreign intellectual property filing, search or schedule shall be required, and (iii) the following Collateral shall not be required to be perfected (other than to the extent perfected by the filing of a UCC financing statement): (A) assets requiring perfection through control agreements or other control arrangements, including in respect of any deposit, securities or commodities accounts (other than control of pledged capital stock and material intercompany notes, in each case to the extent otherwise constituting Collateral), (B) the equity interests of Immaterial Subsidiaries and (C) the equity interests of Unrestricted Subsidiaries.
Section 6.014Further Assurances. (a) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
(a)Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(a), sign and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all After-Acquired Intellectual Property (as defined in the Security Agreement) owned by it as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it; provided that an Intellectual Property Security Agreement shall not be required to be delivered with respect to After-Acquired Intellectual Property except as provided in the Security Agreement.

In each case, the Borrower will, and will cause each of the Subsidiary Guarantors to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.
Section 6.015Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) other than in the case of the designation of a joint venture in existence on the Closing Date that thereafter becomes a Subsidiary (an “Excluded Unrestricted Subsidiary”), immediately before and after such designation, no Default shall have occurred and be continuing, (b) other than in the case of the designation of an Excluded Unrestricted Subsidiary, immediately after giving effect to such designation, Holdings, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10, (c) the Borrower shall not be designated as an Unrestricted Subsidiary, and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Permitted Subordinated Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05.
Section 6.016Post-Closing Covenants. The Borrower agrees to deliver, or cause to be delivered to the Administrative Agent, the items described on Schedule 6.16 on the dates and by the times specified with respect to such items, or such later time as may be agreed to by the Administrative Agent in its reasonable discretion.
ARTICLE 7
NEGATIVE COVENANTS

From the Closing Date until the Termination Date, Holdings (with respect to Section 7.12 only) shall not, and the Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, directly or indirectly:
Section 7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;
(c)Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 60 days, or, if more than 60 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(e)(i) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies;
(f)deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)[reserved];
(j)(i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower or any of its material Restricted Subsidiaries or (B) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause (e) of the definition thereof), (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof and (iii) any interest or title of a lessor, sublessor, or licensor under any lease or lease agreement to which the Borrower or any of its material Restricted Subsidiaries is a party, and interests of any other party granted by such licensor or lessor in such licensor’s or lessor’s fee or other interest;
(k)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(m)Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(h) and (l) to be applied against the purchase price for such Investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (ii) on cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(n)Liens on property of any Foreign Subsidiary (including Equity Interests held by such Foreign Subsidiary) securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(g);
(o)Liens in favor of the Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) or other obligations other than Indebtedness owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary;
(p)Liens securing Indebtedness permitted under Section 7.03(w)(i); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) any such Lien shall not encumber any other property of the Borrower or any of the Restricted Subsidiaries other than the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon;

(q)Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business not prohibited by this Agreement;
(s)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;
(t)[Reserved];
(u)[Reserved];
(v)[Reserved];
(w)any pledge of the Equity Interests of an Unrestricted Subsidiary or Foreign Subsidiary (other than any Foreign Subsidiary whose Equity Interests constitute Collateral) to secure Indebtedness of such Unrestricted Subsidiary or Foreign Subsidiary, as applicable, to the extent such pledge constitutes an Investment permitted under this Agreement;
(x)other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y)15% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(y)Liens securing (i) Indebtedness permitted under Section 7.03(z), Section 7.03(aa) and Section 7.03(h)(x); provided that to the extent such Indebtedness is incurred by a Loan Party, such Liens shall only be permitted to be on the Collateral and (ii) Indebtedness permitted under Section 7.03(h)(y); provided that in the case of this clause (ii), such Lien was not incurred in contemplation of the applicable acquisition;
(z)Liens on the Collateral securing any Credit Agreement Refinancing Indebtedness;
(aa)Liens on the Collateral securing Secured Hedging Obligations and Cash Management Obligations; and
(ab)Liens on cash or Cash Equivalents deposited with the applicable representative of the holder of the applicable Indebtedness pending application of such cash or Cash Equivalents to the defeasance, discharge or redemption of such Indebtedness.

Section 7.02Investments. Make or hold any Investments, except:
(a)Investments by the Borrower or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made, and the holding of cash at any time by the Borrower or any Restricted Subsidiary;
(b)loans or advances to directors, officers, members of management, employees and consultants of a Restricted Company in an aggregate amount not to exceed the greater of (x) $7,500,000 and (y) 2% of Consolidated EBITDA as of the last day of the most recently ended Test Period, at any time outstanding, for business related travel, entertainment, relocation and analogous ordinary business purposes or in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;
(c)Investments (i) by any Loan Party in any other Loan Party, (ii) [reserved], (iii) by any Restricted Subsidiary that is not a Loan Party in any Restricted Company and (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount for all such Investments under this clause (iv) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (A) the greater of (x) $20,000,000 and (y) 5% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus (B) the amount (if positive) by which the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period exceeds the aggregate amount of all Investments in Unrestricted Subsidiaries made or deemed to be made pursuant to Section 7.02(n), plus (C) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Loan Parties;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;
(f)Investments existing or contemplated on the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;
(g)promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
(h)the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a “Permitted Acquisition”):
i.each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 6.13;
ii.any Indebtedness incurred in connection with such acquisition by the Borrower or any Restricted Subsidiary shall be permitted by Section 7.03;
iii.(A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01 or 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such purchase or other acquisition) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;
iv.the total consideration paid by the Borrower or any Restricted Subsidiary for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by the Borrower or a Guarantor or not contributed to the Borrower or a Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the greater of (x) $150,000,000 and (y) 40% of Consolidated EBITDA as of the last day of the most recently ended Test Period; and
v.such purchase or other acquisition was approved by the board of directors (or other applicable governing body) of the Person being acquired;
(i)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(j)Investments in the Borrower or any of its Subsidiaries in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(k)advances of payroll payments to employees in the ordinary course of business;
(l)Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) entered into in the ordinary course of business;

(m)Investments in the ordinary course consisting of endorsements for collection or deposit;
(n)Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries after the Closing Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary at the time of its designation as such pursuant to Section 6.15 shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Borrower or any Restricted Subsidiary, only an amount proportional to the Borrower or such Restricted Subsidiary’s ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries that, after the Closing Date, are redesignated by the Borrower to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all Unrestricted Subsidiaries, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time (net of any Investment made pursuant to Section 7.02(c)(iv)(B)), plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary after the Closing Date;
(o)Investments consisting of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
(p)Investments in a joint venture consisting of a contribution of the Equity Interests or assets of Property Insight, LLC;
(q)other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Borrower or any Restricted Subsidiary) not to exceed at any time the sum of (i) the greater of (x) $200,000,000 or (y) 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary;
(r)Investments in reliance on the Available Amount;
(s)the Borrower may make additional Investments in an aggregate amount (when aggregated with any Restricted Payments made under Section 7.06(j) and Restricted Prepayments made under Section 7.11(d)) not to exceed $100,000,000 during the term of this Agreement; provided that at the time of any such payment, no Event of Default shall have occurred and be continuing or would result therefrom;
(t)other Investments; provided that after giving Pro Forma Effect to such Investment, (x) the Leverage Ratio shall not exceed 4.00:1.00 and (y) no Event of Default has occurred or shall be continuing after giving effect thereto;
(u)any Investment by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such non-Loan Party to consummate a Permitted Acquisition, which amount is actually applied by such Non-Loan Party to consummate such Permitted Acquisition;
(v)(i) Investments of any Restricted Subsidiary acquired after the Closing Date (other than as a result of a redesignation of any Unrestricted Subsidiary), or of any Person (other than an Unrestricted Subsidiary) acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 7.02 to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.02(v) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment; and
(w)Investments in any Subsidiary in connection with reorganizations and activities related to tax planning; provided that after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired and after giving effect to such Investment, the Borrower and its Subsidiaries shall otherwise be in compliance with Section 6.13, and any Investment in the form of cash or Cash Equivalents made by a Loan Party in a non-Loan Party in connection therewith shall be incurred under another provision of this Section 7.02; and

(x)any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary.

Section 7.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Permitted Subordinated Indebtedness;
(b)Indebtedness of the Loan Parties under the Loan Documents;
(c)Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;
(d)Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or another Restricted Subsidiary otherwise permitted hereunder (excluding Indebtedness permitted by Section 7.03(y)); provided that (x) no Guarantee by any Restricted Subsidiary of any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guarantee in accordance with Section 6.13 and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(e)Indebtedness of the Borrower or any Restricted Subsidiary that constitutes an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party, it being understood that such Loan Party may make payments thereon unless an Event of Default has occurred and is continuing;
(f)[Reserved];
(g)Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(h)Indebtedness of (x) the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition or other permitted Investment or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Subsidiary in a Permitted Acquisition or other permitted Investment in accordance with the terms of this Agreement or that is assumed by the Borrower or any Subsidiary in connection with such Permitted Acquisition or other permitted Investment; provided that such Indebtedness under this clause (y) is not incurred in contemplation of such Permitted Acquisition or other permitted Investment; provided further that:
i.in the case of any Indebtedness incurred in reliance on clause (y) of this Section 7.03(h), the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10; and
ii.in the case of any Indebtedness incurred in reliance on clause (x) of this Section 7.03(h) (which must either be unsecured or secured by the Collateral on a pari passu or junior basis), (1) after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Obligations, (A) the First Lien Leverage Ratio does not exceed 3.50:1.00 and (B) is subject, in the case of loans that are also pari passu with the Term B Loans in right of payment, to the MFN Provision, (y) in the case of Indebtedness secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the Obligations, the Senior Secured Leverage Ratio does not exceed 4.0:1.00 and (z) in the case of Indebtedness that is unsecured, the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10, (2) such Indebtedness shall not mature or (in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations) require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation, in each case, prior to the Latest Maturity Date as of such date, and shall have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities, (3) that if such Indebtedness is secured by the Collateral or guaranteed on a secured basis by a Loan Party, be subject to an Acceptable Intercreditor Agreement,

(4) such Indebtedness have terms and conditions that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the covenants and events of default of the Loan Documents (when taken as a whole), (5) no Event of Default exists or shall result therefrom; and (6) any such Indebtedness of any Subsidiaries that are non-Loan Parties under this clause (h) shall not exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA;
(i)Indebtedness incurred by the Borrower or any Restricted Subsidiary representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business;
(j)Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;
(k)Indebtedness incurred by the Borrower or any Restricted Subsidiary in a Permitted Acquisition or Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
(l)Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;
(m)Indebtedness in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(n) Indebtedness in connection with Cash Management Obligations;
(o)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;
(p)[Reserved];
(q)obligations in respect of bid, performance, stay, customs, appeal and surety bonds and performance and completion guarantees provided by the Borrower or any Restricted Subsidiary, in each case in the ordinary course of business or consistent with past practice;
(r)Guarantees by the Borrower of Indebtedness permitted under this Section 7.03;
(s)Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
(t)Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
(u)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(v)[Reserved];
(w)(i) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings), in each case of the Borrower or a Restricted Subsidiary to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(p) and any Permitted Refinancing thereof, provided that the aggregate principal amount of all such Indebtedness under this clause (w) shall not exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period or (ii) Indebtedness secured by Liens permitted under Section 7.01(e)(ii), 7.01(f), or 7.01(r);
(x)other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(y)[reserved];
(z)other senior Indebtedness (which must either be unsecured or secured by the Collateral on a pari passu or junior basis) so long as (i) after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, (A) the First Lien Leverage Ratio does not exceed 3.50:1.00 and (B) is subject, in the case of loans that are pari passu in right of payment with the Term B Loans, to the MFN Provision, (y) in the case of Indebtedness secured by a Lien that ranks junior to the Liens on the Collateral securing the Obligations, the Senior Secured Leverage Ratio does not exceed 4.00:1.00 and (z) in the case of Indebtedness that is unsecured, the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10, (ii) such Indebtedness shall not mature or (in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations) require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation, in each case, prior to the Latest Maturity Date as of such date, and shall have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities, (iii) any such Indebtedness of any Subsidiaries that are non-Loan Parties under this clause (z) shall not exceed the greater of (1) $50,000,000 and (2) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period, (iv) no Event of Default exists or shall result therefrom, (v) if secured by the Collateral or guaranteed on a secured basis by a Loan Party, be subject to an Acceptable Intercreditor Agreement, (vi) have terms and conditions that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the covenants and events of default of the Loan Documents (when taken as a whole) and (vii) if subordinated, must be subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to the Administrative Agent;
(aa)secured notes or loans issued in lieu of Commitment Increases (such notes or loans, “Incremental Equivalent Debt”); provided that such Indebtedness (i) is secured only by the Collateral and on a pari passu or junior basis with the Lien securing the Obligations and (ii) is subject to an Acceptable Intercreditor Agreement; provided, further, that such Incremental Equivalent Debt otherwise satisfies the requirements set forth in Section 2.16(a), (e)(i)(B), (e)(ii), (j), (h) and clause (B) of the proviso in Section 2.16(b), and solely to the extent such Incremental Equivalent Debt is in the form of loans that are pari passu in right of payment and security with the Term B Loans, the MFN Provision set forth in Section 2.16(g);
(bb) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above; and
(cc) Credit Agreement Refinancing Indebtedness.

Section 7.04Fundamental Changes; Lines of Business.
(a)Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing: (i) (A) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving entity or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, which shall not be an operating company, and shall not hold any Equity Interests directly or indirectly in any operating company, the “Successor Borrower”), (w) the Successor Borrower shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (x) the Successor Borrower shall be an entity organized or existing under the law of any state of the United States or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger or consolidation, shall have executed and delivered a customary reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, (ii) any Restricted Subsidiary may merge into any Person in order to consummate an Investment or asset Disposition permitted by Section 7.02 or Section 7.05, respectively; provided that when any Restricted Subsidiary that is a Loan Party is merging with a Person that is not a Loan Party, such other Person shall deliver all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (iii) any Restricted Subsidiary may merge into the Borrower or any other Restricted Subsidiary; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person and (iv) any Restricted Subsidiary may liquidate or dissolve (other than in connection with a merger or a consolidation which shall be governed by the other clauses of this Section 7.04(a)) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower.
(b)Engage to any material extent in any business other than any of the businesses in which the Borrower and the Restricted Subsidiaries are engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof.

Section 7.05Dispositions. Make any Disposition of any of its property (other than any Disposition having a fair market value not in excess of $5,000,000 in a single transaction or series of related transactions (and in the aggregate with all other such Dispositions, not to exceed $20,000,000)), except:
(a)Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any Restricted Subsidiary;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (x) the transferee thereof must be a Loan Party or (y) to the extent such transaction constitutes an Investment in a Restricted Subsidiary that is not a Loan Party, such transaction is permitted by Section 7.02(c);
(e)Dispositions permitted by Sections 7.02, 7.04 (so long as, in the case of a non-wholly owned Restricted Subsidiary, any Disposition pursuant to a liquidation permitted pursuant to Section 7.04 shall be made or paid to the Borrower or any of the Restricted Subsidiaries is at least pro rata to the percentage of such class of Equity Interests in such non-wholly-owned Restricted Subsidiary owned by the Borrower and its other Restricted Subsidiaries) and 7.06 and Liens permitted by Section 7.01;
(f)Dispositions by the Borrower or any Restricted Subsidiary of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period from and after the Closing Date and (ii) the consideration for such property shall be paid to such Restricted Company for not less than 75% cash or Cash Equivalents (provided that any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (f) or clause (s) below that is at that time outstanding, not in excess of $25,000,000 as of the last day of the most recently ended Test Period shall be deemed to be cash);
(g)Dispositions of cash and Cash Equivalents;
(h)Dispositions of accounts receivable in connection with the collection or compromise thereof;
(i)leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
(j)transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
(k)Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any Restricted Subsidiary;
(l)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements (i) in substantially the form as such arrangements are in effect on the Closing Date or (ii) to the extent that the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b);

(m)Dispositions of property to an Unrestricted Subsidiary; provided that to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02(n).
(n)Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;
(o)Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;
(p)voluntary terminations of Swap Contracts;
(q)Dispositions of Unrestricted Subsidiaries;
(r)the Disposition of all or any portion of RealEC;
(s)Dispositions of property by the Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) with respect to any Disposition under this Section 7.05(s) for a purchase price in excess of $25,000,000, as reasonably determined by the Borrower at the time of such Disposition, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided that any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (s) or clause (f) above that is at that time outstanding, not in excess of $25,000,000 as of the last day of the most recently ended Test Period shall be deemed to be cash) and (iii) the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b);
(t)other Dispositions in an amount not to exceed the greater of (x) $15,000,000 and (y) 4% of Consolidated EBITDA as of the last day of the most recently ended Test Period; and
(u)(i) Dispositions in connection with the exercise by FNF, on behalf of itself or its Affiliates, of its right to repurchase from Holdings all of the limited liability company interests of Property Insight, LLC in the event of a Qualifying Vesting Sale (as defined in the Holdings LLC Agreement), for a purchase price equal to the fair market value of Property Insight, LLC, subject to the terms and conditions set forth in the Holdings LLC Agreement or (ii) other Disposition (whether by contribution, sale or otherwise) of the Equity Interests or assets of Property Insight, LLC.

Section 7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Restricted Subsidiary may make Restricted Payments with respect to any class of its Equity Interests; provided, in the case of non-wholly-owned Restricted Subsidiaries, the share of the foregoing made or paid to the Borrower or any of the Restricted Subsidiaries is at least pro rata to the percentage of such class of Equity Interests in such non-wholly-owned Restricted Subsidiary owned by the Borrower and its other Restricted Subsidiaries;
(b)the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(c)the Borrower may make additional Restricted Payments so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) immediately after giving effect to such Restricted Payment, the Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50:1.00;
(d)to the extent constituting Restricted Payments permitted by other clauses of this Section 7.06, Holdings, the Borrower and the Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, Section 7.05 (other than Section 7.05(e)) or Section 7.08 (other than Section 7.08(k);
(e)repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)the Borrower may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, the Borrower and the Restricted Subsidiaries;

(g)the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided that with respect to any such Restricted Payment made in reliance on the Growth Amount (i) the Borrower would be in Pro Forma Compliance with the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in a subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such Restricted Payments) and (ii) at such time no Event of Default shall have occurred and be continuing or would result therefrom;
(h)the Borrower may repurchase (or make a Restricted Payment to permit any direct or indirect parent of the Borrower to repurchase) its (or such parent’s) common stock from directors, officers, members of management and employees in an aggregate purchase amount of up to $5,000,000 in any calendar year (with the unused amount in any fiscal year under this clause (h) permitted to increase the amount permitted under this clause (h) for up to the immediately succeeding two fiscal years);
(i)so long as no Event of Default shall have occurred and be continuing (or would result therefrom), the Borrower may make Restricted Payments in an aggregate amount of up to $25,000,000 in any fiscal year of the Borrower; provided that the Borrower would be in Pro Forma Compliance with the covenant set forth in Section 7.10(a), in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such Restricted Payments);
(j)the Borrower may make additional Restricted Payments in an aggregate amount (when aggregated with any Investments made pursuant to Section 7.02(s) and any Restricted Prepayments made pursuant to Section 7.11(d)) not to exceed $100,000,000 during the term of this Agreement; provided that no Event of Default shall have occurred and be continuing or would result therefrom;
(k)the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower, including Parent:
i.to pay its operating costs and expenses and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), including any indemnification claims made by directors or officers of such parent, in each case attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries;
ii.to pay its franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; and/or
iii.which shall be used to pay customary salary, bonus, severance and other benefits payable to officers and employees of Holdings or any other direct or indirect parent company of the Borrower, including Parent.
(l)the Borrower and any of the Restricted Subsidiaries may make Restricted Payments in cash to Holdings from the proceeds of Indebtedness incurred on the Closing Date to the extent necessary to facilitate any payments made on the Closing Date or substantially contemporaneously therewith in connection with the Transactions;
(m)the Borrower may make Restricted Payments in cash to Holdings the proceeds of which shall be used to make (or to enable any direct or indirect parent company to make) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent (or any other direct or indirect parent company of the Borrower), Holdings or any of its Subsidiaries;
(n)the Borrower may make Restricted Payments to Holdings (or any direct or indirect parent company of the Borrower) to finance any Investment permitted to be made pursuant to Section 7.02 as if such Investment were made by the Borrower or any Restricted Subsidiary; provided that (i) such Restricted Payments shall be made substantially concurrently with the closing of such Investment and (ii) Holdings (or such parent company) shall, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed as equity to the Borrower or a Restricted Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted hereunder) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Investment; and
(o)the Borrower may make (or may make Restricted Payments to any direct or indirect parent company of the Borrower to enable it to make) Restricted Payments with respect to any Equity Interests in an amount up to 6.00% of the net cash proceeds received by or contributed to the Borrower from the IPO;
(p)the Borrower may make distributions to Holdings (to allow Holdings to make tax distributions to its beneficial owners (including Parent)) in amounts equal to each beneficial owner of Holdings’ share of the taxable income of Holdings multiplied by an assumed tax rate equal to the highest combined marginal Federal, state and local income tax rate applicable to a U.S. corporation (taking into account the character of any portion of such income as ordinary income or capital gain); and
(q)the Borrower may repurchase (or make a Restricted Payment to permit any direct or indirect parent of the Borrower to repurchase) its (or the such parent’s) common stock in an aggregate purchase amount of up to $100,000,000; provided that amounts under this clause (q) shall only be available on or prior to the date that is six months from the effective date of the Permitted Spin-Off Transaction.

Section 7.07[Reserved].

Section 7.08Transactions with Affiliates. Enter into any transaction (other than any transaction having a fair market value not in excess of $5,000,000 in a single transaction or series of related transactions (and in the aggregate with all other such transactions, not to exceed $20,000,000)) of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among the Borrower or the Restricted Subsidiaries, (b) on fair and reasonable terms at least as favorable to the Borrower or the Restricted Subsidiary as would be obtainable by such Restricted Company at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transactions and the LPS Notes Equity Redemption, (d) loans and other transactions between or among Holdings, the Borrower and/or one or more Restricted Subsidiaries to the extent permitted or not prohibited under this Article 7, (e) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (f) employment and severance arrangements between any Restricted Company and their officers and employees in the ordinary course of business, (g) payments by the Borrower or any Restricted Subsidiary pursuant to the tax sharing agreements among Holdings, the Borrower and its Subsidiaries on customary terms, (h) the payment of customary fees and indemnities to directors, officers and employees of Holdings, the Borrower and its Subsidiaries in the ordinary course of business, (i) transactions pursuant to agreements in effect on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (j) Restricted Payments permitted under Section 7.06 (other than Section 7.08(d)), and (k) transactions engaged in by the Borrower or any Restricted Subsidiary with Unrestricted Subsidiaries in good faith to effect (i) the operations, governance, administration and corporate overhead of Holdings, the Borrower and its Subsidiaries and (ii) the tax management of Holdings, the Borrower and its Subsidiaries. For the purposes of this Section 7.08, each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company.

Section 7.09Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent on any Collateral that is required by the terms of any Loan Document to secure the Obligations; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) arise in connection with any Disposition permitted by Section 7.05, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (v) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03, (vi) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (ix) are on cash, other deposits or net worth or similar restrictions imposed by Persons under contracts entered into in the ordinary course of business, (x) are contained in any employment, compensation or separation agreement or arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, (xi) arising in any Hedge Agreement and/or any agreement relating to any Cash Management Obligation or obligations of the type referred to in Section 7.02(j) or (xii) are set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto.

Section 7.010Financial Covenants. (a) Maximum Leverage Ratio. Except with the written consent of the Required Pro Rata Lenders, permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 5.00:1.00.
(b)Minimum Interest Coverage Ratio. Except with the written consent of the Required Pro Rata Lenders, permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50:1.00.

Section 7.011Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Junior Indebtedness or make any payment in violation of any subordination terms of any Permitted Subordinated Indebtedness (collectively, “Restricted Prepayments”), except:
(a)the refinancing thereof with the net cash proceeds of (i) in the case of Permitted Subordinated Indebtedness, any issuance of Qualified Equity Interests or other Permitted Subordinated Indebtedness, (ii) in the case of any other Junior Indebtedness (other than the LPS Notes), any issuance of Qualified Equity Interests, or other Junior Indebtedness incurred under Section 2.16 or permitted under Section 7.03(z) or Section 7.03(aa) and (iii) in the case of the LPS Notes, any issuance of Qualified Equity Interests or other Indebtedness incurred under Section 2.16, Section 7.03(z) or Section 7.03(aa);
(b)the conversion of any Junior Indebtedness to Qualified Equity Interests;
(c)Restricted Prepayments in reliance on the Available Amount; provided that with respect to Restricted Prepayments made in reliance on the Growth Amount (i) the Borrower would be in Pro Forma Compliance with the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in a subsequent delivery of financial information by the

Borrower to the Administrative Agent prior to such Restricted Prepayments) and (ii) at such time no Event of Default shall have occurred and be continuing or would result therefrom;
(d)the Borrower may make additional Restricted Prepayments in an aggregate amount (when aggregated with any Investments made pursuant to Section 7.02(s) and any Restricted Payment made under Section 7.06(j)) not to exceed $100,000,000 during the term of this Agreement; provided no Event of Default shall have occurred and be continuing or would result therefrom;
(e)additional Restricted Prepayments so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Prepayment, the Leverage Ratio is less than or equal to 3.75:1.00;
(f)Restricted Prepayments in connection with the LPS Notes Equity Redemption;
(g)Restricted Prepayments as part of an applicable high yield discount obligation catch-up payments; and
(h)Restricted Prepayments with respect to intercompany Indebtedness between the Borrower and its Subsidiaries permitted under Section 7.03, subject to the subordination provisions applicable thereto.

Section 7.012Permitted Activities of Holdings. With respect to Holdings, (i) prior to the consummation of a Permitted Spin-Off Transaction, amend the Holdings LLC Agreement in a way materially adverse to Lenders or (ii) engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and the Permitted Holdings Subsidiaries and activities incidental thereto, including payment of dividends and other amounts in respect of their respective Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and any other Indebtedness permitted under Section 7.03 to be incurred by the Borrower and the Restricted Subsidiaries, (iv) any issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of Indebtedness, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower or any Restricted Subsidiary; (vi) participating in tax, accounting and other administrative matters, (vii) holding any cash or property (but not operating any property), (viii) providing indemnification to officers and directors of any Restricted Company, (ix) the making of Restricted Payments to Parent (or any other direct or indirect parent company of the Borrower) with any amounts received from the Borrower or the Restricted Subsidiaries not in violation of this Agreement and (x) any activities incidental to the foregoing. Holdings shall not own any Equity Interests other than those of the Borrower and the Permitted Holdings Subsidiaries and all such Equity Interests shall be pledged by Holdings as Collateral. Neither of the Permitted Holdings Subsidiaries shall (i) engage in any material active trade or business, (ii) hold any Equity Interests in any other Person or (iii) incur any Indebtedness. In addition, Holdings may consolidate or amalgamate with, or merge with or into, (or, in the case of clause (B), convey, lease, transfer, sell or otherwise dispose of all or substantially all of its assets to) any other Person (other than the Borrower and any of the Subsidiaries) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, and so long as (A) Holdings is the continuing or surviving Person or (B) if the Person formed by or surviving any such consolidation, amalgamation or merger (or the Person to whom Holdings conveyed, leased, transferred, sold or otherwise disposed of all or substantially all of its assets to) is not Holdings (x) the successor Person (such successor Person, which shall not be an operating company, and shall not hold any Equity Interest directly or indirectly in any operating company, “Successor Holdings”) (i) shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (ii) shall be an entity organized or existing under the law of any state of the United States or the District of Columbia and (iii) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent, (y) the

Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (B) and (z) 100% of the Equity Interests of the Borrower remains pledged as security for the Secured Obligations by Successor Holdings; provided that (1) if the conditions set forth in this sentence are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and (2) it is understood and agreed that Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of its Guaranty or the Collateral and subject to compliance with any applicable requirements in any Collateral Documents.

Section 7.013No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that in the event that the Administrative Agent shall so consent to such change, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.01.Events of Default. Any of the following shall constitute an “Event of Default”:
a.Non-Payment. Any Restricted Company fails to pay (i) when due, any amount of principal of any Loan, (ii) when and as required to be paid herein, any amount required to be prepaid and/or cash collateralized pursuant to Section 2.06(b)(vii) or (iii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
b.Specific Covenants. Any Restricted Company fails to perform or observe any term, covenant or agreement contained in any (i) of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article 7 (other than Section 7.10), or (ii) Section 7.10; provided that an Event of Default under Section 7.10 shall not constitute an Event of Default for purposes of any Term B Loans unless and until the Revolving Credit Lenders and the Term A Lenders have actually terminated the Revolving Credit Commitments and/or declared all outstanding Term A Loans and obligations under the Revolving Credit Facility to be immediately due and payable; or
c.Other Defaults. Any Restricted Company fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or
d.Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Company herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material and adverse respect when made or deemed made; or
e.Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an aggregate outstanding principal amount of not less than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
f.Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
g.Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount and is not paid, released, discharged, vacated or fully bonded within 60 days after its issue or levy; or
h.Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
i.ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
j.Change of Control. There occurs any Change of Control; or
k.Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material portion of the Collateral, subject to Liens permitted under the Loan Documents, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice delivered to the Administrative Agent), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or to file Uniform Commercial Code financing statements, continuation statements, filings regarding IP Rights or equivalent filings and, except as to Collateral consisting of Material Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or disclaimed in writing that such losses are covered by such title insurance policy; or
l.Guaranty. Any material Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted by this Agreement as a result of which the Subsidiary Guarantor providing such Guarantee ceases to be a Subsidiary or upon the termination of such Guarantee in accordance with its terms.

Section 8.02.Remedies Upon Event of Default. (a) Except as provided in clause (b) below), if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
i.declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
ii.declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
iii.require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);
iv.exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; and
a.Upon the occurrence of an Event of Default arising from a breach of Section 7.10 that has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Pro Rata Lenders, (i) declare that such breach constitutes an Event of Default for purposes of Section 8.02 and (ii) take any or all of the actions specified in Section 8.02(a) in respect of the Revolving Credit Commitments (including any obligation of the L/C Issuer to make L/C Credit Extensions), the Revolving Loans, the L/C Obligations and the Term A Loans;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments shall automatically terminate and the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03.Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Guaranteed Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 11.04 and amounts payable under Article 3 but excluding principal of, and interest on, any Loan) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest and Secured Hedging Obligations and Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 11.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and L/C Borrowings, Secured Hedging Obligations and Cash Management Obligations ratably among the Lenders, each Hedge Bank or provider of Cash Management Obligations in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Guaranteed Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Guaranteed Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Borrower. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
ARTICLE 9
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) potential provider of Cash Management Obligations and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits afforded to the Administrative Agent of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct or material breach of the Loan Documents by it in bad faith.
Section 9.03Liability of Agents. No Agent-Related Person shall (a) be liable for to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or material breach of the Loan Documents by it in bad faith in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any of their Subsidiaries or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Restricted Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of their Subsidiaries or any Affiliate thereof.
Section 9.04Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any of their Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or Required Pro Rata Lenders (as applicable) in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any of their Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Subsidiaries which may come into the possession of any Agent-Related Person.
Section 9.07Indemnification of Agents. The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities in connection with its role as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, willful misconduct or material breach of the Loan Documents by it in bad faith; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that to the extent an L/C Issuer is entitled to indemnification under this Section 9.07 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
Section 9.08Agents in their Individual Capacities. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party or any of their Subsidiaries as though JPMCB were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or any of their Subsidiaries (including information that may be subject to confidentiality obligations in favor of such Loan Party or any of their Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.
Section 9.09Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon 10 days’ notice, remove the Administrative Agent. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders (which shall be a bank with an office in the United States, or an Affiliate of any such bank or a trust company), which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and subject to the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed), a successor agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank or a trust company. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation or removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or an L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be reasonably necessary, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring

Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
Section 9.010Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i), 2.04(j), 2.10 and 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.011Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) on the Termination Date, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to clause (b) below or (v) becomes an Excluded Asset or ceases to constitute Collateral;
(b)to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person (i) ceases to be a Restricted Subsidiary or (ii) becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Subordinated Indebtedness unless and until such Subsidiary Guarantor is (or is being simultaneously) released from its guarantee with respect to such Permitted Subordinated Indebtedness; and
(c)to enter into any subordination, intercreditor and/or similar agreement contemplated hereunder, including with respect to Indebtedness that is (i) required or permitted to be subordinated in right of payment hereunder and/or (ii) secured by Liens and required or permitted to be pari passu with or junior to the Liens securing the Secured Obligations, and with respect to which Indebtedness, an intercreditor, subordination or similar agreement is contemplated under this Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral, to enforce the Guaranty or take any other enforcement action hereunder or under any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Required Lenders for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent or the Required Lenders for the benefit of the Secured Parties in accordance with the terms thereof.
No Secured Hedging Agreement or Cash Management Obligations will create (or be deemed to create) in favor of counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in the Security Agreement. By accepting the benefits of the Collateral, such counterparty shall be deemed to have appointed Administrative Agent, in its capacity as collateral agent, as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this paragraph. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not the Administrative Agent, a Lender or an L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 9, and Section 11.09, and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 11.05 only to the extent of liabilities, costs and expenses relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall be such Secured Party’s pro rata share (based on the amount of Obligations owing to such Secured Party relative to the aggregate amount of Obligations) of such liabilities, costs and expenses, (ii) except as set forth specifically herein, the Administrative Agent, the Lenders and the L/C Issuer shall be entitled to act in its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) except as specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
Section 9.012Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page and/or signature pages of this Agreement as a “senior managing agent”, “co-syndication agent,” “co-documentation agent,” “joint bookrunner,” “arranger,” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 10
GUARANTY

Section 10.01Guaranty. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not of collection.
(b)Each Guarantor, and by its acceptance of this Article 10, the Administrative Agent, on behalf of itself and each other Secured Party, hereby confirm that it is the intention of all such Persons that this Article 10 and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Article 10 and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Article 10 at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Debtor Relief Law or any comparable provision of applicable Law.

Section 10.02Contribution. Subject to Section 10.03, each Guarantor hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 10 or any other Guaranty, such Guarantor in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 10.03Guaranty Absolute. Each Guarantor guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Article 10 are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Article 10, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article 10 shall be irrevocable, absolute and unconditional, and each Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way, including relating to, any or all of the following:
(a)any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c)any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
(d)any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
(e)any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
(f)any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
(g)the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or
(h)any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Obligations.
This Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
Section 10.04Waiver and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 10 (other than any demand, presentment or notice expressly required by the Loan Documents) and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
(b)Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Article 10 and acknowledges that this Article 10 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.
(c)Each Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor under this Article 10.
(d)Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
(e)Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 10 are knowingly made in contemplation of such benefits.

Section 10.05Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Guaranteed Obligations under or in respect any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Date. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the Termination Date, (b) the Latest Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor’s Guaranteed Obligations and all other amounts payable by it under this Article 10, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor’s Guaranteed Obligations or other amounts payable by it under this Article 10 thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Article 10 shall have been paid in full in cash, (ii) the Latest Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Lenders will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Article 10.

Section 10.06Payment Free and Clear of Taxes. Any and all payments by any Guarantor under this Article 10 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 3.01 (and such Guarantor shall make such payments of Taxes or Other Taxes to the extent described in Section 3.01), as though such payments were made by the Borrower.

Section 10.07Covenants. Each Subsidiary Guarantor covenants and agrees that, from the Closing Date to the Termination Date, such Subsidiary Guarantor will perform and observe, and cause each of the Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.

Section 10.08Release of Subsidiary Guarantors. A Subsidiary Guarantor shall automatically be released from this Article 10 and its obligations hereunder upon consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary, (iii) becomes a Foreign Subsidiary, a FSHCO or a Domestic Subsidiary of a Foreign Subsidiary (provided that no such release shall occur if such Subsidiary Guarantor is a guarantor in respect of Permitted Subordinated Indebtedness) or (iv) becomes an Excluded Subsidiary. The Administrative Agent will, at the Borrower’s expense, execute and deliver to such Subsidiary Guarantor such documents as the Borrower shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guaranty hereunder pursuant to this Section 10.08; provided that the Borrower shall have delivered to the Administrative Agent a written request therefor and a certificate of the Borrower to the effect that the release of such Guarantor is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

Section 10.09Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit F hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Article 10 to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Article 10”, “hereunder”, “hereof” or words of like import referring to this Article 10, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Article 10, shall mean and be a reference to this Article 10 as supplemented by such Guaranty Supplement.

Section 10.010No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.011[Reserved].

Section 10.012Continuing Guaranty; Assignments under this Agreement. This Article 10 is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

Section 10.013Subordination of Certain Intercompany Indebtedness. Each Guarantor hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Obligations of such Guarantor and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Obligations of such other Loan Party, it being understood that such Guarantor or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.

Section 10.014Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Agreement in respect of any Swap Obligations that would otherwise be Excluded Swap Obligations but for this Section 10.14 (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can hereby be incurred and otherwise subject to the limitations on the Obligations of the Guarantors contained in this Guaranty Agreement without rendering its obligations under this Section 10.14, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Non-ECP Guarantor for all purposes of §1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 11
MISCELLANEOUS

Section 11.01Amendments, Etc. (a) Except as provided in Section 2.16 with respect to any Commitment Increase and Joinder Agreement, Section 2.18 with respect to any Extension Amendment and Section 2.19 with respect to any Refinancing Amendment, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the direction of or with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
i.no amendment, waiver or consent shall, without the written consent of each Lender directly affected thereby:
(A)extend or increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);
(B)postpone any date scheduled for any payment of principal or interest under Section 2.08 or 2.09 or fees under Section 2.04(i), 2.04(j), 2.10(b), 2.17(b)(iv), 2.17(b)(v), it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(C)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (3) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; or
(D)change Section 2.07, 2.08, 2.13(a) or (f), 2.14, or 8.03 in any manner that would alter the pro rata nature of payments (and, in the case of Section 2.07, reductions of Commitments (other than the termination of any Lender as provided in Section 3.09)) required thereby (it being understood and agreed that this clause (D) shall not apply to any transaction permitted under Section 2.16, 2.18, 2.19 or 11.07(l) or (k) or as otherwise provided in this Section 11.01); and
ii.no amendment, waiver or consent shall, without the written consent of each Lender:
(A)change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or
(B)release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty;
(iii)    no amendment, waiver or consent shall alter the allocation of payments set forth in Section 2.06(b)(iv) between the Term Loans without the consent of Lenders having more than 50% of the outstanding principal amount of each Class of Term Loans affected thereby, voting as separate Classes;
provided further that:
(1)no amendment, waiver or consent shall, unless in writing and signed by the relevant L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;
(2)no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement;

(3)no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;
(4)the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with the consent of each L/C Issuer, the Administrative Agent and the Required Revolving Lenders;
(5)the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
(6)the conditions precedent set forth in Section 4.02 to a Credit Extension under the Revolving Credit Facility after the Closing Date may be amended or rights and privileges thereunder waived only with the consent of the Required Revolving Lenders and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer; and
(7)only the consent of the Required Pro Rata Lenders shall be necessary to amend, modify or waive the terms and provision of the financial covenants set forth in Section 7.10 (and any related definitions as used in such Section, but not as used in other Sections of this Agreement).
(b)Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended nor the principal amount owed to such Lender reduced nor the final maturity thereof extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
(c)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement in accordance with Section 2.18 or 2.19 and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(d)Notwithstanding anything to the contrary contained herein, in order to implement any Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with Section 2.16, this Agreement and the other Loan Documents may be amended, without the consent of the other Lenders, as may be necessary or appropriate, as reasonably determined by the Administrative Agent and the Borrower, to add such Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with Section 2.16 and otherwise effect the provisions of Section 2.16, which amendments may be effectuated in the applicable Commitment Increase and Joinder Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Commitment Increase and Joinder Agreement and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or Commitments increased or extended pursuant to Section 2.16 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Loans or Commitments, in each case, on terms consistent with Section 2.16, including any changes to this Agreement as may be necessary to ensure that any Additional Term Loan Tranches are fungible with the applicable existing Term Loans if such Additional Term Loan Tranche is intended to be of the same Class as the relevant existing Term Facility.
(e) [Reserved].
(f)Notwithstanding anything to the contrary contained in this Section 11.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders (or all affected Lenders) and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrower and the Required Lenders, the Borrower and the

Required Lenders shall be permitted to (A) replace the Lender or Lenders that did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Dissenting Lenders”) (without the consent of any Dissenting Lender) by causing such Dissenting Lenders to (and such Dissenting Lenders shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans (including, for the avoidance of doubt, any L/C Advances and Swing Line Loans made by any Dissenting Lender) at par plus any accrued and unpaid interest pursuant to Section 11.07(d) (without any assignment fee to be paid by the Borrower) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; or (B) terminate the Commitment of such Dissenting Lender and repay all obligations of the Borrower owing to such Dissenting Lender relating to the Loans and participations held by such Dissenting Lender as of such termination date;
(g)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, in each case and the same is not objected to in writing by the Required Lenders within five Business Days following the receipt of notice thereof. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Section 11.02Notices and Other Communications; Facsimile Copies. (a) Generally. Unless otherwise expressly provided herein, all notices and other communications provided for under any Loan Document shall be in writing (including by facsimile transmission and, except as otherwise specifically provided herein, electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
i.if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lenders, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;
ii.if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lenders; and
iii.if to the Administrative Agent in respect of a supplement to the Disqualified Institution Schedule 1.01C as set forth in the definition thereof, such supplement to be delivered to the email address JPMDQ_Contact@jpmorgan.com.
All such notices and other communications shall be deemed to be given or made upon the earlier of (x) actual receipt by the relevant party and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lenders pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d)Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender to the extent required by Section 11.05 from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.

Section 11.03No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under each Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 11.04Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single firm of attorneys acting as counsel to the Administrative Agent, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of one outside counsel to the Administrative Agent and the Lenders, taken as a whole (exclusive of one outside local counsel to the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction), unless the Administrative Agent and the Lenders reasonably determine that separate counsel is necessary to avoid a conflict of interest, in which case one additional counsel may be appointed for all affected parties, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges relevant to the Collateral and fees and taxes related thereto, and the related reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 11.04 shall be paid within ten Business Days after receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 11.05Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Arranger, each Lender and each of their respective Affiliates and the directors, officers, employees, counsel, agents and advisors of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and costs (including Attorney Costs, which shall be limited to one outside counsel to the Administrative Agent and the Lenders, taken as a whole (exclusive of one outside local counsel to the Administrative Agent and the Lenders, taken as whole, in each relevant jurisdiction), unless the Indemnitees reasonably determine that separate counsel is necessary to avoid a conflict of interest, in which case one additional counsel may be appointed for all affected Indemnitees, taken as a whole, for any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with:

(a)the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby;
(b)any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or
(c)any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Restricted Company or any of their Subsidiaries, or any Environmental Liability related in any way to any Restricted Company or any of their Subsidiaries; or
(d)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto;
(all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims and costs (x) have resulted from the gross negligence or willful misconduct or material breach of the Loan Documents in bad faith of or by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Indemnitees solely against one or more Indemnities that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by the Borrower or any other Loan Party, any direct or indirect parent or controlling person thereof or their respective Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak, IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, gross negligence or material breach of the Loan Documents in bad faith of or by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee or any Loan Party have any liability (whether direct or indirect, in contract or in tort or otherwise) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, however, that the foregoing liability exclusion with respect to the Loan Parties shall not limit the indemnification obligations of the Loan Parties otherwise provided for above in respect of third party claims against the Indemnitees for which such Indemnitees are otherwise entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid within thirty days of receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Without limiting the provisions of Section 3.01, this Section 11.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.
Section 11.06Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then:
(a)to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and
(b)each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 11.07Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Notwithstanding Section 11.07(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, except as provided in Section 7.04.
(c)Notwithstanding Section 11.07(a), no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(d), (ii) by way of participation in accordance with the provisions of Section 11.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 11.07(h) and 11.07(j) or (iv) to an SPC in accordance with the provisions of Section 11.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void).
(d)Any Lender may at any time assign to one or more Eligible Assignees (which, for the avoidance of any doubt, shall not include any Disqualified Institutions) all or a portion of its rights and obligations under this Agreement; provided that
i.except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or an Affiliate of a Lender or, in the case of the Term B Loan Facility, an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loans, unless each of the Administrative Agent and, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

ii.each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
iii.any assignment of a Term Loan or a Revolving Credit Commitment to an Eligible Assignee must be approved, if applicable, by the Persons specified for such assignment in the definition of Eligible Assignee; provided that solely in the case of assignments of Term B Loans, the Borrower shall be deemed to have consented to any such assignment of Term B Loans unless the Borrower has objected to such assignment by written notice to the Administrative Agent within 10 Business Days after having received written notice from the Administrative Agent requesting its consent to such assignment;
iv.the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee the Borrower shall have no obligation to pay except as required in Section 3.09 and 11.01(f)); and
v.the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Borrower). Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.07(e), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.07, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f). The Administrative Agent shall not be responsible for monitoring the Disqualified Institutions list and shall have no liability for non-compliance by any Lender. The Disqualified Institutions list shall be made available to any Lender upon request to the Administrative Agent; provided that any Disqualified Institution designated pursuant to clause (ii) of the definition thereof shall be made available by a posting on the Platform to all Lenders upon such designation.
(e)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, each Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(f)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Agent and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(i) or 11.01(a)(ii) that directly affects such Participant. Subject to Section 11.07(g), each Participant shall be entitled to the benefits of Section 3.01, and Sections 3.04 through 3.07 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
(g)A Participant shall not be entitled to receive any greater payment under Section 3.01 and Sections 3.04 through 3.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error) as to the identity of each Participant and the amount of Loans and Commitments attributed to such Participant, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement under its Note, if any to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)Notwithstanding anything to the contrary contained herein:
i.any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) (which, for the avoidance of doubt, may not be a Disqualified Institution) identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
(A)nothing herein shall constitute a commitment by any SPC to fund any Loan, and
(B)if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.
ii.(A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or 3.04 through 3.07), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.
iii.any SPC may (A) with notice to, but without prior consent of the Borrower or the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(j)Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee (who may not be a Disqualified Institution) for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 11.07(d)).
(k)Any Lender may elect to, but is not obligated to elect to, at any time, assign all or a portion of its rights and obligations in respect of the Term Loans of any Class to (1) any Non-Debt Fund Affiliate and/or (2) Holdings and/or any Subsidiary of Holdings (each of the persons identified in clauses (1) and (2) an “Affiliated Lender”) on a non pro rata basis through (x) Dutch Auctions open to all applicable Term Lenders on a pro rata basis and/or (y) open market purchases (but with respect to open market purchases made by Holdings or any Subsidiary of Holdings, solely with respect to Term B Loans), subject to the following limitations:
i.Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (A) the Affiliated Lenders may have, and later may come into possession of material non-public information (“MNPI”) with respect to Holdings, the Borrower, its Subsidiaries or their respective securities, (B) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, directors, officers, employees, counsel, agents and advisors, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the MNPI, (C) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries shall be required to make any representation that it is not in possession of MNPI, (D) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent, the Arrangers or their respective Affiliates, directors, officers, employees, counsel, agents and advisors shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, and Holdings, the Borrower and their respective Subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, directors, officers, employees, counsel, agents and advisors, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (E) that the MNPI may not be available to the Administrative Agent or the other Lenders.
ii.Subject to clause (vii) below, all Term Loans held by any Affiliated Lender (other than, with respect to the Specified FNF Insurance Subsidiaries, Term B Loans held by them up to the amount of the Specified FNF Voting Cap) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any action and, in connection with any bankruptcy, insolvency or reorganization proceeding of the Borrower or any other Loan Party, each Affiliated Lender shall vote in any such proceeding with respect to the Term Loans held by it in the same proportion and allocation with respect any matter thereunder as the Lenders that are not Affiliated Lenders so long as such Affiliated Lender, in its capacity as a Lender, is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;
iii.the aggregate principal amount of each class of Term Loans purchased by assignment pursuant to this Section 11.07(k) and held at any one time by Affiliated Lenders may not exceed 25.0% of the outstanding principal amount of such class of Term Loans; provided that (x) FNF (other than the Specified FNF Insurance Subsidiaries) shall not hold any Term Loans and (y) the Specified FNF Insurance Subsidiaries shall not hold Term Loans in excess of an aggregate principal amount of $50,000,000 of Term B Loans;
iv.Affiliated Lenders (other than, with respect to the Specified FNF Insurance Subsidiaries, in respect of Term B Loans held by them up to the Specified FNF Voting Cap) will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the receipt of notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2;
v.No Affiliated Lender shall take any action in any bankruptcy, insolvency or reorganization proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent or the taking of any action by a third party that is supported by the Administrative Agent (including, without limitation, voting on any plan of reorganization, liquidation or similar scheme) so long as such Affiliated Lender is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;
vi.in the case of any purchase by or assignment to Holdings or any of its Subsidiaries, (A) the Revolving Credit Facility shall not be utilized to fund the purchase or assignment, (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of any bids in any Dutch Auction or the consummation of any open market purchase, as applicable, and (C) any Term Loans purchased by Holdings or its Subsidiaries shall be immediately cancelled (provided that neither Holdings nor its Subsidiaries may increase the amount of Consolidated EBITDA by any non-cash gains associated with such cancellation of debt);
vii.Notwithstanding anything to the contrary contained in the foregoing, (a) any Non-Debt Fund Affiliate may (but shall not be required to) contribute any Term Loans so purchased under this Section 11.07 to Holdings or any of its Subsidiaries for purposes of cancellation of such debt, (b) each Affiliated Lender shall have the right to vote on any amendment, modification, waiver or consent that would require the vote of all Lenders or the vote of all Lenders directly and adversely affected thereby pursuant to subclauses (A) or (B) of Section 11.01(a)(i) and (c) no amendment, modification, waiver or consent shall affect any Affiliated Lender (in its capacity as a Term Lender) in a manner that is disproportionate to the effect on any Term Lender of the same Class or that would deprive such Affiliated Lender of its pro rata share of any payment to which it is entitled.
(l)In addition, Term Loans may be purchased by and assigned to any Debt Fund Affiliate on a non-pro rata basis through (a) Dutch Auctions open to all Term Lenders of such Class on a pro rata basis in accordance with customary procedures and/or (b) open market purchases. The limitations in clause (k) of this Section 11.07 shall not apply to any such purchase by a Debt Fund Affiliate, and each Lender shall be permitted to assign all or a portion of such Lender’s Term Loans to any Debt Fund Affiliate without regard to such foregoing provisions; provided that for purposes of calculating whether the Required Lenders have taken any action, Debt Fund Affiliates cannot, in the aggregate (together with any Specified FNF Insurance Subsidiary in respect of any Term Loans held by it), account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waived other action.

Section 11.08Successors. Notwithstanding anything to the contrary contained herein, any or all of JPMCB and Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to JPMCB’s resignation as L/C Issuer, JPMCB shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint a successor L/C Issuer or Swing Line Lender from among the Lenders willing to accept such appointment; provided that a failure by the Borrower to appoint any such successor shall not affect the resignation of JPMCB or Bank of America as L/C Issuer or Swing Line Lender, as the case may be, except as provided above. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)).

Section 11.09Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information, except that the Information may be disclosed (a) to its Affiliates, and its and their respective employees and agents, independent auditors, legal counsel and other advisors or experts who need to know such information solely in connection with the Facilities (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who have agreed or are otherwise obligated to keep such Information confidential, and the applicable Agent or Lender shall be responsible for compliance by such Persons with such obligations); (b) to the extent requested by any regulatory authority having jurisdiction over the applicable Agent or Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall, to the extent permitted by law, provide the Borrower prompt notice of such disclosure; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 11.09 (or as may otherwise be reasonably acceptable to the Borrower), (x) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to its obligations under this Agreement, in each case, other than a Disqualified Institution; provided that notwithstanding anything to the contrary in this Section 11.09, any Agent or any Lender may disclose the list of Disqualified Institutions (as set forth in Schedule 1.01C and as supplemented from time to time (the “Disqualified Institution List”)) to any prospective assignee, participant or counterparty who is not (i) identified on the Disqualified Institution List (each such person, an “Identified Disqualified Institution”) or (ii) clearly identifiable as an Affiliate of an Identified Disqualified Institution solely on the similarity of its name to such Identified Disqualified Institution for the purpose of such prospective assignee, participant or counterparty representing and warranting to the such Agent or such Lender that such prospective assignee, participant or counterparty is not a Disqualified Institution; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.09; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to the extent such Information is independently developed by such Agent or Lender; or (j) to the extent such Information is received from a third party that is not subject to any confidentiality obligations owed to the Borrower. In addition, any Agent and any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Agent and any Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.09, “Information” means all information received from or on the behalf of any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 11.09.

Section 11.010 Set-off. In addition to any rights and remedies of each Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 11.10 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

Section 11.011Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under any Loan Document shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.012Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 11.013Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement and subject, in the case of Letter of Credit Applications, to the last sentence of Section 2.04(b)(i). Each

Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 11.014Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.015Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.016Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT IN THE STATE IN WHICH THE RESPECTIVE MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO THE ADMINISTRATIVE AGENT, ANY L/C ISSUER, ANY SWING LINE LENDER OR ANY OTHER LENDER, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS).

Section 11.017Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY,

AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.018Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, each Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.019No Implied Duties. The Borrower acknowledges that (a) the sole role of the Arrangers is to syndicate the Facilities and to arrange for future amendments and other modifications hereto and (b) no Agent has any duty other than as expressly provided herein. Without limiting the generality of the foregoing, the Borrower agrees that no Arranger, Agent or Lender shall in any event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that the Arrangers are not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower has consulted and will continue to consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby (including any amendments or other modifications hereto), and no Arranger or Secured Party shall have any responsibility or liability to the Borrower with respect thereto. Any review by any Arranger or Secured Party of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Secured Party and shall not be on behalf of the Borrower.

Section 11.020USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Guarantor in accordance with the Act.

Section 11.021Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
i.a reduction in full or in part or cancellation of any such liability;
ii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
iii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 11.022MIRE Events.  If there are any (x) Mortgaged Properties and (y) any Designated Lenders, any (x) increase or extension (including a renewal) of the Revolving Credit Loans or (y) extension (including a renewal) of Term A Loans (excluding, in each case (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of any L/C Advance) shall be subject to (and conditioned upon): (1) the prior delivery of all flood-related documentation with respect to such Mortgaged Properties as required by Section 6.13(c) and (2) the Administrative Agent shall have received written confirmation from the applicable Designated Lender, that flood insurance due diligence and flood insurance compliance has been completed by it (such written confirmation not to be unreasonably withheld, conditioned or delayed).
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

ANNEX B

CREDIT AND GUARANTY AGREEMENT
dated as of May 27, 2015
among
BLACK KNIGHT INFOSERV, LLC,
as Borrower,
BLACK KNIGHT FINANCIAL SERVICES, LLC,
as Holdings
THE SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO
The LENDERS FROM TIME TO TIME PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer
and
BANK OF AMERICA, N.A.,
as a Swing Line Lender and L/C Issuer
_________________________________
In respect of the Revolving Credit Facility and the Term A Facility:
JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO SECURITIES, LLC,
BMO CAPITAL MARKETS CORP.,
PNC BANK, N.A. and
SUNTRUST ROBINSON HUMPHREY, INC.
as Lead Arrangers and Bookrunners,

BANK OF AMERICA, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO SECURITIES, LLC,
BMO CAPITAL MARKETS CORP.,
PNC BANK, N.A. and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Co-Syndication Agents,
and
CITIZENS BANK, N.A.,
FIFTH THIRD BANK,
MIZUHO BANK, LTD., and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

In respect of the Term B Facility:
J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
U.S. Bank National Association, and
Wells Fargo Securities, LLC,
as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.
U.S. BANK NATIONAL ASSOCIATION, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
SUNTRUST BANK,
BANK OF MONTREAL,
REGIONS BANK,
CREDIT SUISSE SECURITIES (USA) LLC,
GOLDMAN SACHS BANK USA, and
CITIBANK, N.A.,
as Co-Documentation Agents,

and
FIFTH THIRD BANK,
CITIZENS BANK, N.A.,
PNC CAPITAL MARKETS LLC, and
BBVA COMPASS,
as Senior Managing Agents

TABLE OF CONTENTS

Page
Article 1
Definitions and Accounting Terms

Section 1.01. Defined Terms	1

Section 1.02. Other Interpretive Provisions	52

Section 1.03. Accounting Terms	52

Section 1.04. Rounding	53

Section 1.05. References to Agreements and Laws	53

Section 1.06. Times of Day	53

Section 1.07. Timing of Payment or Performance	53

Section 1.08. Certain Calculations and Tests	53

Section 1.09. Exchange Rates; Currencies Generally	54

Section 1.10. Cashless Rollovers	54
Article 2
The Commitments And Credit Extensions

Section 2.01. The Term A Borrowings	55

Section 2.02. Borrowings, Conversions and Continuations of Loans	55

Section 2.03. [Reserved]	57

Section 2.04. Letters of Credit	57

Section 2.05. Swing Line Loans	65

Section 2.06. Prepayments	68

Section 2.07. Termination or Reduction of Commitments	72

Section 2.08. Repayment of Loans	73

Section 2.09. Interest	74

Section 2.10. Fees	74

Section 2.11. Computation of Interest and Fees	75

Section 2.12. Evidence of Indebtedness	75

Section 2.13. Payments Generally	75

Section 2.14. Sharing of Payments	77

Section 2.15. [Reserved]	78

Section 2.16. Increase in Commitments	78

Section 2.17. Defaulting Lenders	81

Section 2.18. Extension of Maturity Date	82

Section 2.19. Refinancing Amendments	85
Article 3
TAXES, INCREASED COSTS AND ILLEGALITY

Section 3.01. Taxes	87

Section 3.02. Illegality	91

Section 3.03. Inability to Determine Rates	92

Section 3.04. Increased Costs	92

Section 3.05. Capital Requirements	93

Section 3.06. Reserves on Eurodollar Rate Loans	93

Section 3.07. Funding Losses	94

Section 3.08. Matters Applicable to All Requests for Compensation	94

Section 3.09. Replacement of Lenders Under Certain Circumstances	96

Section 3.10. Survival	97
Article 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions of Initial Credit Extension	97

Section 4.02. Conditions to All Credit Extensions	99
Article 5
REPRESENTATIONS AND WARRANTIES

Section 5.01. Existence, Qualification and Power; Compliance with Laws	100

Section 5.02. Authorization; No Contravention	100

Section 5.03. Governmental Authorization; Other Consents	101

Section 5.04. Binding Effect	101

Section 5.05. Financial Statements; No Material Adverse Effect	101

Section 5.06. Litigation and Environmental Matters	102

Section 5.07. Ownership of Property; Liens	102

Section 5.08. Anti-Corruption Laws and Sanctions	103

Section 5.09. Taxes	103

Section 5.10. ERISA Compliance	103

Section 5.11. Subsidiaries; Equity Interests	104

Section 5.12. Margin Regulations; Investment Company Act	104

Section 5.13. Disclosure	104

Section 5.14. Solvency	105

Section 5.15. Perfection, Etc	105
Article 6
AFFIRMATIVE COVENANTS

Section 6.01. Financial Statements	105

Section 6.02. Certificates; Other Information	107

Section 6.03. Notices	108

Section 6.04. [Reserved]	108

Section 6.05. Preservation of Existence, Etc	108

Section 6.06. Maintenance of Properties	108

Section 6.07. Maintenance of Insurance	108

Section 6.08. Compliance with Laws	109

Section 6.09. Books and Records	109

Section 6.10. Inspection Rights	109

Section 6.11. Use of Proceeds	109

Section 6.12. Payment of Taxes	109

Section 6.13. Covenant to Guarantee Guaranteed Obligations and Give Security	110

Section 6.14. Further Assurances	112

Section 6.15. Designation of Subsidiaries	113

Section 6.16. Post-Closing Covenants	113

Article 7
NEGATIVE COVENANTS

Section 7.01. Liens	113

Section 7.02. Investments	116

Section 7.03. Indebtedness	119

Section 7.04. Fundamental Changes; Lines of Business	123

Section 7.05. Dispositions	124

Section 7.06. Restricted Payments	126

Section 7.07. [Reserved]	128

Section 7.08. Transactions with Affiliates	128

Section 7.09. Burdensome Agreements	129

Section 7.10. Financial Covenants	129

Section 7.11. Prepayments, Etc. of Indebtedness	130

Section 7.12. Permitted Activities of Holdings	130

Section 7.13. No Changes in Fiscal Year	131
Article 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default	132

Section 8.02. Remedies Upon Event of Default	134

Section 8.03. Application of Funds	134
Article 9
ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Administrative Agent	135

Section 9.02. Delegation of Duties	136

Section 9.03. Liability of Agents	137

Section 9.04. Reliance by Administrative Agent	137

Section 9.05. Notice of Default	137

Section 9.06. Credit Decision; Disclosure of Information by Agents	138

Section 9.07. Indemnification of Agents	138

Section 9.08. Agents in their Individual Capacities	139

Section 9.09. Successor Agents	139

Section 9.10. Administrative Agent May File Proofs of Claim	140

Section 9.11. Collateral and Guaranty Matters	141

Section 9.12. Other Agents; Arrangers and Managers	142
Article 10
GUARANTY

Section 10.01. Guaranty	142

Section 10.02. Contribution	143

Section 10.03. Guaranty Absolute	143

Section 10.04. Waiver and Acknowledgments	144

Section 10.05. Subrogation	145

Section 10.06. Payment Free and Clear of Taxes	145

Section 10.07. Covenants	145

Section 10.08. Release of Subsidiary Guarantors	146

Section 10.09. Guaranty Supplements	146

Section 10.10. No Waiver; Remedies	146

Section 10.11. [Reserved]	146

Section 10.12. Continuing Guaranty; Assignments under this Agreement	146

Section 10.13. Subordination of Certain Intercompany Indebtedness	146

Section 10.14. Keepwell	147
Article 11
MISCELLANEOUS

Section 11.01. Amendments, Etc	147

Section 11.02. Notices and Other Communications; Facsimile Copies	150

Section 11.03. No Waiver; Cumulative Remedies	152

Section 11.04. Attorney Costs, Expenses and Taxes	152

Section 11.05. Indemnification by the Borrower	152

Section 11.06. Payments Set Aside	154

Section 11.07. Assigns	154

Section 11.08. Successors	160

Section 11.09. Confidentiality	160

Section 11.10. Set-off	161

Section 11.11. Interest Rate Limitation	162

Section 11.12. Counterparts	162

Section 11.13. Integration	162

Section 11.14. Survival of Representations and Warranties	162

Section 11.15. Severability	162

Section 11.16. Governing Law	163

Section 11.17. Waiver of Right to Trial by Jury	163

Section 11.18. Binding Effect	163

Section 11.19. No Implied Duties	164

Section 11.20. USA Patriot Act Notice	164

Section 11.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	164

SCHEDULES
1.01A    Subsidiary Guarantors
1.01B    Unrestricted Subsidiaries
1.01C    Disqualified Institutions
2.01    Commitments
2.04    L/C Commitments
2.05    Swing Line Commitments
5.06    Litigation
5.11    Subsidiaries
6.16    Post-Closing Matters
7.01    Existing Liens
7.02    Existing Investments
7.03    Existing Indebtedness
7.08    Transactions with Affiliates
11.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Loan Notice
B    Swing Line Loan Notice
C-1    Term A Note
C-2    Term B Note
C-3    Revolving Credit Note
D    Assignment and Assumption
E    Compliance Certificate
F    Guaranty Supplement
G    Security Agreement
H-1    Form of U.S. Tax Compliance Certificate
H-2    Form of U.S. Tax Compliance Certificate
H-3    Form of U.S. Tax Compliance Certificate
H-4    Form of U.S. Tax Compliance Certificate

CREDIT AND GUARANTY AGREEMENT
This CREDIT AND GUARANTY AGREEMENT, dated as of May 27, 2015, among BLACK KNIGHT INFOSERV, LLC, a Delaware limited liability company (the “Borrower”), BLACK KNIGHT FINANCIAL SERVICES, LLC, a Delaware limited liability company (“Holdings”), each subsidiary of the Borrower from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., as a Swing Line Lender and L/C Issuer.
Recitals
To consummate the Transactions, the Borrower has requested that the Lenders (a) extend credit on the Closing Date in the form of (i) Term A Loans in an aggregate principal amount equal to $800,000,000 and (ii) Term B Loans in an aggregate principal amount equal to $400,000,000 and (b) make available the Revolving Facility in an aggregate amount of $400,000,000, up to $250,000,000 of which may be drawn on the Closing Date, subject to the terms and conditions set forth herein.
To consummate the Transactions, the Borrower will receive the proceeds from the consummation of the IPO.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
Definitions and Accounting Terms

Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“1934 Act” means the Securities Exchange Act of 1934.
“Acceptable Intercreditor Agreement” means an intercreditor agreement (which may, if applicable, consist of a payment waterfall) that is reasonably satisfactory to the Administrative Agent.
“Additional Commitments Effective Date” has the meaning specified in Section 2.16(e).
“Additional Guarantor” has the meaning specified in Section 6.13(b)(i).
“Additional Lender” has the meaning specified in Section 2.19(a).
“Additional Revolving Credit Commitments” has the meaning specified in Section 2.16(c).
“Additional Term Loans” has the meaning specified in Section 2.16(b).
“Additional Term Loan Tranche” has the meaning specified in Section 2.16(b).
“Administrative Agent” means JPMCB in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor in such capacities.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lenders” has the meaning specified in Section 11.07(k).
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.
“Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Senior Managing Agents.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Credit Commitments” means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders at such time.
“Agreement” means this Credit and Guaranty Agreement.
“Applicable Margin” means a percentage per annum equal to:
(a)    with respect to (i) any Term A Loan, (ii) any Revolving Credit Loan, (iii) the Commitment Fee in respect of any Revolving Credit Commitments and (iv) the L/C Fee in respect of any Revolving Credit Commitments, (A) until and including the date on which the first financial statements after the Second Amendment Effective Date are delivered under Section 6.01, the percentages per annum set forth below for Pricing Level 3 and (B) thereafter, the following percentages per annum based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Term A Loans and Revolving Credit Facility
Pricing Level	Leverage Ratio	Eurodollar Rate/L/C Fee	Base Rate	Commitment Fee
1	< 2.00:1.00	1.25%	0.25%	0.15%
2	≥ 2.00:1.00 and < 3.00:1.00	1.50%	0.50%	0.20%
3	≥ 3.00:1.00 and < 4.00:1.00	1.75%	0.75%	0.25%
4	≥ 4.00:1.00	2.00%	1.00%	0.30%

(b)    with respect to any Term B Loans, the following percentage per annum:

Term B Loans
Eurodollar Rate	Base Rate
2.25%	1.25%
Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 4 shall apply (1) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (2) as of the first Business Day after an Event of Default set forth in Section 8.01(a) or 8.01(f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class and Tranche, the Lenders of such Class and Tranche, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04, the Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lenders and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05, the Revolving Credit Lenders, (d) with respect to Revolving Credit Loans of any Tranche, the Lenders of such Tranche and (e) with respect to Term Loans of any Tranche, the Lenders of such Tranche.
“Approved Foreign Bank” has the meaning specified in clause (k) of the definition of “Cash Equivalents”.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner of such Facilities and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, JPMorgan Chase Bank, N.A., Bank of America, N.A., U.S. Bank National Association, Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Bank, N.A., SunTrust Robinson Humphrey, Inc. and/or their designated affiliates each in its capacity as a lead arranger and bookrunner of the such Facilities.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
“Attorney Costs” means and includes all reasonable and documented, out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Available Amount” means, at any time, an amount equal to:
(a)    the sum, without duplication, of:
(i)    if positive, 50% of the Consolidated Net Income of the Restricted Companies for the period (taken as one accounting period) commencing on the Closing Date to the end of the most recent fiscal quarter ending prior to such date for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, as of such date (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit) (the amount under this clause (i) is referred to herein as the “Growth Amount”); plus
(ii)    100% of the aggregate amount of contributions to the common capital of the Borrower or the net proceeds of the issuance of Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) contributed to the Borrower to the extent not otherwise applied, in each case received in cash during the period from and including the Business Day immediately following the Closing Date through and including such time; plus

(iii)    the aggregate principal amount of any Indebtedness or Disqualified Equity Interests, in each case, of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Equity Interests issued to the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Qualified Equity Interests of Holdings or any Equity Interests of any direct or indirect parent of Holdings; plus
(iv)    the net proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with the sale or other disposition to a Person (other than the Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such Investment); plus
(v)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower or any Restricted Subsidiary after the Closing Date in connection with returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees received on any Investment made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such Investment); plus
(vi)    an amount equal to the sum of (A) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary pursuant to Section 6.15 or has been merged, consolidated or amalgamated with or into, or is liquidated into, the Borrower or any Restricted Subsidiary, the amount of the Investments of the Borrower or any Restricted Subsidiary in such Subsidiary made pursuant to Section 7.02(r) (in an amount not to exceed the original amount of such investment) and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed, or otherwise distributed to the Borrower or any Restricted Subsidiary after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary; plus
(vii)    the amount of any Declined Proceeds; minus
(b)    the aggregate amount of any Investments outstanding at such time pursuant to Section 7.02(r), any Restricted Payments made prior to such time pursuant to Section 7.06(g) or any Restricted Prepayment made prior to such time pursuant to Section 7.11(c).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Basel III” means the agreement on capital adequacy, stress testing and liquidity standards contained in “Basel III: a global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended, and any further guidance or standards published by the Basel Committee in relation to “Basel III”.
“Basel Committee” means the Basel Committee on Banking Supervision.
“BKFS” means Black Knight Financial Services, Inc., a Delaware corporation.
“BKFS S-1” has the meaning specified in Section 4.01(a).
“Bona Fide Lending Affiliate” means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person that is separately identified on Schedule 1.01C) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such Competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such Competitor or affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available) relating to Holdings and/or the Borrower or any entity that forms a part of any of their respective businesses (including any of their respective subsidiaries).
“Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, Class and Tranche and, in the case of Eurodollar Rate Loans, having the same Interest Period.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, including capitalized software development costs.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.
“Cash Collateral” has the meaning specified in Section 2.04(g).

“Cash Collateral Account” means a deposit account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.04(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of the Restricted Subsidiaries:
(a)    operating deposit accounts maintained by the Restricted Companies;
(b)    securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent;
(c)    securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof);
(d)    commercial paper issued by any Lender that is a commercial bank or any bank holding company owning any Lender;
(e)    commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;
(f)    domestic and eurodollar time deposits, certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Administrative Agent which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the Dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;
(g)    repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;
(h)    shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;
(i)    investments maintained in money market funds (as well as asset-backed securities and corporate securities that are eligible for inclusion in money market funds);
(j)    fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and
(k)    solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of a country other than one that is subject to sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctioning authority, (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.
“Cash Management Obligations” means all obligations of any Loan Party with respect to any overdraft and related liabilities arising from treasury, depository and cash management services, credit card services, including purchasing card services, or any automated clearing house transfers of funds provided by the Administrative Agent, a Lender, an L/C Issuer or a Swing Line Lender, an Arranger or any Affiliate of any of the foregoing.
“Cash on Hand” means, on any day, the sum of the amount of cash, Cash Equivalents and other short-term investments of Holdings and its Subsidiaries as set forth on the balance sheet of Holdings and its Subsidiaries on the last day of each calendar month ending during the four fiscal quarters most recently ended on or prior to such day, divided by twelve (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as “restricted” or otherwise subject to a security interest in favor of any other Person (other than (a) non-consensual Liens permitted under Section 7.01 and (b) cash and Cash Equivalents (x) pledged to the Administrative Agent and (y) securing other Indebtedness secured by a Lien on the Collateral) on a pari passu or junior basis).
“Casualty Event” means any event that gives rise to the receipt by the Borrower or Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Change of Control” means (a) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act, but excluding any employee benefit plan and/or any person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of voting stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Parent and (y) the percentage of the total voting power of all of the outstanding voting stock of Parent owned directly or indirectly by the Permitted Holders, (b) Parent shall (i) prior to the consummation of a Permitted Spin-Off Transaction, cease to be the sole managing member in Holdings (or, if applicable, Successor Holdings) and (ii) following the consummation of a Permitted Spin-Off Transaction, cease indirectly or directly to own and control 100% of the equity interests in Holdings (or, if applicable, Successor Holdings) or (c) Holdings (or, if applicable, Successor Holdings) shall cease to directly own and control 100% of the equity interests in the Borrower. Notwithstanding the foregoing, no Permitted Spin-Off Transaction shall constitute a “Change of Control”.
“Charges” means any charge, expenses, cost, accrual or reserve of any kind.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Term Lenders of any Tranche or Revolving Credit Lenders of any Tranche, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments of any Tranche or Revolving Credit Commitments of any Tranche and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans of any Tranche or Revolving Credit Loans of any Tranche.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, which date is May 27, 2015.
“Closing Date Forecasts” has the meaning specified in Section 5.05(c).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Co-Documentation Agents” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, SunTrust Bank, Bank of Montreal, Regions Bank, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Citibank, N.A. as co-documentation agents under this Agreement and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, Mizuho Bank, Ltd.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents (determined, for purposes of this definition, regardless of whether a Collateral Release Period is then in effect) to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that “Collateral” shall not include any Excluded Asset.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Release Date” means, at any time that any Loan Party has in effect a grant of Collateral under the Collateral Documents, the date on which all of the following are true: (i) the Ratings Threshold shall be satisfied, (ii) there shall not exist any secured Indebtedness for borrowed money (other than any such Indebtedness incurred under Section 7.03(g) or 7.03(w)(i) and secured under Section 7.01(n) or 7.01(p), respectively) of Holdings, the Borrower or any Restricted Subsidiary, in excess of an aggregate principal amount of $100,000,000 outstanding for all such secured Indebtedness and (iii) no Default or Event of Default then exists and is continuing.
“Collateral Release Period” means the period beginning on any Collateral Release Date and ending with any subsequent Collateral Trigger Date.
“Collateral Trigger Date” means the first date after any Collateral Release Date (if any) on which the Ratings Threshold is no longer satisfied.
“Commitment” means a Term Commitment or Revolving Credit Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.10(b).
“Commitment Increase” has the meaning specified in Section 2.16(a).
“Commitment Increase and Joinder Agreement” has the meaning specified in Section 2.16(d).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compensation Period” has the meaning specified in Section 2.13(b)(ii).
“Competitor” means a competitor of the Borrower or any of its Subsidiaries.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,
(i)    total interest expense,
(ii)    income, franchise and similar taxes,
(iii)    depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs),
(iv)    letter of credit fees,
(v)    (A) any non-cash Charges incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement, and (B) any Charges in connection with the rollover, acceleration or payout of Equity Interests held by management, in each case under this clause (B), to the extent such Charges, as applicable, are funded with net cash proceeds contributed to such Person as a capital contribution or as a result of the sale or issuance of Qualified Equity Interests of such Person;
(vi)    all extraordinary, unusual or non-recurring Charges,
(vii)    non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans) of such Person and its Subsidiaries,
(viii)    cash expenses incurred in connection with the Transactions, the LPS Notes Equity Redemption, the LPS 2014 Transactions or any Investment (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated),
(ix)    any losses realized upon the Disposition of property or assets outside of the ordinary course of business,
(x)    to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition or other Investment,
(xi)    to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,
(xii)    management fees paid to FNF or the Sponsor during such period (to the extent paid on or prior to the IPO),
(xiii)    expected cost savings, operating expense reductions and synergies reasonably expected to be realized within 12 months related to permitted Dispositions, acquisitions, Investments, operating improvements, restructurings, cost savings initiatives and certain other similar initiatives and specific transactions (provided such cost savings, operating expense reductions and synergies are reasonably identifiable and quantifiable and reflected in the Compliance Certificate for such period), in an aggregate amount not to exceed 15% of Consolidated EBITDA for such period (and, together with any amounts added back pursuant to clause (xvii) below, not to exceed 25% of Consolidated EBITDA in the aggregate for such period) (in each case, calculated before giving effect to such adjustments),
(xiv)    any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the LPS 2014 Transactions, the Transactions, the LPS Notes Equity Redemption or any Investment permitted under Section 7.02 (including any Permitted Acquisition),

(xv)    non-cash losses from joint ventures and non-cash minority interest reductions,
(xvi)    fees and expenses in connection with exchanges or refinancings of Indebtedness not prohibited by this Agreement,
(xvii)    Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and preopening (including unused warehouse space costs), business optimization and other restructuring and integration costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs, systems implementation and upgrade expenses, costs related to the closure or consolidation of facilities (including but not limited to severance, rent termination costs, moving costs and legal costs), costs related to curtailments, costs related to entry into new markets (including unused warehouse space costs, strategic initiatives and contracts, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, and modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs), in an aggregate amount not to exceed 15% of Consolidated EBITDA for such period (and, together with any amounts added back pursuant to clause (xiii) above, not to exceed 25% of Consolidated EBITDA in the aggregate for such period) (in each case, calculated before giving effect to such adjustments),
(xviii)    other expenses and charges of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period;
(xix)    any one-time Charges incurred in connection with the IPO or otherwise associated with BKFS becoming a public company; and
(xx)     any one-time Charges incurred in connection with the Permitted Spin-Off Transactions in an aggregate amount not to exceed $15,000,000; minus
(c)    an amount which, in the determination of Consolidated Net Income, has been included for
(i)    (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary, unusual or non-recurring gains, and
(ii)    any gains realized upon the Disposition of property outside of the ordinary course of business, and
(d)    excluding the effects of
(i)    any unrealized losses or gains in respect of Swap Contracts, and
(ii)    any losses or gains in respect of purchase accounting adjustments for earnout obligations arising from acquisitions, all as determined in accordance with GAAP, where applicable.
Unless the context otherwise requires, each reference to “Consolidated EBITDA” in this Agreement shall deemed to refer to the Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries.
“Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness of the type set forth in clause (a) of the definition thereof (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transactions and the LPS Notes Equity Redemption, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs), minus (b) interest income with respect to Cash on Hand of Holdings, the Borrower and the Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.
“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary, unusual or non-recurring items and (ii) any amounts attributable to Investments in any joint venture to the extent that (A) there exists any legal or contractual encumbrance or restriction on the ability of such joint venture to pay dividends or make any other distributions in cash on the Equity Interests of such joint venture held by any Person and its Subsidiaries, but only to the extent so encumbered or restricted or (B) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such joint venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (v) the cumulative effect of a change in accounting principles during such period, (w) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, (x) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests, (y) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Indebtedness) and any foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Indebtedness and any unrealized net gains and losses resulting from obligations in respect of any Hedge Agreements in accordance with GAAP or any other derivative instrument pursuant the application of Accounting Standards Codification Topic Number 815 “Derivatives and Hedging” and (z) any non-cash impairment charges resulting from the application of Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other and ASC Topic 360, Property, Plant, and Equipment and the amortization of intangibles including those arising pursuant to ASC Topic 805, Business Combinations; and, provided, further that solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person, in each case, shall be excluded in calculating Consolidated Net Income.
“Contract Consideration” shall have the meaning given to such term in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Co-Syndication Agents” means (i) with respect to the Facilities established pursuant to the Existing Credit Agreement, Bank of America, U.S. Bank National Association and Wells Fargo Bank, National Association as co-syndication agents under this Agreement and (ii) with respect to the Revolving Credit Facility and Term A Facility established pursuant to the Second Amendment, Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, BMO Capital Markets Corp., PNC Bank, N.A. and SunTrust Robinson Humphrey, Inc.
“Credit Agreement Refinancing Indebtedness” means (i) Permitted First Priority Refinancing Debt, (ii) Permitted Junior Priority Refinancing Debt, (iii) Permitted Unsecured Refinancing Debt or (iv) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, any Class of existing Term Loans, or any then-existing Refinancing Indebtedness (solely for purposes of this definition, “Refinanced Debt”); provided that (a) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (b) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued, interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.06(a), (c) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt and the maturity date of such Indebtedness shall be no earlier than the latest maturity date applicable to the Refinanced Debt, (d) such Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to the Latest Term Maturity Date at the time such Indebtedness is incurred, (e) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and the terms of such guarantee shall be no more favorable to the secured parties in respect of such Indebtedness than the terms of the Guaranty provided hereunder, (f) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable, taken as a whole, to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, and (g) such Indebtedness has mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term Loans or are otherwise reasonably acceptable to the Administrative Agent.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Fund Affiliate” means any Person (other than a natural person) that is an Affiliate of Holdings, the Sponsor or, until the occurrence of the Permitted Spin-Off Transactions, FNF that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund  which has a direct or indirect equity investment in Parent, Holdings, the Borrower or its Subsidiaries has the right to make any investment decisions.
“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.06(b)(ix).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in L/C Obligations or Swing Line Obligations or (iii) pay over to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless (A) in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (B) in the case of clause (iii) above, such Lender notifies the Administrative Agent and the Borrower in writing that the failure to pay such other amount is the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding L/C Obligations and Swing Line Obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent, L/C Issuer, Swing Line Lender or Lender’s and the Borrower’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become (or any parent company thereof has become) either the subject of (i) a Bankruptcy Event or (ii) a Bail In Action.
“Designated Lenders” shall mean, in each case to the extent then a Lender, Bank of America, N.A. (or any affiliate of Bank of America, N.A.) and SunTrust Bank.
“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(f) or (s) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received by the Borrower or Restricted Subsidiary in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.
“Disqualified Institution” means any Person listed on Schedule 1.01C, as such schedule may be supplemented by the Borrower in writing to the Administrative Agent (with any such supplement to be effective one Business Day after such notice thereof to the Administrative Agent) (i) for any person that is or becomes a Competitor or any Affiliate of any such Competitor; it being understood that (x) the Borrower may not supplement the list of Persons that are Disqualified Institutions to include any Affiliate of any Competitor that is a Bona Fide Lending Affiliate and (y) the term “Disqualified Institution” shall include any reasonably identifiable Affiliate of any Person that is added to the list of Disqualified Institutions in accordance with this clause (i) who is not a Bona Fide Lending Affiliate (except to the extent such Bona Fide Lending Affiliate is separately identified in accordance with clause (ii) below) and (ii) for any other Person identified by the Borrower subject to the reasonable consent of the Administrative Agent and, in each case of the foregoing clauses (i) and (ii), any Person that is a reasonably identifiable Affiliate of the Persons listed on Schedule 1.01C (as supplemented by clause (i) and (ii)), in each case, which supplement may not apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in or for which the “trade date” with respect to an assignment or participation interest has occurred in respect of the Facilities.
“Disqualified Person” has the meaning specified in Section 11.07(k).
“Disqualified Institution List” has the meaning specified in Section 11.09.
“Dissenting Lenders” has the meaning specified in Section 11.01(f).

“Dollar” and “$” means lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase one or more Classes of Term Loans in accordance with customary procedures reasonably acceptable to the Administrative Agent.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) in the case of any assignment of a Term A Loan, (i) a Term A Lender and (ii) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed), (b) in the case of any assignment of a Term B Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed) and (c) in the case of any assignment of a Revolving Credit Commitment, any Person approved by (A) the Administrative Agent, (B) the L/C Issuers, (C) the Swing Line Lenders and (D) unless (x) such assignment is to a Person (other than a natural person) who is a Revolving Credit Lender (who is not then a Defaulting Lender) or (y) an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Borrower (each such approval not to be unreasonably withheld or delayed); provided that “Eligible Assignee” shall not include any Disqualified Institution or, other than as set forth in Section 11.07(k) or (l), Holdings or any Affiliate or Subsidiary of Holdings.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, human health and safety (as related to exposure to hazardous substances) or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.
“Equity Purchase” means the purchase by BKFS using the net cash proceeds of the IPO, of the membership interests in Holdings.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Eurodollar Rate Revolving Credit Loan” means a Eurodollar Rate Loan that is a Revolving Credit Loan.
“Eurodollar Screen Rate” has the meaning assigned to it in the definition of “LIBOR Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means for any fiscal year of the Borrower, the excess, if any, of:
(a)    the sum, without duplication, of
(i)    Consolidated Net Income for such fiscal year,
(ii)    the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income but excluding any non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period, in each case, for such fiscal year,
(iii)    decreases in Working Capital for such fiscal year, and

(iv)    the aggregate net amount of non-cash loss on the disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;
minus
(b)    the sum, without duplication, of
(i)    the amount of all non-cash credits included in arriving at such Consolidated Net Income,
(ii)    Capital Expenditures, Permitted Acquisitions (including any earnout or other payment in respect thereof) and other Investments pursuant to Section 7.02(q), 7.02(s)or 7.02(t), in each case, to the extent made in cash to the extent not financed with (x) the proceeds of long-term Indebtedness (other than the Obligations) or (y) the proceeds of asset Dispositions and Casualty Events referred to in clause (b)(vi) below for such fiscal year or any prior fiscal year,
(iii)    [reserved],
(iv)    increases in Working Capital for such fiscal year,
(v)    the aggregate net amount of non-cash gain on the disposition of property by the Borrower and the Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vi)    proceeds of all Dispositions of assets pursuant to Sections 7.05(l)(ii), 7.05(q), 7.05(s), 7.05(t) and 7.05(u) and proceeds of all Casualty Events, in each case received in such fiscal year and to the extent included in arriving at such Consolidated Net Income,
(vii)    proceeds received by the Restricted Companies from insurance claims (including, without limitation, with respect to casualty events, business interruption or product recalls) which reimburse prior business expenses, to the extent included in arriving at such Consolidated Net Income,
(viii)    cash payments made in satisfaction of non-current liabilities (other than (A) payments in respect of Indebtedness under this Agreement or (B) regularly scheduled principal payments of any other Indebtedness),
(ix)    cash fees and expenses incurred in connection with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated),
(x)    cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder,
(xi) costs incurred related to implementations that are deferred in accordance with GAAP,
(xii) any required up-front Cash payments in respect of Hedge Agreements to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Net Income,
(xiii) without duplication of amounts deducted in calculating the prepayment under Section 2.06(b)(iii), the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and the Restricted Subsidiaries made during such period (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 2.08(a) (or any equivalent provision in any Refinancing Amendment with respect to the Term Loans), (B) the principal component of payments in respect of Capitalized Leases, (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(i) of this Agreement, but excluding (1) all other prepayments of the Term Loans, (2) all repayments of any revolving credit facility arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder that is not being made in connection with a refinancing or replacement thereof and other than in respect of the Revolving Loans and the Revolving Credit Commitments which, for the avoidance of doubt, shall be permitted to be deducted in calculating the prepayment under Section 2.06(b)(iii) as and to the extent provided therein)), and (3) in each case any such payments and purchases to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness); and
(xiv) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including earn-outs) required to be paid in cash by the Borrower or the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Capital Expenditures or any Investments pursuant to Section 7.02(q), 7.02(s) or 7.02(t), to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized in cash to finance such Capital Expenditures or Investments during such subsequent period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters.
“Excluded Assets” means (i) any fee-owned real property other than Material Real Property and all leasehold interests (it being understood that there shall be no requirements to deliver landlord lien waivers, estoppels and collateral access letters); (ii) commercial tort claims in which the amount claimed is less than $5,000,000 individually, (iii) motor vehicles and other assets subject to certificates of title, letter of credit rights (to the extent not constituting a supporting obligation), in each case, except to the extent perfection can be achieved by filing a UCC-1 financing statement; (iv) pledges and security interests prohibited by applicable Law, rule or regulation; (v) Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s Organization Documents, shareholder agreement or joint venture documents after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (vi) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (vii) any governmental licenses (but not the proceeds thereof) or state or local franchises, charters and authorizations and any other property or asset the grant or perfection of a security interest in which would require governmental consent, to the extent security interests in such licenses, franchises, charters or authorizations, properties or assets are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds thereof; (viii) “intent-to-use” trademark applications; (ix) Equity Interests of captive insurance subsidiaries, not-for-profit subsidiaries or special purpose entities used for permitted securitization facilities, (x) margin stock, (xi) assets the grant or perfection of a security interest in which would result in material and adverse tax consequence as reasonably determined by the Borrower, (xii) Equity Interests of any Foreign Subsidiary or FSHCO (A) in excess of 65% of the issued and outstanding voting stock and (B) representing 100% of the issued and outstanding nonvoting stock of such Foreign Subsidiary or FSHCO, as applicable, (xiii) any intellectual property and IP Rights owned by or related to RealEC (provided that if the Disposition of RealEC has not been consummated by or on the date that is one year from the Closing Date (or such later date as the Administrative Agent may reasonably agree), this clause (xiii) shall not apply and the Borrower shall comply with the requirements of Section 6.13 with respect to such intellectual property and IP Rights) and (xiv) other assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweigh the benefit to the Lenders of the security afforded thereby.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by (i) applicable Law, rule or regulation or (ii) by any contractual obligation that, in the case of this clause (ii), is existing on the Closing Date or at the time of acquisition thereof after the Closing Date (to the extent not entered into in contemplation of such acquisition), in each case, from guaranteeing the Facilities or which would require governmental (including regulatory) or third party consent, approval, license or authorization to provide a Guarantee unless such consent has been received,

(b) any non-wholly owned Subsidiary that is prohibited by any Organization Document or shareholder agreement (including a requirement to obtain third-party consent) existing on the Closing Date (or, in the case of any Subsidiary acquired or which becomes non-wholly owned after the Closing Date, any Organization Document or shareholder agreement in existence at such time), (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary, (e) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (f) any FSHCO, (g) not-for-profit Subsidiaries, captive insurance Subsidiaries and special purpose entities used for permitted securitization facilities, if any, (h) solely in the case of any Secured Hedging Obligation that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary of the Borrower that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act, (g) RealEC (provided that if the Disposition of RealEC has not been consummated by or on the date that is one year from the Closing Date (or such later date as the Administrative Agent may reasonably agree), this clause (g) shall not apply, and the Borrower shall comply with the requirements of Section 6.13 with respect to RealEC), (h) Permitted Holdings Subsidiaries and (i) any other Subsidiary in circumstances where the Borrower and the Administrative Agent reasonably agree that the cost or burden of providing a Guaranty outweighs the benefit afforded thereby.
“Excluded Swap Obligation” means with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Party and swap counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.09) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Excluded Unrestricted Subsidiary” has the meaning specified in Section 6.15.
“Existing Credit Agreement” means this Agreement as of the Second Amendment Effective Date prior to giving effect to the Second Amendment.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.18(a)(ii).
“Extended Revolving Loans” has the meaning specified in Section 2.18(a)(ii).
“Extended Term A Loans” has the meaning specified in Section 2.18(a)(iv)(A).
“Extended Term B Loans” has the meaning specified in Section 2.18(a)(iv)(B).

“Extended Term Loans” has the meaning specified in Section 2.18(a)(iii).
“Extension” has the meaning specified in Section 2.18(a).
“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Lender that agrees to an Extension and (d) to the extent relating to the Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.18.
“Extension Offer” has the meaning specified in Section 2.18(a).
“Facility” means each Term Facility or each Revolving Credit Facility, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements implementing any of the foregoing.
“FCPA” has the meaning specified in Section 5.08(b).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent; provided that if the relevant screen rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means, (i) that certain letter agreement dated as of April 22, 2015 among Holdings, the Borrower and the Arrangers, (ii) that certain letter agreement dated as of April 16, 2015 among Holdings, the Borrower and the Administrative Agent and (iii) that certain letter agreement dated as of May 6, 2015 among Holdings, the Borrower and the Arrangers, in each case in respect of this Agreement.
“First Amendment” means that certain First Amendment to Credit and Guaranty Agreement, dated as of the First Amendment Effective Date among the Borrower and the Administrative Agent.
“First Amendment Effective Date” means February 27, 2017.
“First Lien Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness outstanding on such date of determination that is secured by a first priority Lien minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto (the “Flood Disaster Protection Act”), (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004, and any regulations promulgated thereunder, as now or hereafter in effect or any successor statute or regulations thereto.
“FNF” means collectively, Fidelity National Financial, Inc., a Delaware corporation and its controlled Affiliates (but excluding Holdings and its Subsidiaries).
“Foreign Asset Sale” has the meaning specified in Section 2.06(b)(viii).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Recipient that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Recipient that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Recovery Event” has the meaning specified in Section 2.06(b)(viii).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any direct or indirect Domestic Subsidiary that has no material assets other than the equity and/or debt of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee or any successor or similar authority to any of the foregoing).
“Granting Lender” has the meaning specified in Section 11.07(i).
“Growth Amount” has the meaning specified in clause (a)(i) of the definition of “Available Amount.”
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets or other transactions permitted under this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” means (a) in respect of the Guarantee by the Borrower set forth in Article 10 of this Agreement, (i) all Secured Hedging Obligations of each other Loan Party and (ii) all Cash Management Obligations of each other Loan Party and (b) in respect of the Guarantee of Holdings and any Subsidiary Guarantor set forth in Article 10 of this agreement or in any other guaranty or guaranty supplement delivered pursuant to Section 6.13, (i) all Obligations of each other Loan Party, (ii) all Secured Hedging Obligations of each other Loan Party and (iii) all Cash Management Obligations of each other Loan Party, in each case of the obligations described in clauses (i), (ii) and (iii) above, now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise. Notwithstanding the foregoing, the Guaranteed Obligations of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor.
“Guarantors” means, collectively, (i) Holdings, (ii) the Borrower and (ii) each Subsidiary Guarantor (with each Subsidiary Guarantor as of the Closing Date listed on Schedule 1.01(A). The Borrower shall be considered a Guarantor hereunder solely with respect to its Guaranteed Obligations under Article 10.
“Guaranty” means, collectively, the Guarantee by Holdings and each Subsidiary Guarantor set forth in Article 10 of this Agreement together with any other guaranty or guaranty supplement delivered pursuant to Section 6.13 as well as the Guarantee provided by the Borrower solely with respect to its Guaranteed Obligations under Article 10.
“Guaranty Supplement” has the meaning specified in Section 10.09.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.
“Hedge Agreement” means any Swap Contract permitted under Article 6 or 7 that is entered into by and between the Borrower or any of the Restricted Subsidiaries and any Hedge Bank.
“Hedge Bank” means any Person that is, at the time that it enters into a Hedge Agreement, the Administrative Agent, an Arranger, a Lender, L/C Issuer or Swing Line Lender or an Affiliate of the Administrative Agent, an Arranger, a Lender, L/C Issuer or Swing Line Lender.
“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.
“Holdings LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Holdings, by and among Holdings, Chicago Title Insurance, a Nebraska corporation, Fidelity Title Insurance Company, a California corporation, BKFS, and the Sponsor, to be entered into and effective upon the closing of the IPO.
“Honor Date” has the meaning specified in Section 2.04(c)(i).
“Identified Disqualified Institution” has the meaning specified in Section 11.09.
“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower (a) having Total Assets in an amount of less than 5.0% of Total Consolidated Assets of Holdings, the Borrower and the Restricted Subsidiaries and (b) contributing less than 5.0% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries,

in each case, for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable; provided that the aggregate Total Assets (as so determined) and aggregate revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of Total Consolidated Assets of Holdings, the Borrower and the Restricted Subsidiaries or 10.0% of the consolidated revenues of Holdings, the Borrower and the Restricted Subsidiaries for the relevant Test Period, as the case may be.
“Impacted Interest Period” has the meaning specified in the definition of “LIBOR Rate.”
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(aa).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    (i) all obligations of such Person for borrowed money and (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements to the extent the same would appear as a liability on a balance sheet (excluding footnotes thereto) of such Person in accordance with GAAP;
(b)    the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefor are in escrow);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests;
(h)    indebtedness or similar financing obligations of such Person under any Securitization Financing; and
(i)    all Guarantees of such Person in respect of the obligations under any of the foregoing paragraphs of other Persons.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 11.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitees” has the meaning specified in Section 11.05.
“Initial Term Loans” means the Term A Loans and Term B Loans.
“Information” has the meaning specified in Section 11.09.
“Intellectual Property Security Agreement” means, collectively, the Intellectual Property Security Agreement, substantially in the form attached to the Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.13 or the Security Agreement.
“Interest Coverage Ratio” means, as of the end of any fiscal quarter of Holdings for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such period to (b) Consolidated Interest Charges of Holdings, the Borrower and the Restricted Subsidiaries for such period. If any determination of the Consolidated Interest Charges of Holdings, the Borrower and the Restricted Subsidiaries is required to be made for a period of four fiscal quarters (in connection with computing the Interest Coverage Ratio) at a time when fewer than four full fiscal quarters have elapsed since the Closing Date, such determination of the Consolidated Interest Charges shall be made for the period elapsed from the Closing Date through the most recent fiscal quarter then ended (annualized on a simple arithmetic basis).
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable to such Loan.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date that is one week, one month, two months, three months or six months thereafter, or to the extent available (as determined by each relevant Lender) to all relevant Lenders, twelve months or a shorter period thereafter, as selected by the Borrower in its Loan Notice or such other period as agreed by the Borrower and all applicable Lenders); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(ii)    other than with respect to one week Interest Periods, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date applicable to such Loan.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which the Eurodollar Screen Rate is available for deposits in Dollars) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available for deposits in Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investors” means (a) FNF, (b) the Sponsor and (c) the Management Investors.
“IP Rights” has the meaning specified in Section 5.07.
“IPO” means the initial public offering by BKFS of its shares of class A common stock, effective on May 26, 2015.
“IRS” means the United States Internal Revenue Service.
“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
“Junior Indebtedness” means (a) any Permitted Subordinated Indebtedness, (b) except during a Collateral Release Period, any Indebtedness that is secured on a junior lien basis to the Liens securing the Obligations, (c) the LPS Notes and (d) any unsecured subordinated Indebtedness incurred pursuant to Section 7.03(h)(x) or 7.03(z).
“Latest Maturity Date” means the later of the Latest Term Maturity Date and the Latest Revolving Termination Date.
“Latest Term Maturity Date” means, as at any date, the latest to occur of (a) the Term A Maturity Date, (b) the Term B Maturity Date, (c) the latest maturity date in respect of any outstanding Extended Term Loans, (d) the latest maturity date in respect of any outstanding Additional Term Loans and (e) the latest maturity date in respect of any outstanding Refinancing Term Loans.
“Latest Revolving Termination Date” means, as at any date, the latest to occur of (a) the Revolver Maturity Date, (b) the latest termination date in respect of any outstanding Extended Revolving Credit Commitments and (c) the latest termination date in respect of any Additional Revolving Credit Commitments.
“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to any L/C Issuer, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, pursuant to Section 2.04, in an aggregate Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer at any time outstanding not to exceed (a) in the case of any L/C Issuer party hereto, the amount set forth opposite such L/C Issuer’s name on Schedule 2.04 under the heading “L/C Commitments”; and (b) in the case of any Revolving Credit Lender that becomes an L/C Issuer hereunder thereafter, the amount which shall be set forth in the written agreement by which such Revolving Credit Lender shall become an L/C Issuer hereunder, in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such L/C Issuer, the Borrower and the Administrative Agent. The aggregate L/C Commitments of all the L/C Issuers shall be less than or equal to the Letter of Credit Sublimit at all times.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Fee” has the meaning specified in Section 2.04(i).
“L/C Issuer” means JPMCB, Bank of America or any other Revolving Credit Lender (or Affiliate thereof) that agrees in writing with the Borrower and the Administrative Agent to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer and each Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Revolver Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means, at any time, an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness outstanding on such date of determination, minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“LIBOR Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Eurodollar Screen Rate”) at approximately 11:00 a.m., London time, two

Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to deposits in Dollars then the LIBOR Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, the LIBOR Rate with respect to the Term B Loans shall not be less than 0.75%, including without limitation for purposes of calculating the Base Rate applicable to Term B Loans.
“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).
“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) other than during a Collateral Release Period, the Collateral Documents, (c) the Notes, (d) the Guaranty, (e) each Commitment Increase and Joinder Agreement, (f) each Refinancing Amendment and (g) each Extension Amendment.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“LPS 2014 Transactions” means the acquisition by FNF, indirectly, with the Sponsor of the Borrower (formerly known as Lender Processing Services, Inc.) on January 2, 2014.
“LPS Notes” means the Borrower’s existing 5.75% Senior Notes due 2023, issued pursuant to the LPS Notes Indenture.
“LPS Notes Equity Redemption” means the redemption (including the payment of any accrued and unpaid interest and required redemption premium) of the LPS Notes pursuant to Section 3.02 of the LPS Notes Indenture.
“LPS Notes Indenture” means that certain Indenture dated as of October 12, 2012 among the Borrower (f/k/a Lender Processing Services, Inc.), the guarantors party thereto and U.S. Bank National Association as trustee.
“Majority-Owned Subsidiary” means a Subsidiary that is not wholly-owned (directly or indirectly) by the Borrower.
“Management Investors” means the officers, directors and members of management of the Borrower, any direct or indirect parent company of the Borrower (including Parent and Holdings), FNF and/or ServiceLink Holdings, LLC (a subsidiary of FNF).
“Material Adverse Effect” means (a) a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) a material and adverse effect on the rights and remedies (taken as a whole) of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.
“Material Companies” means Holdings, the Borrower and all Restricted Subsidiaries (other than Immaterial Subsidiaries).

“Material Real Property” means any real property owned in fee by any Loan Party with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000 as of the Closing Date (with respect to each Real Property owned on the Closing Date) or as of the date of acquisition of such real property (with respect to any such real property acquired after the Closing Date).
“Maturity Date” means (a) with respect to the Term A Loans outstanding on the Second Amendment Effective Date after giving effect to the Second Amendment, February 25, 2022 (the “Term A Maturity Date”), (b) with respect to the Term B Loans issued on the Closing Date, May 27, 2022 (the “Term B Maturity Date”), (c) with respect to the Revolving Credit Commitments and the Revolving Credit Loans, the Revolver Maturity Date, (d) with respect to any Extended Term Loans, Extended Revolving Credit Commitment and Extended Revolving Loans, the final maturity date as specified in the applicable Extension Amendment, (e) with respect to any Additional Term Loans or Additional Revolving Credit Commitments, the final maturity date as specified in the applicable Commitment Increase and Joinder Agreement, and (f) with respect to any Refinancing Term Loans or Refinancing Revolving Commitments, the final maturity date as specified in the applicable Refinancing Amendment.
“Maximum Rate” has the meaning specified in Section 11.11.
“Mergers” means the mergers, in connection with the IPO, of each of THL Black Knight I Holding Corp. and THL Investors Black Knight I Holding Corp. with and into BKFS, with BKFS as the surviving entity in each merger.
“MFN Provision” has the meaning specified in Section 2.16(g).
“Minimum Extension Condition” has the meaning set forth in Section 2.18(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” has the meaning specified in Section 6.13(c).
“Mortgage Notification Date” has the meaning specified in Section 6.13(c).
“Mortgaged Properties” has the meaning specified in 6.07.
“Multiemployer Plan” means any employee benefit plan covered by Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by any Restricted Company or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of such Restricted Company) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or any Incremental Equivalent Debt), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Restricted Company in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable by such Restricted Company or any of the direct or indirect members thereof (including, without limitation, any amounts permitted to be distributed under Section 7.06(k)) and attributable to such Disposition (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), (D) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Disposition, and (E) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by such Restricted Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (I) received upon the Disposition of any non-cash consideration received by such Restricted Company in any such Disposition and (II) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $10,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $30,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the incurrence or issuance of any Indebtedness by any Restricted Company, the excess, if any, of (i) the aggregate amount of cash received in connection with such incurrence over (ii) the taxes, investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket fees and expenses and other customary expenses, incurred by such Restricted Company (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States).
“Non-Debt Fund Affiliate” means any Affiliate of Holdings other than (a) any Subsidiary of Holdings, (b) any Debt Fund Affiliate and (c) any natural person.
“Non-ECP Guarantor” means each Guarantor other than a Qualified ECP Guarantor.
“Nonrenewal Notice Date” has the meaning specified in Section 2.04(b)(iii).
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.09).
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” means (a) prior to the consummation of a Permitted Spin-Off Transaction, BKFS and (b) following the consummation of a Permitted Spin-Off Transaction, PublicCo.
“Participant” has the meaning specified in Section 11.07(f).
“Participant Register” has the meaning specified in Section 11.07(g).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute or has any liability.
“Perfection Certificate” means a certificate attached as Exhibit B to the Security Agreement that provides information relating to Uniform Commercial Code filings of each Loan Party.
“Permitted Acquisition” has the meaning specified in Section 7.02(h).
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of such Indebtedness (or their Senior Representative) and the Administrative Agent shall be party to an Acceptable Intercreditor Agreement.

“Permitted Holders” means (a) the Investors, (b) any person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Act) so long as, in the case of this clause (b), the relevant Investors own more than 50% of the relevant voting stock owned by such group.
“Permitted Holdings Subsidiaries” means BKFS I Management, Inc. and BKFS I Services, LLC, which are Subsidiaries of Holdings.
“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness shall be secured by the Collateral on a junior priority basis to the Liens securing the Obligations and not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness shall satisfy the requirements of the definition of “Credit Agreement Refinancing Indebtedness” and (iii) the holders of any such Indebtedness (or their Senior Representative) and Administrative Agent shall be party to an Acceptable Intercreditor Agreement.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor (or another of the Restricted Companies, at the election of the Borrower; provided that if the obligor is a Loan Party, such other Restricted Company must also be a Loan Party) on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Loan Parties in accordance with Section 6.13 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.
“Permitted Spin-Off Transaction” means (i) the dividend or other distribution of the Equity Interests of BKFS (and/or the Equity Interests of any parent entity that holds, directly or indirectly, the Equity Interests of BKFS) to the beneficial owners of the Borrower (which, for purposes of this definition shall be deemed to include the then existing shareholders of FNF) and (ii) any corporate restructurings, reorganizations and other transactions completed in connection with the foregoing or otherwise reasonably necessary to effectuate any of the foregoing (including, without limitation, the subsequent merger of BKFS with a subsidiary of a newly formed public holding company (“PublicCo”), as a result of which the holders of BKFS Class A common stock will receive an equivalent number of shares of PublicCo common stock in exchange for such common stock of BKFS), it being understood and agreed that after giving effect to the transactions contemplated by clauses (i) and (ii) above, PublicCo shall directly or indirectly own and control 100% of the equity interests in Holdings (or, if applicable, Successor Holdings) and Holdings (or, if applicable, Successor Holdings) shall continue to directly own and control 100% of the equity interests in the Borrower.
“Permitted Subordinated Indebtedness” means any unsecured Indebtedness that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to the Administrative

Agent, (b) is not scheduled to mature prior to the date that is 91 days after the stated maturity date for the latest maturing Tranche of Term Loans outstanding on the date of incurrence of such Indebtedness, (c) has no scheduled amortization or payments of principal prior to the stated maturity date for the latest maturing Tranche of Term Loans outstanding on the date of incurrence of such Indebtedness, and (d) has mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term B Loans or are otherwise reasonably acceptable to the Administrative Agent.
“Permitted Unrestricted Cash” means, as of any date of determination, up to $200,000,000 of the aggregate amount of domestic unrestricted cash and Cash Equivalents included on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date (it being understood that cash and Cash Equivalents that are restricted in favor of the Administrative Agent on behalf of the Secured Parties (which may also include cash and Cash Equivalents securing other Indebtedness of the Restricted Companies permitted hereby by a Lien on the Collateral on a pari passu or junior basis to the Lien securing the Secured Obligations) shall not be deemed to be “restricted cash” by virtue of such restriction).
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior or subordinated unsecured notes or loans; provided that such Indebtedness satisfies the requirements of the definition of “Credit Agreement Refinancing Indebtedness”.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, for purposes of calculating compliance with the First Lien Leverage Ratio, the Leverage Ratio, the Senior Secured Leverage Ratio or each of the financial covenants set forth in Section 7.10, in each case in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included and (ii) in the case of a Specified Disposition described in the definition of “Specified Transaction”, shall be excluded, (b) any retirement or repayment of Indebtedness (other than normal fluctuation in revolving Indebtedness incurred for working capital purposes), and (c) any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the First Lien Leverage Ratio, the Leverage Ratio, the Senior Secured Leverage Ratio and the financial covenants set forth in Section 7.10 to the extent that such adjustments are consistent with the definition of Consolidated EBITDA; provided further that in connection with any Specified Transaction that is the incurrence of Indebtedness in respect of which compliance with any specified leverage ratio test is by the terms of this Agreement required to be calculated on a Pro Forma Basis, (x) the proceeds of such Indebtedness shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test and (y) if such Indebtedness is a revolving facility, such Indebtedness shall be assumed to be fully drawn on the first day of the fiscal period covered thereby for purposes of calculating the applicable leverage ratio test.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender (and, if applicable, in the case of Term Loans, the principal amount thereof) under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments (and, if applicable, in the case of Term Loans, the principal amount thereof) under the applicable Facility or Facilities at such time; provided that in the case of Section 2.17 when a Defaulting Lender shall exist under the Revolving Credit Facility, “Pro Rata Share” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.
“PublicCo” has the meaning specified in the definition of “Permitted Spin-Off Transaction”.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(180(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.
“Ratings Threshold” means there is in effect by both Moody’s and S&P a corporate credit rating of the Borrower and ratings for the Facilities of at least Baa3 or BBB-, respectively, in each case, with stable outlook (or better).
“RealEC” means RealEC Technologies, LLC, a Delaware limited liability company.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer, as applicable and (d) any Swing Line Lender, as applicable.
“Refinanced Debt” has the meaning set forth in Section 2.19(a).
“Refinancing” means repayment in full of (x) the mirror loan from FNF in an aggregate outstanding principal amount of approximately $803,900,000 evidenced by that certain amended and restated mirror note dated as of March 30, 2015 and (y) the intercompany loans from FNF in an aggregate outstanding principal amount of approximately $699,000,000, pursuant to (I) that certain second amended and restated intercompany note dated as of March 30, 2015 and (II) that certain amended and restated intercompany note dated as of May 30, 2014.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto and (d) to the extent relating to the Revolving Credit Commitments, the L/C Issuer and the Swing Line Lender, in accordance with Section 2.19.
“Refinancing Indebtedness” has the meaning specified in Section 2.19(a).
“Refinancing Revolving Commitments” means Revolving Credit Commitments established pursuant to a Refinancing Amendment.
“Refinancing Revolving Lender” means a Lender with a Refinancing Revolving Commitment or an outstanding Refinancing Revolving Loan.
“Refinancing Revolving Loans” means the Revolving Loans made pursuant to the Refinancing Revolving Commitments.

“Refinancing Term Loan Commitment” means the commitment of any Lender to make Refinancing Term Loans pursuant to Section 2.19 to the Borrower.
“Refinancing Term Loan Lender” means a Lender with an outstanding Refinancing Term Loan.
“Refinancing Term Loans” means Term Loans that result from a Refinancing Amendment.
“Register” has the meaning specified in Section 11.07(e).
“Rejecting Lender” has the meaning specified in Section 2.06(b)(ix).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Repricing Event” shall mean (a) the refinancing or repricing by the Borrower of all or any portion of the Term B Loans with the proceeds of, or any conversion of the Term B Loans into, any new or replacement tranche of term loans and (b) any amendment to the Term B Loans, in each case of the foregoing clauses (a) and (b), the primary purpose of which is to have or result in an effective “yield” (with “yield” being determined in a manner consistent with that set forth in Section 2.16(g)) as of the date of such refinancing, repricing or amendment that is (and not by virtue of any fluctuation in any “base” rate) less than the “yield” applicable to the Term B Loans as of the date of such refinancing, repricing or amendment, but excluding, in any such case, any refinancing, repricing or amendment of the Term B Loans in connection with (i) any acquisition or similar Investment permitted hereby, in each case in excess of $100,000,000 or (ii) a “Change of Control” transaction.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Class Lenders” means, as of any date of determination, Lenders of a Class (voting as a single class) having more than 50% of the sum of the (a) Outstanding Amount of all Loans under such Class, (b) aggregate unused Commitments, if any, under such Class, (c) with respect to a Class under a Revolving Facility, all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under such Class, if any; provided that the portion of such Outstanding Amounts, L/C Obligations and unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Pro Rata Lenders” means, as of any date of determination, Term A Lenders and Revolving Credit Lenders (voting as a single class) having more than 50% of the sum of the (a) Outstanding Amount of all Term A Loans, (b) aggregate unused Term A Commitments, if any, (c) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (d) aggregate unused Revolving Credit Commitments, if any; provided that the portion of such Outstanding Amounts, L/C Obligations and unused Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments, if any; provided that the unused Revolving Credit Commitment of, and the portion of the Outstanding Amounts held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” means the chief executive officer, president, any executive vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party (or any other person duly authorized by a Loan Party to act with respect to the Loan Documents on behalf of such Loan Party) and, as to any document delivered on the Closing Date, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Companies” means Holdings, the Borrower and the Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.
“Restricted Domestic Subsidiary” means any Restricted Subsidiary that is a Domestic Subsidiary.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) on account of any Equity Interest of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any Restricted Company’s stockholders, partners or members (or the equivalent Persons thereof). The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the board of directors of the Borrower and evidenced by a board resolution.
“Restricted Prepayment” has the meaning specified in Section 7.11.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolver Maturity Date” means February 25, 2022, or, as to any Revolving Credit Lender for which the Revolver Maturity Date is extended pursuant to Section 2.18, the date to which the Revolver Maturity Date is so extended or, in each case, if such day is not a Business Day, the next preceding Business Day.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal or face amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name under the caption “New Revolving Credit Commitment” (i) on Schedule 2 to the Second Amendment, (ii) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or (iii) in the case of any Lender that provides new Revolving Credit Commitments pursuant to Section 2.16, in the applicable Commitment Increase and Joinder Agreement, as applicable, and as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders is $500,000,000 on the Second Amendment Effective Date.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” means a Loan made by a Revolving Credit Lender pursuant to its Revolving Credit Commitment.
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered permitted assigns, in substantially the form of Exhibit C-3, evidencing the aggregate indebtedness of the Borrower owed to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“Revolving Outstandings” means, with respect to any Revolving Credit Lender at any time, the sum of the aggregate Outstanding Amount of such Lender’s Revolving Credit Loans plus its Pro Rata Share, determined for this purpose solely among the Commitments under the Revolving Credit Facility, of the Outstanding Amount of the L/C Obligations plus its Swing Line Obligations.
“Revolving Termination Date” has the meaning specified in Section 2.10(b).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Same Day Funds” means, with respect to disbursements and payments in Dollars, immediately available funds.
“Sanctions” has the meaning specified in Section 5.08(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Credit and Guaranty Agreement, dated as of the Second Amendment Effective Date among, inter alios, each Loan Party, the Lenders party thereto, each L/C Issuer, each Swing Line Lender and the Administrative Agent.
“Second Amendment Effective Date” means April 26, 2017.
“Secured Hedging Obligations” means all obligations of any Loan Party in respect of any Hedge Agreement.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the holders of Cash Management Obligations and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
“Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.
“Securitization Financing” means a receivables or other securitization transaction involving the Restricted Companies and a Securitization Vehicle.
“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Borrower and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Borrower.

“Security Agreement” means that certain Security Agreement, dated as of May 27, 2015, among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit G.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Managing Agents” means with respect to the Facilities established pursuant to the Existing Credit Agreement, Fifth Third Bank, Citizens Bank, N.A., PNC Capital Markets LLC and BBVA Compass as senior managing agents under this Agreement.
“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness (other than any portion of Total Indebtedness that is unsecured) outstanding on such date of determination, minus Permitted Unrestricted Cash to (b) Consolidated EBITDA as of the last day of the most recently ended Test Period, in each case, of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 11.07(i).
“Specified Disposition” means any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (other than (x) in the ordinary course of business or (y) among Holdings, the Borrower and the Restricted Subsidiaries), (a) that involves assets comprising all or substantially all of an operating unit of a business or common Equity Interests of any Person, in each case owned by any Restricted Company and (b) the total consideration in respect of which exceeds $5,000,000.
“Specified Financial Statements” means, collectively, (a) audited consolidated and combined balance sheets of Holdings and its Subsidiaries as of December 31, 2014 and 2013 and the related consolidated and combined statements of operations and comprehensive loss, members’ equity and cash flows for the year ended December 31, 2014 and for the period from October 16, 2013 through December 31, 2013, including, an unqualified audit report thereon, (b) audited consolidated balance sheets of Lender Processing Services, Inc. (the predecessor of the Borrower) and its subsidiaries as of January 1, 2014 and December 31, 2013 and the related consolidated statements of earnings (loss), comprehensive earnings (loss), stockholders’ equity and cash flows for the day ended January 1, 2014 and for each of the years in the two-year period ended December 31, 2013, including an unqualified audit report thereon, and (c) an unaudited consolidated balance sheet of Holdings and its Subsidiaries and the related consolidated statements of operations, members’ equity and cash flows for each subsequent fiscal quarter ending at least 45 days prior to the Closing Date and for the elapsed interim period following the last completed fiscal year and for the comparable periods of the prior fiscal year.
“Specified FNF Insurance Subsidiaries” means any direct or indirect Subsidiary of Fidelity National Financial, Inc. (other than Holdings or any Subsidiary of Holdings) that is a title insurance underwriter and subject to regulations as an insurance company by any Governmental Authority.

“Specified FNF Voting Cap” means an aggregate principal amount of Term B Loans of up to the lesser of (x) $50,000,000 and (y) 6.25% of the sum of, as of the date of determination, (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of this clause (y).
“Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, chief accounting officer or general counsel of the Borrower.
“Specified Transaction” means, any Investment, Restricted Payment, Restricted Prepayment, operating improvement, restructuring, cost savings initiative, any similar initiative and/or specified transaction, designation of an Unrestricted Subsidiary, or incurrence of Indebtedness in respect of which compliance with the financial covenants set forth in Section 7.10 or a specified level of the First Lien Leverage Ratio, the Leverage Ratio or the Senior Secured Leverage Ratio, is by the terms of this Agreement required to be calculated on a Pro Forma Basis, or any Specified Disposition.
“Sponsor” means Thomas H. Lee Partners, L.P., a Delaware limited partnership (together with its Affiliates and funds managed or advised by it or its Affiliates or any of their respective controlled Affiliates).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurodollar Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings or the Borrower, as the context requires.
“Subsidiary Guarantor” has the meaning specified in Section 6.13.
“Successor Borrower” has the meaning specified in Section 7.04.
“Successor Holdings” has the meaning specified in Section 7.12.
“Survey” means a survey of any Material Real Property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Material Real Property is located, (ii) dated (or redated) as of a date reasonably acceptable to the Administrative Agent; provided that if the title company shall provide survey coverage, such date shall be deemed acceptable, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the title company, (iv) complying with the detail requirements of the American Land Title Association reasonably required by the Administrative Agent and customary in similar transactions, and (v) sufficient for the title company to provide survey coverage in any Title Policy required herein, or (b) otherwise reasonably acceptable to the Administrative Agent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Commitment” means, as to any Swing Line Lender, its commitment to make Swing Line Loans pursuant to Section 2.05, in an aggregate principal amount at any time outstanding not to exceed (a) in the case of any Swing Line Lender party hereto as of the Closing Date, the amount set forth opposite such Lender’s name in Schedule 2.05 under the heading “Swing Line Commitments” and (b) in the case of any Revolving Credit Lender that becomes a Swing Line Lender hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become a Swing Line Lender. The aggregate Swing Line Commitment of all the Swing Line Lenders shall be less or equal to the Swing Line Sublimit at all times.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.05.
“Swing Line Lender” means (a) JPMCB, (b) Bank of America and (c) each other Revolving Credit Lender, if any, as the Borrower may from time to time select as a Swing Line Lender hereunder (provided that such Lender shall be reasonably acceptable to the Administrative Agent and has agreed to be a Swing Line Lender hereunder in a writing satisfactory to the Administrative Agent, executed by such Lender, the Borrower and the Administrative Agent), in each case in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Obligations” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Obligations of any Lender at any time shall be the sum of (a) its Pro Rata Share, determined for this purpose solely among the Commitments under the Revolving Credit Facility, of the total Swing Line Obligations at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) if such Lender shall be a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans).
“Swing Line Sublimit” means an amount equal to $25,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Commitment” means, as to each Term A Lender that is a New Term A Lender (as defined in the Second Amendment), its obligation to make a Term A Loan, in each case, to the Borrower pursuant to Section 2 of the Second Amendment in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Term A Lender’s name on Schedule 2 to the Second Amendment under the caption “New Term A Commitment” or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term A Lenders’ Term A Commitments on the Second Amendment Effective Date is $1,030,000,000.
“Term A Facility” means, at any time, the aggregate amount of the Term A Commitments or Term A Loans at such time.
“Term A Lender” means, at any time, any Lender that has a Term A Commitment or Term A Loan at such time.
“Term A Loan” means a Loan made pursuant to Section 2.01(a).
“Term A Maturity Date” has the meaning specified in the definition of “Maturity Date”
“Term A Note” means a promissory note of the Borrower payable to any Term A Lender or its registered permitted assigns, in substantially the form of Exhibit C-1, evidencing the aggregate indebtedness of the Borrower owed to such Term A Lender resulting from the Term A Loans made by such Term A Lender.
“Term B Commitment” as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term B lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term B Lenders’ Term B Commitments on the Closing Date is $400,000,000.
“Term B Facility” means, at any time, the aggregate amount of the Term B Commitments or the Term B Loans at such time.
“Term B Lenders” means, at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.
“Term B Loan” means a Loan made pursuant to Section 2.01(c).
“Term B Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“Term B Note” means a promissory note of the Borrower payable to any Term B Lender or its registered permitted assigns, in substantially the form of Exhibit C-2, evidencing the aggregate indebtedness of the Borrower owed to such Term B Lender resulting from the Term B Loans made by such Term B Lender.
“Term Borrowing” means a Borrowing consisting of simultaneous Term Loans made by each of the Term Lenders of such Tranche pursuant to Section 2.01(a), 2.16, 2.18 or 2.19.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan of any Tranche to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan of such Tranche to be made by such Term Lender under this Agreement, as such commitment may be reduced or increased from time to time pursuant to (a) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (b) a Commitment Increase and Joinder Agreement, (c) a Refinancing Amendment or (d) an Extension Amendment.
“Term Facilities” means, collectively, (a) the Term A Facility, (b) the Term B Facility and (c) with respect to any other Tranche of Term Loans, (i) on or prior to the applicable funding date of such Tranche of Term Loans, the aggregate amount of the Term Commitments of such Tranche at such time and (ii) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders of such Tranche outstanding at such time.
“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loan” means any Term A Loan, any Term B Loan, any Additional Term Loan, any Extended Term Loans and any Refinancing Term Loans.
“Term Note” means a Term A Note or a Term B Note.
“Termination Date” has the meaning specified in Article 6.
“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 6.01(a) or 6.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements pursuant to Section 6.01(b), “Test Period” means the period of four consecutive fiscal quarters in respect to which the financial statements of Holdings, the Borrower and its Subsidiaries are available.
“Threshold Amount” means $70,000,000.
“Title Policy” means a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid mortgage Lien (subject only to Permitted Liens) on the mortgaged property and fixtures described therein in the amount equal to no more than the fair market value of such mortgaged property and fixtures, issued by a title company reasonably acceptable to the Administrative Agent which shall (a) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent; (b) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount); (c) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (provided that in lieu of a zoning endorsement, a zoning opinion, report or other letter in form and substance reasonably satisfactory to the Administrative Agent may be provided); and (d) affirmatively insure against loss arising out of or contain no exceptions to title other than Liens permitted hereunder.
“Total Assets” means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.
“Total Consolidated Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of the end of the most recent fiscal quarter of Holdings, the Borrower and the Restricted Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.
“Total Indebtedness” means, without duplication, (a) the aggregate Outstanding Amount of all Loans and all Unreimbursed Amounts and (b) all other Indebtedness of the Restricted Companies of the type referred to in clauses (a), (b) (but solely in respect of letters of credit and bankers’ acceptances, and solely to the extent drawn and not yet reimbursed), (d), (e) and (f) of the definition thereof and all Guarantees of the Restricted Companies in respect of such Indebtedness of any other Person, excluding any obligation, liability or indebtedness of any Restricted Company if, upon or prior to the maturity thereof, such Restricted Company has delivered a notice of prepayment or redemption and irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of Indebtedness) for the defeasance, discharge, redemption, payment or satisfaction of such obligation, liability or Indebtedness, and thereafter such funds and evidences of such obligation, liability or Indebtedness or other security so deposited are not included in the calculation of Permitted Unrestricted Cash; provided that if any such deposit is returned to the Borrower and the corresponding obligation, liability or Indebtedness of such Restricted Company is not defeased, discharged, redeemed, paid or satisfied, but remain outstanding, this exclusion shall not apply.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all L/C Obligations and Swing Line Loans.
“Tranche” means (a) when used with respect to Revolving Credit Lenders, Revolving Credit Commitments, Revolving Credit Loans or a Revolving Credit Borrowing, refers to whether such lenders, commitments or loans (or loans comprising such borrowing) are (i) Revolving Credit Lenders, Revolving Credit Commitments or Revolving Credit Loans under Section 2.01(b) or (ii) holders of any Extended Revolving Loans, Extended Revolving Credit Commitments in respect thereof or such Extended Revolving Credit Loans and (b) when used with respect to Term Loans or Term Lenders, refers to whether such lenders, commitments or loans (or loans comprising such borrowing) are (i) Term A Lenders, Term A Commitments or Term A Loans, (ii) Term B Lenders, Term B Commitments or Term B Loans, (iii) holders of any tranche of Additional Term Loans, commitments of such holders in respect thereof or such Additional Term Loans, (iv) holders of any Extended Term Loans, commitments of such holders in respect thereof or such Extended Term Loans, or (v) holders of any Refinancing Term Loans, commitments of such holders in respect thereof or such Refinancing Term Loans.
“Transactions” means, collectively, (a) the IPO and the Mergers, (b) the Equity Purchase, (c) the Refinancing, (d) the funding of the Loans on the Closing Date and the execution and delivery of the Loan Documents on the Closing Date and (e) the payment of costs and expenses related to the foregoing clauses (a) through (d).
“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“USA Patriot Act” has the meaning specified in Section 2.19(a).
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Unrestricted Subsidiary” means (a) each Subsidiary of the Borrower listed on Schedule 1.01B and (b) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date (and continuing until such time that such designation may be thereafter revoked by the Borrower).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Working Capital” means, at any date, the excess of current assets of Holdings, the Borrower and the Restricted Subsidiaries on such date (excluding cash and Cash Equivalents) over current liabilities of Holdings, the Borrower and the Restricted Subsidiaries on such date (excluding current liabilities in respect to Indebtedness), all determined on a consolidated basis in accordance with GAAP.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(f)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations pursuant to Section 7.10) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a basis consistent (except for changes approved by Parent’s independent public accountants) with the most recent audited consolidated financial statements of Holdings, the Borrower and the Restricted Subsidiaries delivered to the Lenders pursuant to Section 6.01 or, prior to such delivery, the Specified Financial Statements for the fiscal year ended December 31, 2014.

(a)If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form reasonably satisfactory to the Administrative Agent, between calculations of such ratio made before and after giving effect to such change in GAAP.
(b)Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis until the completion of four full fiscal quarters following such Specified Transaction.

Section 1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurodollar Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

Section 1.08Certain Calculations and Tests.
(a)Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, Section 7.10, any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test and/or any Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Prepayment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (1) in the case of any acquisition or similar Investment, at the time of either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (x) the declaration of such Restricted Payment (provided such Restricted Payment is made within 60 days after the date of declaration thereof), or (y) the making of such Restricted Payment and (3) in the case of any Restricted Prepayment, at the time of (x) delivery of irrevocable (which may be conditional) notice of prepayment issued in compliance with the definitive documents applicable to such Junior Indebtedness with respect to such Restricted Prepayment or (y) the making of such Restricted Prepayment, in each case, after giving effect to the relevant acquisition, Restricted Payment and/or Restricted Prepayment on a Pro Forma Basis.
(b)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 7.10, any First Lien Leverage Ratio test, any Senior Secured Leverage Ratio test, any Leverage Ratio test and/or the amount of Consolidated EBITDA or Total Consolidated Assets), such financial ratio or test shall be calculated on a pro forma basis at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Section 1.09Exchange Rates; Currencies Generally.
(a)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Lien, Restricted Payment, Restricted Prepayment, Investment or an Affiliate Transaction, the U.S. dollar-equivalent principal amount of Indebtedness, or amount of Lien, Restricted Payment, Restricted Prepayment, Investment or Affiliate Transaction, in each case, denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness incurred or made in the case of any Lien, Restricted Payment, Restricted Prepayment, Investment or Affiliate Transaction; provided that if any such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding anything to the contrary in this Agreement, the maximum amount of any Indebtedness, Liens, Restricted Payments, Restricted Prepayments, Investments or Affiliate Transactions that the Restricted Companies may incur in compliance with this Agreement shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 1.010Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Additional Loans, Refinancing Term Loans, Loans in connection with any Refinancing Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected with such Lender’s consent by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Article 2
The Commitments And Credit Extensions

Section 2.01.The Term A Borrowings. (a) The Term A Borrowings. Subject to the terms and conditions set forth herein and in the Second Amendment, each New Term A Lender has severally agreed to make, on the Second Amendment Effective Date, a single loan in Dollars in an aggregate principal amount equal to its New Term A Commitment under and as defined in the Second Amendment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

a.The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower in Dollars from time to time, on any Business Day until the Revolver Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (x) the Revolving Outstandings of any Lender shall not exceed such Lender’s Revolving Credit Commitment, and (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06 and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Revolving Credit Loans will be made by all Revolving Credit Lenders in accordance with their Pro Rata Share of the Revolving Credit Facility until the Revolver Maturity Date.

b.The Term B Borrowings. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make, on the Closing Date, a single loan in Dollars to the Borrower in an amount equal to such Lender’s Term B Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02.Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans (provided that, if such Borrowing is an initial Credit Extension to be made on the Closing Date, notice must be received by the Administrative Agent not later than (x) in the case of Term A Loans and

Revolving Credit Loans, 2:00 p.m. three Business Days prior to the requested date of such Borrowing and (y) in the case of Term B Loans, 2:00 p.m. one Business Day prior to the requested date of such Borrowing) and (ii) 12:00 noon on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.04(c)(i) and Section 2.05(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, a Eurodollar Rate Loan with an Interest Period of one month (subject to the definition of Interest Period). Any such automatic conversion to Eurodollar Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

a.Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class and Tranche of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans with an Interest Period of one month or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

b.Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.07 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

c.The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMCB’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

d.After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to Loans.

e.The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03.[Reserved].

Section 2.04.Letters of Credit.
a. The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension or after giving effect thereto, (w) the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (x) the Revolving Outstandings of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
i.An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
1.any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
2.subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless all Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date;
3.the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Revolving Credit Lenders (other than any Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date; or
4.the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer.
ii.An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

b.Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with the applicable L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request. No Letter of Credit, Letter of Credit Application or other document entered into by the Borrower with any L/C Issuer relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement), and if any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.
i.Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the relevant L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
ii.If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii)

or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
iii.Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

c.Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the relevant L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars; provided that if notice of such drawing is not provided to the Borrower prior to 12:00 noon on the Honor Date, then the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in Dollars on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the relevant L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the relevant L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
i.Each Revolving Credit Lender (including the Lender acting as the relevant L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (if such notice is provided to the Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise, by no later than two hours after receipt of such notice), whereupon, subject to the provisions of Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer in Dollars.
ii.With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
iii.Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
iv.Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the relevant L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
v.If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(v) shall be conclusive absent manifest error.

d.Repayment of Participations. (i) If, at any time after the relevant L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by the Administrative Agent.

i.If any payment received by the Administrative Agent for the account of relevant L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

e.Obligations Absolute. The obligation of the Borrower to reimburse any L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
i.any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document, or any term or provision therein;
ii.the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
iii.any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
iv.any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

v.any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
vi.any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder;

Neither the Administrative Agent, the Lenders nor the L/C Issuer, nor any of their Agent-Related Persons, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant L/C Issuer; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the relevant L/C Issuer.
f.Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under this Agreement or any other agreement. None of any L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.04(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and any L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to special, indirect, consequential or punitive damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (as finally determined by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the relevant L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the relevant L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

g.Cash Collateral. Upon the request of the Administrative Agent, (i) if the relevant L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall, within three Business Days, Cash Collateralize the then Outstanding Amount of all L/

C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back-to-back letter of credit in a face amount at least equal to the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the relevant L/C Issuer. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than rights or claims of the Administrative Agent arising by operation of law or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate Outstanding Amount of all L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

h.Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit and on an exception basis only, shall apply to certain standby Letters of Credit as may be required by local law or statute.

i.Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee (each an “L/C Fee”) for each Letter of Credit issued for the account of the Borrower equal to the Applicable Margin times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

j.Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer for the account of the Borrower equal to 0.125% per annum (or, in the case of any L/C Issuer, any lesser percentage that may be agreed by the Borrower and such L/C Issuer) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

k.Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

l.Defaulting Lenders. This Section 2.04 shall be subject to the applicable provisions of Section 2.17 in the event any Revolving Credit Lender becomes a Defaulting Lender.

m.Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, (x) the outstanding Revolving Loans shall be repaid pursuant to Section 2.09 on such maturity date to the extent and in an amount sufficient to permit the reallocation of the Outstanding Amount of L/C Obligations relating to the outstanding Letters of Credit contemplated by clause (y) below and (y) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make payments in respect thereof pursuant to Section 2.04(c)) under (and ratably participated in by Revolving Credit Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the Revolving Credit Commitments in respect of such nonterminating tranches at such time (it being understood that (1) the participations therein of Revolving Credit Lenders under the maturing tranche shall be correspondingly released and (2) no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), but without limiting the obligations with respect thereto, the Borrower shall provide a backstop letter of credit or Cash Collateralization with respect to any such Letter of Credit in a manner reasonably satisfactory to the applicable L/C Issuer. If, for any reason, such backstop letter of credit or Cash Collateralization is not provided, or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit; provided that, notwithstanding anything to the contrary contained herein, upon any subsequent repayment of the Revolving Credit Loans, the reallocation set forth in clause (i) shall automatically and concurrently occur to the extent of such repayment (it being understood that no partial face amount of any Letter of Credit may be so reallocated). Except to the extent of reallocations of participations pursuant to clause (i) of this Section 2.04(m), the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the Letter of Credit Sublimit under any tranche of Revolving Credit Commitments that has not so then matured shall be as agreed by the Borrower with such Revolving Credit Lenders; provided that in no event shall such sublimit be less than the sum of (x) the Outstanding Amount of L/C Obligations with respect to the Revolving Credit Lenders under such extended tranche immediately prior to such maturity date and (y) the face amount of the Letters of Credit reallocated to such tranche of Revolving Credit Commitments pursuant to clause (i) of this Section 2.04(m) (assuming Revolving Loans are repaid in accordance with clause (i)(x)).

Section 2.05.Swing Line Loans.
a.The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lenders severally agree to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that after giving effect to any Swing Line Loan, (x) the aggregate principal amount of outstanding Swing Line Loans made by any Swing Line Lender shall not exceed such Swing Line Lender’s Swing Line Commitment, (y) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments and (z) the Revolving Outstandings of any Lender shall not exceed such Lender’s Revolving Credit Commitment; provided, further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06 and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing

Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

b.Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lenders and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lenders in their sole discretion, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lenders of any telephonic Swing Line Loan Notice, the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lenders have received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lenders will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of their Swing Line Loan available to the Borrower. Unless otherwise agreed among the Swing Line Lenders, each Swing Line Loan shall be made by the Swing Line Lenders ratably in accordance with their respective Swing Line Commitments.

c.Refinancing of Swing Line Loans. (i) The Swing Line Lenders at any time in their sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of the Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the satisfaction of the conditions set forth in Section 4.02. The Swing Line Lenders shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lenders at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice (if such notice is provided to the Revolving Credit Lenders prior to 11:00 a.m. on such date, and otherwise by no later than two hours after receipt of such notice), whereupon, subject to Section 2.05(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lenders.

i.If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lenders as set forth herein shall be deemed to be a request by the Swing Line Lenders that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

ii.If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at a rate per annum equal to the applicable Federal Funds

Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lenders (or either of them) in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lenders submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

iii.Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

d.Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lenders receive any payment on account of such Swing Line Loan, the Swing Line Lenders will distribute to such Lender its Pro Rata Share of such payment in the same funds as those received by the Swing Line Lenders.

i.If any payment received by the Swing Line Lenders in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lenders under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lenders in their discretion), each Revolving Credit Lender shall pay to the Swing Line Lenders its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lenders.

e.Interest for Account of Swing Line Lenders. The Swing Line Lenders shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lenders.

f.Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to each Swing Line Lender.

g.Defaulting Lenders. This Section 2.05 shall be subject to the applicable provisions of Section 2.17 in the event any Revolving Credit Lender becomes a Defaulting Lender.

h.Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of participating interests as contemplated in Section 2.04(m)) there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant to the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.06.Prepayments. (a) Optional. (i) The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loans of any Tranche (subject to Section 2.18 in the case of any Extended Term Loans) and/or Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (2) on the date of prepayment of Base Rate Loans; (B)) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.07. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be applied among the Facilities in such amounts as the Borrower may direct in its sole discretion; provided that any such prepayment of any Class of Term Loans shall be applied against the then remaining scheduled amortization payments under the Term Loans in order of their maturities. Each prepayment in respect of a particular Facility shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.
i.[Reserved.]
ii.The Borrower may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, (B) any such prepayment shall be in a minimum principal amount of the lesser of $100,000 and the total principal amount of the Swing Line Loans then outstanding and (C) any such prepayment shall be applied ratably to the outstanding Swing Line Loans held by the respective Swing Line Lenders. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
iii.Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(iii) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
iv.[Reserved.]
v.In the event that, on or prior to the date that is 6 months after the First Amendment Effective Date, the Borrower (x) prepays, repays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Event (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.06(b)(ii) that constitutes a Repricing Event) or (y) effects any amendment, modification or waiver of, or consent under, this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, repaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B Loans that are the subject of such Repricing Event outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event; provided, however, that for the avoidance of doubt, in the case of the exercise by the Borrower of its rights under Section 11.01(f) in connection with a Repricing Event effected through an amendment, the prepayment premium described in the immediately preceding clause (I) shall be payable to any Lender replaced or repaid pursuant to Section 11.01(f) (and not any Person who replaces such Lender) in respect of the Term B Loans assigned pursuant to Section 11.01(f) immediately prior to such Repricing Event.

a.Mandatory.
i.(A) If (1) any Restricted Company Disposes of any property or assets pursuant to Section 7.05(l)(ii), 7.05(q), 7.05(s), 7.05(t) or 7.05(u) or (2) any Casualty Event occurs, which in the aggregate results in the realization or receipt by any Restricted Company of Net Cash Proceeds in excess of $5,000,000 in any fiscal year, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.06(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.06(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing);
1.With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event required to be applied in accordance with Section 2.06(b)(i)(A), at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in the acquisition, improvement or maintenance of assets useful in the operations of the Restricted Companies within (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a contract to reinvest such Net Cash Proceeds within such 12 month period following receipt thereof, 18 months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested during such 12 month period or 18 month period, as applicable, an amount equal to any such Net Cash Proceeds shall within ten Business Days be applied to the prepayment of the Term Loans as set forth in this Section 2.06.
ii.If any Restricted Company incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (other than Refinancing Indebtedness which shall be treated in accordance with Section 2.19), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.
iii.Commencing with the fiscal year ending December 31, 2016, within ten Business Days after financial statements have been or are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been or is required to be delivered pursuant to Section 6.02(a), the Borrower shall cause to be prepaid an aggregate principal amount of the Initial Term Loans and any other Term Loans then subject to ratable prepayment requirements in accordance with Section 2.06(b)(iv) in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) the amount of any prepayments of the Term Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements and (2) solely to the extent the Revolving Credit Commitments are reduced pursuant to Section 2.07(a) in connection therewith (and solely to the extent of the amount of such reduction), the amount of any prepayments of the Revolving Credit Loans made pursuant to Section 2.06(a) during the fiscal year covered by such financial statements, in the case of each of clause (1) and clause (2), except to the extent such prepayments were financed with the proceeds of long-term Indebtedness; provided that such percentage shall be reduced to (x) 25% if the First Lien Leverage Ratio as of the end of such fiscal year was equal to or less than 3.25:1.00 and greater than 3.00:1.00 and (y) 0% if the First Lien Leverage Ratio as of the end of such fiscal year was equal to or less than 3.00:1.00.
iv.Except as otherwise provided in any Commitment Increase and Joinder Agreement, Refinancing Amendment or Extension Amendment, in each case with respect to the Term Loans covered thereby, each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied ratably to each Tranche of the Term Loans and in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment. Each such prepayment shall be paid to the Term Lenders in accordance with their respective Pro Rata Shares.
v.The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.06(b) at least (A) in the case of the prepayment of Term Loans which are Base Rate Loans, one Business Day and (B) in the case of prepayments of Term Loans which are Eurodollar Rate Loans, three Business Days, in each case prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.
vi.[Reserved.]
vii.[Reserved.]
viii.Notwithstanding any other provisions of Section 2.06(b), to the extent any or all of the Net Cash Proceeds of any Disposition of property or assets by a Foreign Subsidiary (a “Foreign Asset Sale”), the Net Cash Proceeds of any Casualty Event received by a Foreign Subsidiary (a “Foreign Recovery Event”), or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by any applicable Law (including, without limitation, financial assistance, corporate benefit restrictions on upstreaming of cash intra group, and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated to or passed on to or used for the benefit of the Borrower, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in Section 2.06(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower (the Borrower hereby agreeing to use (or cause the applicable Foreign Subsidiary to use) all commercially reasonable efforts to promptly overcome or eliminate any such restrictions on repatriation, passing on or other use for the benefit of the Borrower and/or use the other cash sources of the Borrower and the Restricted Subsidiaries to make the relevant prepayment) and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be applied promptly (and in any event not later than two Business Days after such repatriation) (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to Section 2.06(b);
ix.Notwithstanding the foregoing, each Term Lender shall have the right to reject its applicable percentage of any mandatory prepayment of the Term Loans pursuant to this Section 2.06(b) (each such Lender, a “Rejecting Lender”), in which case the amounts so rejected may be retained by the Borrower (the aggregate amount of such proceeds so rejected as of any date of determination, the “Declined Proceeds”).
b.Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.07. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.06(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b).

Section 2.07.Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the Aggregate Revolving Credit Commitments, at such time and (iii) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of reduction or termination of the Aggregate Revolving Credit Commitments if such reduction or termination would have resulted from a refinancing of all or any part of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

a.Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the making of the Term Loans in accordance with Section 2.01. The Revolving Credit Commitments shall be automatically and permanently reduced to $0 on the Revolver Maturity Date applicable to such Tranche.
b.Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class or Tranche under this Section 2.07. Upon any reduction of unused Commitments of any Class or Tranche, the Commitment of each Lender of such Class or Tranche shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.09). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.08.Repayment of Loans. (a) Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in quarterly installments equal to the amounts as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06(b)(iv)), each such payment to be made on or prior to the date specified below:

i.Term A Loans: an aggregate amount on the applicable date equal to the percentage set forth below of the initial aggregate principal amount of the Term A Loans made on the Second Amendment Effective Date:
Payment Date        Term A Percentage
September 30, 2017    1.25%
December 31, 2017    1.25%
March 31, 2018        1.25%
June 30, 2018        1.25%
September 30, 2018    1.25%
December 31, 2018    1.25%
March 31, 2019        1.25%
June 30, 2019        1.25%
September 30, 2019    2.50%
December 31, 2019    2.50%
March 31, 2020        2.50%
June 30, 2020        2.50%
September 30, 2020    2.50%
December 31, 2020    2.50%
March 31, 2021        2.50%

June 30, 2021        2.50%
September 30, 2021    3.75%
December 31, 2021    3.75%
; provided that the final principal repayment installment of the Term A Loans shall be repaid on the Term A Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.
ii.Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders: (A) on or prior to the last day of each March, June, September and December that occurs prior to the Term B Loan Maturity Date, an aggregate amount equal to 0.25% of the initial aggregate principal amount of all Term B Loans made on the Closing Date, with the first such payment to be made on the last day of the first full fiscal quarter ending after the Closing Date and (B) on the Term B Maturity Date, an aggregate amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.
a.Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders of any Tranche on the Maturity Date applicable to such Tranche of the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.
b.Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Loan is made and (ii) the Revolver Maturity Date.

Section 2.09.Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin, (iii) [intentionally omitted], and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Credit Loans, or at such other rates as may be agreed between the Borrower and the Swing Line Lenders.

a.While any Event of Default set forth in Section 8.01(a) or (f) exists, the Borrower shall pay interest on all overdue Obligations hereunder (regarding which all applicable grace periods set forth in Section 8.01 have expired) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
b.Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.010.Fees. In addition to certain fees described in Section 2.04(i) and 2.04(j):
a.[Reserved]
b.Commitment Fee for Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent a commitment fee (the “Commitment Fee”) for the account of each Revolving Credit Lender (other than any Defaulting Lender) in accordance with its Pro Rata Share of the Revolving Credit Facility, in Dollars equal to the Applicable Margin times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans, and (B) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times from the Closing Date until the date on which the aggregate Revolving Credit Commitments have terminated, the Outstanding Amounts on all Revolving Credit Loans and the Swing Line Loans have been paid and the Outstanding Amounts on all L/C Obligations have been paid or Cash Collateralized (the “Revolving Termination Date”), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Termination Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
c.Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.011.Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.012.Evidence of Indebtedness. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans to the Borrower. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.013.Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

a.Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

i.if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate; and
ii.if any Lender failed to make such payment with respect to any Borrowing, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(b) shall be conclusive, absent manifest error.
b.If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

c.The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

d.Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

e.Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

f.If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.04(d), 2.05(c) or 9.07 (or if the Borrower shall have paid any amount or posted any cash collateral in respect of such Lender’s Pro Rata Share of Swing Line Obligations or L/C Obligations pursuant to Section 2.17(b)(ii)), then notwithstanding any contrary provision hereof, with respect to any amounts thereafter received by the Administrative Agent for the account of such Lender, the Administrative Agent (i) shall apply such amounts (A) first, for the benefit of the Administrative Agent, the Swing Line Lender or the L/C Issuer to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and (B) second, unless an Event of Default has occurred and is continuing, to reimburse the Borrower for any cash collateral posted by the Borrower until the Borrower is fully reimbursed, and (ii) thereafter, may, in its sole discretion, hold any such remaining amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; provided any amounts held pursuant to clause (ii) hereof shall be released to such Lender upon the earlier of (x) the date on which any of the actions described in Section 8.02(a), 8.02(b) or 8.02(c) or the proviso to Section 8.02 shall have been taken or occurred and (y) the Revolver Maturity Date.

Section 2.014.Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.015.[Reserved]

Section 2.016.Increase in Commitments.
a.Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request: additional Term Commitments and/or additional Revolving Credit Commitments (each, a “Commitment Increase”) pursuant to any Commitment Increase and Joinder Agreement; provided that after giving effect to any such addition, the aggregate amount of all additional Term Commitments and additional Revolving Credit Commitments that have been added pursuant to this Section 2.16(a) shall not exceed the sum of (i) after the Second Amendment Effective Date, $375,000,000, (ii) (A) in the case of any Commitment Increase that effectively extends the maturity of any Tranche of the existing Term Loans or Revolving Credit Facility, an amount equal to such Term Loan or Revolving Credit Facility replaced with such Commitment Increase and (B) in the case of any Commitment Increase that effectively replaces any Revolving Credit Commitment terminated under Section 3.09 or Section 11.01(f), an amount equal to the portion of the relevant terminated Revolving Credit Commitments, (iii) the amount of any voluntary prepayments of the Term Loans or any permanent reduction of the Revolving Credit Commitments (to the extent not financed with the proceeds of long-term Indebtedness), (iv) (1) if a Collateral Release Period is not then in effect, an amount not in excess of an amount such that, after giving effect to the relevant Commitment Increase (A) if such Commitment Increase is secured by a Lien on the Collateral that is pari passu with the Lien securing the Facilities, the First Lien Leverage Ratio does not exceed 3.50:1.00, or (B) if such Commitment Increase is secured by a Lien on the Collateral that is junior to the Lien securing the Facilities, the Senior Secured Leverage Ratio does not exceed 4.00:1.00 and (2) if a Collateral Release Period is then in effect, an amount not in excess of an amount such that, after giving effect to the relevant Commitment Increase, the Leverage Ratio does not exceed 3.50:1.00; provided that for purposes of calculating such First Lien Leverage Ratio, Senior Secured Leverage Ratio or Leverage Ratio under this clause (iv) (1) the proceeds from any such Commitment Increase shall not be netted from Indebtedness and (2) any Revolving Credit Commitments then being incurred or established shall be assumed to be fully drawn and (v) with respect to the Additional Term A Loans and Additional Revolving Credit Commitments (each as defined in the Second Amendment) established under the Second Amendment on the Second Amendment Effective Date, an aggregate amount equal to $173,150,000. It is understood and agreed that, unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Commitment Increase or Incremental Equivalent Debt would be permitted under clause (iv) of this clause (a) on the applicable date of determination, such Commitment Increase or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (iv) of this clause (a) prior to the utilization of any amount available under clause (i) of this clause(a). Each such addition under this Section 2.16(a). shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.
b.Any loans made in respect of any such additional Term Commitments (the “Additional Term Loans”) may be made, at the option of the Borrower, either by (i) increasing the Term Loans with the same terms (including pricing) as the existing Term Loans, or (ii) creating a new tranche of terms loans (an “Additional Term Loan Tranche”); provided that any Additional Term Loan Tranche (A) shall not mature prior to the stated Maturity Date applicable to the latest maturing Tranche of Term Loans on the date of incurrence of such Additional Term Loans and (B) the Weighted Average Life to Maturity of any Additional Term Loan Tranche shall be no less than the Weighted Average Life to Maturity of such latest maturing Tranche of Term Loans.
c.Any such additional Revolving Credit Commitments (the “Additional Revolving Credit Commitments”) may be made by increasing the Revolving Credit Commitments with the same terms (including pricing) as any existing Revolving Credit Commitments of the latest maturing Tranche of Revolving Credit Commitments, and if a Collateral Release Period is then in effect, shall be unsecured.
d.The Borrower may invite any Lender or any additional Eligible Assignees to become Term Lenders or Revolving Credit Lenders, as applicable, pursuant to a commitment increase and joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (each, a “Commitment Increase and Joinder Agreement”). No Lender will be obligated to provide all or any portion of any Commitment Increase and the determination to provide such commitment shall be within the sole and absolute discretion of such Lender. Any failure by a Lender to respond to any such invitation shall not be deemed an acceptance or agreement to provide such Commitment Increase.
e.If any Term Commitments or Revolving Credit Commitments are added in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocations of such additional Commitments. The Administrative Agent shall promptly notify the Borrower and the lenders providing such Commitment Increase of the final allocation thereof and the Additional Commitments Effective Date. As a condition precedent to such addition, before and after giving effect to such increase, (i)(A) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and (B) no Event of Default exists before or after giving effect to such addition; provided that notwithstanding anything to the contrary in this Section 2.16 or in any other provisions of any Loan Document, if the proceeds of any Commitment Increase are intended to be applied to finance an acquisition or other Investment, in each case permitted hereunder, and the lenders providing such Commitment Increase so agree, such requirements in clauses (i)(A) and (B) of this Section 2.16(e) may be subject to customary “SunGard” or other applicable “certain funds” conditionality provisions and “specified representations” provisions and (ii) the Borrower shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01 or Section 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such time), assuming that the applicable additional Commitments were fully drawn on the first day of the fiscal period covered thereby (and the proceeds from such additional Commitments shall not be netted from Indebtedness in the calculation of the applicable leverage ratio test).
f.On each Additional Commitments Effective Date, (i) each Lender or Eligible Assignee which is providing an additional Term Commitment (A) shall become a “Term Lender” for all purposes of this Agreement and the other Loan Documents, and (B) shall make an Additional Term Loan to the Borrower in a principal amount equal to such additional Term Commitment, and such Additional Term Loan shall be deemed a “Term Loan” for all purposes of this Agreement and the other Loan Documents and (ii) each Lender or Eligible Assignee which is providing an additional Revolving Credit Commitment shall become a “Revolving Credit Lender” for all purposes of this Agreement and the other Loan Documents with a Revolving Credit Commitment that is increased by (in the case of an existing

Revolving Credit Lender) or equal to (in the case of a new Revolving Credit Lender) such additional Revolving Credit Commitment.
g.The interest rate applicable to any Additional Term Loans will be determined by the Borrower and the lenders providing such Additional Term Loans; provided that with respect to any Commitment Increase in respect of the Term B Facility that is pari passu with the existing Term B Facility in right of payment and with respect to security incurred in the first 18 months after the Closing Date for which the initial ”yield” on such Commitment Increase exceeds the “yield” at such time on the Term B Facility by more than 50 basis points, the Applicable Margin on the Term B Facility shall be increased to the extent necessary so that the “yield” applicable to the Term B Facility is equal to the “yield” on such Commitment Increase minus 50 basis point (the “MFN Provision”). For purposes of the MFN Provision, “yield” shall be reasonably determined by the Administrative Agent and the Borrower; provided that in determining the applicable yield: (w) original issue discount or upfront fees paid by the Borrower in connection with such Commitment Increase or the existing Term B Facility (based on a four-year average life to maturity or, if lesser, remaining average life to maturity) shall be included, (x) any amendments to the Applicable Margin on the existing Term B Facility that became effective subsequent to the Closing Date but prior to the time of the addition of such Commitment Increase shall be included, (y) arrangement, structuring, underwriting fees and amendment fees paid or payable in connection with the existing Term B Facility or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Commitment Increase (regardless of whether such fees are paid to or shared in whole or in part with any lender) and any other fees not paid generally to all lenders ratably shall be excluded and (z) if such Commitment Increase includes any “LIBOR” interest rate floor greater than that applicable to the existing Term B Facility and such floor is applicable to existing Term B Facility on the date of determination, such excess amount shall be equated to interest margin for determining the increase. The MFN Provision shall also apply to any loan issuance otherwise permitted in Section 7.03(h)(x), 7.03(z) and 7.03(aa) that is pari passu in right of payment with the Term B Facility and secured by a Lien on the Collateral on a pari passu basis with the Liens securing the Term B Facility .
h.Any Additional Term Loans may rank pari passu or junior with respect to security with the Facilities (and if applicable, subject to an Acceptable Intercreditor Agreement), and if a Collateral Release Period is then in effect, shall be unsecured and will not be guaranteed by an entity which is not (or does not become) a Loan Party.
i.Except as otherwise specified above (including with respect to margin, pricing, maturity and/or fees), the other terms of any Additional Term Loan Tranche, if not substantially consistent with the terms of the applicable Term Facility, shall be reasonably satisfactory to the Administrative Agent (it being understood that terms not substantially consistent with the applicable Term Facility which are applicable only after the Latest Term Maturity Date are acceptable to the Administrative Agent).
j.The proceeds of any Commitment Increase may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of permitted acquisitions and other Investments and any other use not prohibited by this Agreement.

Section 2.017.Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
a.The Commitment Fee shall cease to accrue on the unused portion of the Revolving Credit Commitments of such Defaulting Lender under Section 2.10(b);
b.if any Swing Line Obligations or L/C Obligations exist at the time any Revolving Credit Lender becomes a Defaulting Lender then:
i.all or any part of the Swing Line Obligations (other than the portion of such Swing Line Obligations referred to in clause (b) of the definition of such term) and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares of the Swing Line Obligations and L/C Obligations but only to the extent (A) no Event of Default has occurred and is continuing at such time and (B) the sum of all non-Defaulting Lenders’ Revolving Outstandings plus such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;
ii.if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Pro Rata Share of all Swing Line Obligations and (y) second, cash collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata

Share of all L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(g) for so long as such Defaulting Lender’s Pro Rata Share of all L/C Obligations is outstanding;
iii.if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations during the period such Defaulting Lender’s Pro Rata Share of all L/C Obligations is cash collateralized;
iv.if such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Sections 2.04(i) and 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and
v.if all or any portion of such Defaulting Lender’s Pro Rata Share of all L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all facility fees and commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 2.04(i) with respect to such Defaulting Lender’s Pro Rata Share of all L/C Obligations shall be payable to the L/C Issuer until and to the extent that such Defaulting Lender’s Pro Rata Share of all L/C Obligations is reallocated and/or cash collateralized; and
c.so long as any Revolving Credit Lender is a Defaulting Lender, the Swing Line Lenders shall not be required to fund such portion of any Swing Line Loan that equals such Defaulting Lender’s Pro Rata Share of such Swing Line Loan, and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless they are satisfied (in their reasonable judgment) that the related exposure and the Defaulting Lender’s then outstanding Pro Rata Share of all L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(b), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(b)(i) (and such Defaulting Lender shall not participate therein).
d.In the event that each of the Administrative Agent, the Borrower, the Swing Line Lenders and the L/C Issuers agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Credit Lenders’ Pro Rata Shares of the Swing Line Obligations and L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share, and such Lender shall cease to be a Defaulting Lender.

Section 2.018.Extension of Maturity Date.
a.Notwithstanding anything to the contrary in this Agreement, pursuant to one (1) or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term A Loans or Term B Loans, as applicable, with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of all or a portion of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by changing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Commitments from the Tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

i.no Event of Default shall have occurred and be continuing at the time the Extension Offer is made to the Lenders;
ii.except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms (or terms not materially less favorable to existing Lenders, taken as a whole) as the original Revolving Credit Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.05(f) and Section 2.04(m) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Extended Revolving Credit Commitments in accordance with their Revolver Percentages (and except as provided in Section 2.05(f) and Section 2.04(m), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (y) all borrowings and repayments (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and reduction or termination of commitments of any Tranche) of Extended Revolving Loans after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments and (z) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, any commitments with respect to any Commitment Increase and any original Revolving Credit Commitments) that have more than three different maturity dates;
iii.except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the other terms of the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (any such extended Term Loans, “Extended Term Loans”) shall, if not substantially consistent with the terms of the applicable Term Loan Tranche prior to such Extension, be reasonably satisfactory to the Administrative Agent (it being understood that terms not substantially consistent with the applicable Term Loan Tranche prior to such Extension which are applicable only after the maturity date of such Tranche are reasonably satisfactory to the Administrative Agent);
iv.(A) the final maturity date of any Extended Term Loans in respect of Term A Loans (“Extended Term A Loans”) shall be no earlier than the Term A Maturity Date and (B) the final maturity date of any Extended Term Loans in respect of Term B Loans (“Extended Term B Loans”) shall be no earlier than the Term B Maturity Date;
v.(A) the Weighted Average Life to Maturity of any Extended Term A Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term A Loans extended thereby and (B) the Weighted Average Life to Maturity of any Extended Term B Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans extended thereby;
vi.any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the applicable Term Facility, in each case as specified in the respective Extension Offer;
vii.if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
viii.all documentation in respect of such Extension (including the Extension Amendment) shall be consistent with the foregoing; and

ix.no Lender shall be obligated to agree to an Extension Offer and the determination to agree to an Extension shall be within the sole and absolute discretion of such Lender. Any failure by a Lender to respond to any such Extension Offer shall not be deemed an acceptance or agreement to provide an Extension.
b.With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments or commitment reductions for purposes of Sections 2.06, 2.07 or 2.08, (ii) the amortization schedules (in so far as such schedule affects payments due to Lenders participating in the relevant Facility) set forth in Section 2.08 shall be adjusted to give effect to the Extension of the relevant Facility and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Tranches to be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.06, 2.07 or 2.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18.
c.No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments (or a portion thereof), the consent of the L/C Issuer and the Swing Line Lender, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-Tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches or sub-Tranches, in each case on terms consistent with this Section 2.18. In addition, if so provided in such amendment and with the consent of the L/C Issuer, participants in Letters of Credit expiring on or after the latest maturity date (but in no event later than the date that is five Business Days prior to the Revolver Maturity Date) in respect of the Revolving Credit Commitments shall be re-allocated from Lenders holding non-extended Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage entered into in accordance with Section 6.13 that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).
d.In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

Section 2.019.Refinancing Amendments.
a.The Borrower may, by written notice to the Administrative Agent from time to time, request Indebtedness in exchange for, or to extend, renew, replace or refinance, in whole or (in the case of Term Loans) in part, existing Term A Loans, existing Term B Loans or existing Revolving Loans (or unused Revolving Credit

Commitments), or any then existing Credit Agreement Refinancing Indebtedness (solely for purposes of this Section 2.19, “Refinanced Debt”) in the form of (i) Refinancing Term Loans in respect of all or any portion of any Class of Term Loans then outstanding under this Agreement or (ii) Refinancing Revolving Commitments in respect of all or any portion of any Revolving Loans (and the unused Revolving Credit Commitments with respect to such Revolving Loans) then outstanding under this Agreement, in each case pursuant to a Refinancing Amendment (such Indebtedness, “Refinancing Indebtedness”). Each written notice to the Administrative Agent requesting a Refinancing Amendment shall set forth (i) the amount of the Refinancing Term Loans or Refinancing Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000) and (ii) the date on which such Refinancing Term Loans or Refinancing Revolving Commitments are requested to become effective (which shall not be less than five Business Days (or such shorter period as the Administrative Agent may reasonably agree) after the date of such notice). The Borrower may seek Refinancing Indebtedness from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any Person that is an Eligible Assignee (each such Person that is not an existing Lender and that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.19, an “Additional Lender”).
b.Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Refinancing Indebtedness shall comply with Section 2.19(c), (iii) before and after giving effect to the incurrence of any Refinancing Indebtedness, each of the conditions set forth in Section 4.02 shall be satisfied and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Refinancing Term Loan Lenders and Refinancing Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.01.
c.The terms and provisions of any Refinancing Indebtedness incurred pursuant to any Refinancing Amendment shall be, except as otherwise set forth herein or in the Refinancing Amendment and reasonably acceptable to the Administrative Agent, taken as a whole, determined by the Borrower, no more favorable to the Lenders providing such Indebtedness than those applicable to the applicable Refinanced Debt (other than any provisions which apply only to periods after the maturity date of the Refinanced Debt); provided that (i) such Refinancing Indebtedness consisting of Refinancing Term Loans shall have (A) a maturity date no earlier than the maturity date of the applicable Refinanced Debt and (B) a Weighted Average Life to Maturity equal to or greater than that of the Refinanced Debt, (ii) there shall be no scheduled amortization of such Refinancing Indebtedness consisting of Refinancing Revolving Commitments and the scheduled termination date of such Refinancing Revolving Commitments shall not be earlier than the scheduled termination date of the Refinanced Debt, (iii) such Refinancing Indebtedness will rank pari passu or junior in right of payment and of security with the other Obligations hereunder (and, if applicable, be subject to an Acceptable Intercreditor Agreement) or be unsecured, (iv) such Refinancing Indebtedness shall be guaranteed by the Guaranty, (v) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Refinancing Indebtedness shall be determined by the Borrower and the Lenders providing such Refinancing Indebtedness, (vi) such Refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, and the aggregate unused Refinancing Revolving Commitments shall not exceed the unused Revolving Credit Commitments being replaced and (vii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the incurrence of such Refinancing Indebtedness in accordance with the provisions of Section 2.13; provided, further, that to the extent that such Refinancing Indebtedness consists of Refinancing Revolving Commitments, the Revolving Credit Commitments being refinanced by such Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Refinancing Indebtedness is issued, incurred or obtained.
d.In connection with any Refinancing Indebtedness pursuant to this Section 2.19, the Borrower, the Administrative Agent and each applicable Lender or Additional Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Indebtedness. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent reasonably necessary to reflect the existence and terms of the Refinancing Indebtedness incurred pursuant thereto. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19, including any amendments necessary to establish the Refinancing Term Loans and Refinancing Revolving Commitments as new Classes, Tranches or sub-Tranches of Term Loans or Revolving Credit Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith, in each case on terms not inconsistent with this Section 2.19; provided that no such Refinancing Amendment shall effect any amendments that would require the consent of each affected Lender pursuant to Section 11.01 without compliance with the requirements thereof.

Article 3
TAXES, INCREASED COSTS AND ILLEGALITY

Section 3.01.Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
i.Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.
ii.If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are determined by it to be required, (B) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
iii.If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Tax Indemnifications.
i.The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor accompanied by the certificate described below in this clause (c)(i), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
ii.Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding any obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Borrower, as the case may be, shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (c)(ii).

(d)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.
i.Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
ii.Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
1.any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
2.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Recipient under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of an applicable IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an applicable IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.executed originals of IRS Form W-8ECI;
c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of an applicable IRS Form W-8BEN; or
d.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an applicable IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
3.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
4.if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
iii.Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any

Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02.Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans in Dollars or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03.Inability to Determine Rates. If the (x) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (y) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the event such suspension was due to clause (y) above) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04.Increased Costs. If any Change in Law shall:

a.impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));
b.subject any Lender or L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
c.impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided further that no Lender or L/C Issuer shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.
Section 3.05.Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Swing Line Loans held by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that no Lender shall make a demand for payment hereunder unless such Lender is also making demand for reimbursement of the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.

Section 3.06.Reserves on Eurodollar Rate Loans. (a) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), the Borrower shall pay to such Lender additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen days from receipt of such notice.

a.If any Lender is required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority or other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, the Borrower shall pay such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. Any Lender requesting payment from the Borrower under Section 3.06(a) or (b) shall give the Borrower at least fifteen days’ prior notice (with a copy to the Administrative Agent). If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen days from receipt of such notice.

Section 3.07.Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:
a.any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
b.any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
c.any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.09(a) or Section 11.01;
including any actual loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained.
Section 3.08.Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. For the avoidance of doubt, any additional amounts required to be paid pursuant to Section 3.01 are not subject to the limitations set forth in this Section 3.08(a). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

a.(i) Except as provided in the following sentence, failure or delay on the part of any Lender to demand compensation pursuant to the provisions of this Article 3 shall not constitute a waiver of such Lender’s right to demand such compensation. With respect to any Lender’s claim for compensation under any of Sections 3.02 through 3.07, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation from the Borrower under any of Sections 3.04 through 3.06, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.08(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
i.With respect to any Recipient’s claim for compensation under Section 3.01, the Borrower shall not be required to compensate such Recipient for any Taxes to the extent such Taxes were either (A) paid by such Recipient to a governmental authority for the purpose of satisfying the Recipient’s tax liability related to the claim for compensation under Section 3.01 if such payment occurred more than 180 days prior to the date that such Lender notifies the Borrower of such claim or (B) assessed by a governmental authority in writing more than 180 days prior to the date that such Recipient notifies the Borrower of a claim for compensation under Section 3.01.

b.If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan (or to convert Base Rate Loans into Eurodollar Rate Loans) shall be suspended pursuant to Section 3.08(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02 through 3.06 hereof that gave rise to such conversion no longer exist:

i.to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and
ii.all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

c.If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in any of Sections 3.02 through 3.06 that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.08 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

d.(i) If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (A) would eliminate amounts payable pursuant to Section 3.01 in the future and (B) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.
i.Each Lender agrees that if any Lender (A) requests compensation under any of Sections 3.04 through 3.06, or (B) notifies the Borrower that it has determined that it is unlawful for its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that in each case, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.08(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.02 or 3.04 through 3.06.

Section 3.09.Replacement of Lenders Under Certain Circumstances. (a) If at any time:
i.the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Sections 3.04 through 3.06, as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Sections 3.04 through 3.06 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.08(e), or
ii.any Lender becomes a Defaulting Lender,
then the Borrower may, on ten Business Days’ prior written notice to the Administrative Agent and such Lender, either:
1.replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans at par plus any accrued and unpaid interest pursuant to Section 11.07(d) (with the assignment fee to be paid by the Borrower unless waived by the Administrative Agent in such instance) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or

2.terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date;
provided, however, that in the case of a Defaulting Lender only, the Borrower shall have the right to take such action as it may elect (including no action) under the immediately preceding clauses (A) and/or (B) independently and at different times with respect to any one or more Classes or Tranches of Loans (and the related Commitments) of such Defaulting Lender, without being obligated to take the same action with respect to all Classes and Tranches of Loans and related Commitments of such Defaulting Lender.
a.Any Lender being replaced pursuant to Section 3.09(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and related participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.

b.Pursuant to an Assignment and Assumption arising by operation of Section 3.09(b), (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with the execution of such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

c.Notwithstanding anything to the contrary, (i) any Lender that acts as L/C Issuer may not be replaced by operation of this Section 3.09 at any time that it has any Letter of Credit outstanding unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as Administrative Agent may not be replaced by operation of this Section 3.09 except in accordance with the terms of Section 9.09.

d.The Borrower shall also be entitled to replace a Dissenting Lender in accordance with Section 11.01(f).
Section 3.010.Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
a.The IPO by Parent shall have been consummated with gross cash proceeds therefrom, in a minimum amount of $350,000,000 on terms substantially consistent with Amendment Number 2 of the Form S-1, including any further amendments thereto (the “BKFS S-1”), and the Administrative Agent shall have received satisfactory evidence thereof, including a copy of the effective Form S-1 Registration Statement. The Administrative Agent shall be reasonably satisfied that the Equity Purchase shall be consummated substantially in accordance with the terms described in the BKFS S-1 and any other agreements and other documents relating to the Equity Purchase and applicable Law and regulatory approvals. The Refinancing shall have been consummated and the Administrative Agent shall have received satisfactory evidence thereof.
b.The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent:
i.executed counterparts of this Agreement;

ii.a Note executed by the Borrower in favor of each Lender requesting a Note to the extent such Lender requests such Note at least two Business Days prior to the Closing Date;
iii.a certificate dated the Closing Date and executed by a Responsible Officer of each of the Loan Parties, certifying (A)(x) that attached thereto is a true and complete copy of the articles or certificate of incorporation or other comparable organizational documents of such Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and complete copy of the bylaws, operating or comparable governing document of such Loan Party and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (B)(x) that attached thereto is a true and complete copy of resolutions or written consents of its shareholders or board of directors or other relevant governing body, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect without amendment, modification or rescission, and (y) as to the incumbency and genuineness of the signature of the officers, directors, managers or other authorized signatories of each Loan Party, executing this Agreement and the other Loan Documents to which it is a party.
iv.the Administrative Agent shall have received a certificate as of a recent date of the good standing (or equivalent) of each of the Loan Parties under the laws of its jurisdiction of organization from the relevant authority of its jurisdiction of organization;
v.an opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and in form and substance reasonably satisfactory to the Administrative Agent;
vi.a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in Section 4.02(a) and Section 4.02(b);
vii.a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension;
viii.a certificate from the chief financial officer of Holdings attesting to the Solvency of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions;
ix.executed counterparts of the Security Agreement together with the following:
1.certificates representing any certificated Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank;
2.a completed Perfection Certificate, dated the Closing Date and executed by a Responsible Officer of the Loan Parties;
3.the Intellectual Property Security Agreement, duly executed by each Loan Party required to execute such Intellectual Property Security Agreement pursuant to the Security Agreement, in proper form for filing with the United States Patent and Trademark Office or United States Copyright Office, as applicable;
c.all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent, the Arrangers and the Lenders on or before the Closing Date (including fees pursuant to the Fee Letter) shall have been paid in full in cash (which amounts may be offset against the loan proceeds funded on the Closing Date) (and in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date).
d.[Reserved.]
e.Since December 31, 2014, there has been no change, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect of the type described in clause (a) of the definition thereof.
f.No later than two Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent (on behalf of any Lender) in writing at least 10 Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
g.The Lead Arrangers shall have received the Specified Financial Statements (it being understood and agreed that Parent’s public filing of any such financial statements set forth in clauses (a), (b) and (c) of the definition thereof with the SEC shall satisfy the requirements of this clause (g) with respect thereto).

h.The Administrative Agent shall have received the results of a recent UCC lien search with respect to each Loan Party.
i.Each document (including any UCC (or similar) financing statement) required by the Collateral Documents in order to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein with the priority required therein, shall be in proper form for filing, registration or recordation.
j.The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to Section 6.07 has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have reasonably requested to be so named.

Section 4.02.Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
a.The representations and warranties of each Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that on the Closing Date only, the Borrower shall not be required to make the representation set forth in Section 5.05(b).
b.No Default shall exist, or would result from such Credit Extension or from the application of the proceeds therefrom.
c.The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and 4.02(b) (and, if applicable, (c)) have been satisfied on and as of the date of the applicable Credit Extension.

Article 5
REPRESENTATIONS AND WARRANTIES
Holdings and the Borrower represent and warrant to the Administrative Agent and the Lenders that:
Section 5.01.Existence, Qualification and Power; Compliance with Laws. Each Restricted Company (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental permits, licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02.Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and, as of the Closing Date, the consummation of the Transactions, are (a) within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental

Authority or any arbitral award to which such Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.03.Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Security Agreement and (iv) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 5.04.Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05.Financial Statements; No Material Adverse Effect.
a.The Specified Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).
b.Since December 31, 2014, there has been no change, effect, event or, occurrence that has had or would reasonably be expected to have a Material Adverse Effect.
c.The forecasts prepared by management of Holdings of consolidated balance sheets, income statements and cash flow statements for each year commencing with the fiscal year ending on December 31, 2015 through the fiscal year ending on December 31, 2019 (the “Closing Date Forecasts”), copies of which have been furnished to the Administrative Agent and the Lenders prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by the Borrower to be reasonable in light of conditions existing at the time of preparation, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, are subject to significant contingencies, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

Section 5.06.Litigation and Environmental Matters. (a) Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
a.Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of Holdings, the Borrower nor any of its Subsidiaries is subject to, or has received notice of any claim with respect to, any Environmental Liability or knows of any basis for any Environmental Liability and (ii) Holdings, the Borrower and its Subsidiaries have been and are in compliance with all Environmental Laws and have obtained, maintained and complied with all permits, licenses or other approvals required under any Environmental Law.

Section 5.07.Ownership of Property; Liens. Each of the Restricted Companies has good record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) for minor defects in title that do not materially interfere with its ability to conduct its business (ii) Liens permitted by Section 7.01 and (iii) except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Restricted Companies own, or to the knowledge of the Borrower, possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses, database rights and design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the conduct of the business of each Restricted Company does not infringe upon any IP Rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.08.Anti-Corruption Laws and Sanctions.
a.None of Holdings, the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or controlled Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are (i) the subject of any sanctions administered or enforced by OFAC or the U.S. State Department, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Borrower will not, directly or, to the Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions.
b.None of Holdings, the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to facilitate continued compliance therewith. No part of the proceeds of the Loans will be used, directly or to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law. Holdings, the Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act and all other applicable anti-money laundering and counter-terrorist financing laws and regulations.

Section 5.09.Taxes. Holdings, the Borrower and its Subsidiaries have filed all Federal income and other material tax returns and reports required to be filed, and have paid or made provision for payment of all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (a) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

Section 5.010.ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a waiver of the minimum funding standard or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
a.There are no pending or, to the knowledge of any Specified Responsible Officer of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
b.(i) No ERISA Event has occurred or is reasonably expected to occur and (ii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.011.Subsidiaries; Equity Interests. (a) As of the Closing Date, the Equity Interests of each Restricted Subsidiary that are owned directly or indirectly by the Borrower (and of the Borrower that are owned by Holdings) are owned free and clear of all Liens except for any Lien permitted under Section 7.01 and (b) as of the Closing Date, Schedule 5.11 sets forth the name and jurisdiction of organization of each Subsidiary (other than Immaterial Subsidiaries) and (i) sets forth the ownership interest of the Borrower and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.

Section 5.012.Margin Regulations; Investment Company Act. (a) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB. Neither the Borrower nor any of its Restricted Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.
a.None of Holdings, the Borrower, any Person Controlling any of the foregoing, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.013.Disclosure. As of the Closing Date (a) all written information (other than financial estimates, projected or financial information, other forward-looking information and information of a general economic or industry-specific nature) included in the Confidential Information Memorandum provided in connection with syndication of the Facilities or otherwise furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by BKFS, Holdings, the Borrower and any of its Subsidiaries) did not, when furnished contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading (after giving effect to all supplements and updates thereto from time to time) and (b) with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable in light of conditions existing at the time of preparation; it being understood that (A) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (B) such projections are subject to significant contingencies and no assurance can be given that the projections will be realized. For the avoidance of doubt, no representation is made with respect to information of a general economic or general industry nature.

Section 5.014.Solvency. On the Closing Date, after giving effect to the Transactions, Holdings, the Borrower and the Restricted Subsidiaries are, on a consolidated basis, Solvent.

Section 5.015.Perfection, Etc. Except during a Collateral Release Period, all filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Collateral Documents have been duly made or taken or otherwise provided for and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.
Article 6
AFFIRMATIVE COVENANTS
From the Closing Date to the date all Commitments hereunder have expired or terminated, all Loans or other Obligations hereunder which are accrued and payable have been paid and satisfied, any Letter of Credit shall have been terminated or otherwise have been provided for in full in a manner reasonably satisfactory to the L/C Issuer (such date, the “Termination Date”), Holdings (solely with respect to the covenants applicable to it set forth in Sections 6.05, 6.08, 6.12 and 6.13) and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.14) cause each Restricted Subsidiary to:
Section 6.01.Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
a.as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower beginning with the fiscal year ending on December 31, 2015, a consolidated balance sheet of Holdings, the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such qualification pertaining to impending debt maturities of any Indebtedness occurring within 12 months of such audit or any breach or anticipated breach of any financial covenant); provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;
b.as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower beginning with the fiscal quarter ending on June 30, 2015, a consolidated balance sheet of Holdings, the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings, the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
c.as soon as available, but in any event no later than 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2015, forecasts prepared by management of the Borrower, a consolidated balance sheet, statements of operations and cash flow statements of Holdings, the Borrower and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation, it being understood that actual results may vary from such forecasts and that such variations may be material; and
d.if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of a Compliance Certificate referred to in Section 6.02(a) below, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) through (b) of this Section 6.01 may be satisfied by furnishing (A) the applicable financial statements or other information required by such paragraphs of Parent (or any other direct or indirect parent company of the Borrower) and/or (B) Parent’s (or any other direct or indirect parent company of the Borrower), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or otherwise made available to the Administrative Agent for delivery to the Lenders, in each case, within the time periods specified in such paragraphs; provided that with respect to each of clauses (A) and (B) hereof, (i) to the extent such financial statements relate to Parent (or any other direct or indirect parent company of the Borrower), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent (or such other parent company), on the one hand, and the information relating to Holdings, the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of statements required to be provided under Section 6.01(a), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by a report of an independent certified public accounting firm of nationally recognized standing, which report shall satisfy the requirements set forth in Section 6.01(a) as if references in such Section 6.01(a) to Holdings and the Borrower therein were references to Parent (or such other direct or indirect parent company of the Borrower).
Section 6.02.Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
a.no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
b.promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent generally to the stockholders of Parent, and copies of all annual, regular, periodic and special reports which Parent files, copies of any report or filing with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
c.promptly after the receipt thereof by a Specified Responsible Officer of the Borrower and to the extent permitted by applicable Law, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which would reasonably be expected to have a Material Adverse Effect (in each case, excluding any privileged information);
d.promptly after any request therefor, such additional information regarding the business or financial condition of any Restricted Company, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak, IntraLinks or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Administrative Agent of any such posting by the Borrower of any such documents which notice may be included in the certificate delivered pursuant to Section 6.02(a). The Borrower hereby acknowledges that (A) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower

Materials”) by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders may be “Public-Side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower, their Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that (x) upon the reasonable request of the Administrative Agent, it will clearly identify all Borrower Materials that are to be made available to Public Lenders by clearly and conspicuously marking such Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (y) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as containing either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower, their Subsidiaries or their respective securities for purposes of United States Federal securities laws; (z) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”. Each of the Administrative Agent and each Lender agrees that it shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 6.03.Notices. Promptly notify the Administrative Agent after a Specified Responsible Officer obtains knowledge of:
a.the occurrence of any Default;
b.any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary, or (iv) the occurrence of any ERISA Event; and
c.Following the occurrence of any Collateral Release Date, the occurrence of a Collateral Trigger Date.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), 6.03(b) or 6.03(c) (as applicable) and (y) in the case any such notice delivered pursuant to Section 6.03(a) or (b) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.
Section 6.04.[Reserved]

Section 6.05.Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05 (and, in the case of any Restricted Subsidiary, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06.Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.

Section 6.07.Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries as are customarily carried under similar circumstances by such other Persons except, in the case of Foreign Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected to result in a Material Adverse Effect. With respect to any Material Real Property that is subject to a Mortgage (collectively, the “Mortgaged Properties”) and located in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards, obtain flood insurance in such total amount as to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act.

Section 6.08.Compliance with Laws. Comply with the requirements of all Laws (including, without limitation, Environmental Laws) and, in each case, all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

Section 6.09.Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.010.Inspection Rights. With respect to any Loan Party, permit representatives or agents of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that only the Administrative Agent on behalf of the Lenders (or any Lender solely at such Lender’s expense if accompanying the Administrative Agent) may exercise rights under this Section 6.10 and the Administrative Agent (or any Lender solely at such Lender’s expense if accompanying the Administrative Agent) shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default and such inspections shall be conducted at the sole expense of the Administrative Agent without charge to the Borrower; provided further that when an Event of Default exists the Administrative Agent (or any of its representatives or agents, or any Lender if accompanying the Administrative Agent) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.

Section 6.011.Use of Proceeds. Use the proceeds of the Credit Extensions (i) to effectuate the Transactions, including, without limitation, to pay fees and expenses incurred in connection with the Transactions and (ii) to provide ongoing working capital and for other general corporate purposes of Holdings, the Borrower and the Restricted Subsidiaries and for any other purpose not prohibited by this Agreement.

Section 6.012.Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all Federal and other taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a Lien upon any of its material properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is (a) being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP or (b) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 6.013.Covenant to Guarantee Guaranteed Obligations and Give Security. (a) Cause all Restricted Domestic Subsidiaries other than Excluded Subsidiaries to guarantee the Guaranteed Obligations (each a “Subsidiary Guarantor”). Notwithstanding the foregoing, any Restricted Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Subsidiary Guarantor.

a.At the end of each fiscal quarter of the Borrower, the Borrower shall determine whether any Restricted Companies that are not currently Subsidiary Guarantors shall be required, pursuant to the provisions of Section 6.13(a) to become Subsidiary Guarantors and whether any Loan Party owns any Material Real Property not currently subject to a Mortgage, and, within 60 days after the end of such fiscal quarter (or such longer period as the Administrative Agent may agree in its reasonable discretion), will at the Borrower’s expense:
i.cause any new Subsidiary Guarantors (each, an “Additional Guarantor”) to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of the Guaranty Supplement or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, it being understood and agreed that each Subsidiary that is required to be a Subsidiary Guarantor on the Closing Date shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Closing Date; provided that in connection with any acquisition of any Restricted Company, if any acquired Subsidiary shall be required, pursuant to the provisions of Section 6.13 (a) to become a Subsidiary Guarantor, the Borrower shall, in each case at the Borrower’s expense and within sixty days of being so required (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement;
ii.except during a Collateral Release Period, cause such Additional Guarantor to duly execute and deliver to the Administrative Agent Mortgages (subject to the time periods and other requirements of Section 6.13(c)), Security Agreement Supplements (including Perfection Certificates), Intellectual Property Security Agreement and other security documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and other security documents in effect on the Closing Date), granting a Lien in substantially all of the assets that would constitute Collateral (in each case, other than any Excluded Asset) directly held by such Restricted Subsidiary, in each case securing the Secured Obligations of such Additional Guarantor;
iii.except during a Collateral Release Period, cause such Additional Guarantor to deliver, to the extent required to be pledged hereunder or under the Collateral Documents, any and all certificates representing Equity Interests owned by such Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;
iv.except during a Collateral Release Period, to the extent required by the Collateral Documents and subject to clause (d) below, take and cause such Additional Guarantor to take whatever action (including the filing of Uniform Commercial Code financing statements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Agreement Supplements, Mortgages and other security documents delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms; and
b.Except during a Collateral Release Period, with respect to any Material Real Property owned by any Subsidiary Guarantor (including any Additional Guarantor) or the Borrower, Holdings and the Guarantors, within 90 days after the Closing Date (or the joinder of such Additional Guarantor) or within 90 days after the acquisition of any other Material Real Property by a Loan Party (or in each case such longer period as the Administrative Agent may agree in its reasonable discretion), the applicable Loan Party shall grant to the Administrative Agent a security interest in and deliver a mortgage, deed of trust or deed to secure debt in a form reasonably satisfactory to the Administrative Agent (a “Mortgage”) as additional security for the Obligations. Any such Mortgage in a mortgage tax state shall be capped at the fair market value of the applicable property. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by Law to perfect the Liens in favor of the Administrative Agent. All taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require, including to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after acquired real property (including, to the extent so required, a Title Policy, a Survey, a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent), and to the extent existing and available, environmental assessment reports and (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, (ii) in the event that such after acquired real property is located in a special flood hazard area, a notice executed by such Loan Party about such special flood hazard area status in respect of such Mortgage and (iii) if the Loan Party notice described in the immediately preceding clause (ii) is required to be given and, to the extent flood insurance is required by any applicable Flood Insurance Laws, evidence, in form and substance reasonably satisfactory to the Administrative Agent, of a flood insurance policy in compliance in all material respects with the Flood Insurance Laws (including without limitation, in an amount required under the Flood Insurance Laws)). No later than 45 days prior to the date on which a Mortgage is to be executed by the Administrative Agent, the Administrative Agent shall use commercially reasonable efforts to provide any Designated Lenders notice of entry into such Mortgage (which notice may be delivered electronically and which notice shall be delivered promptly (and, in any event, within five Business Days) after the Administrative Agent has received notice from the Borrower of the intention to enter into such Mortgage (the date of delivery of such notice to the Designated Lenders, the “Mortgage Notification Date”)), together with copies of the deliverables specified in clauses (i), (ii) and (iii) above. Notwithstanding anything to the contrary contained herein, if due to the Administrative Agent’s failure to deliver the notice to the Designated Lenders set forth in this clause (c), a Mortgage cannot be executed within the time period set forth in clause (b) above, then (i) the Administrative Agent agrees that the extension of the deadline to execute such Mortgage to the date that is 45 days after the Mortgage Notification Date is reasonable and the Administrative Agent consents to such extension and (ii) no Default or Event of Default shall be deemed to have occurred due to the failure of the applicable Loan Party to execute such Mortgage within such original time period.
c.Notwithstanding the foregoing, (i) the Loan Parties shall not be required to grant a security interest in any assets to the extent the grant or perfection of a security interest in such asset would be prohibited by applicable Law, (ii) no action outside of the United States shall be required in order to create or perfect any security interest in any asset located outside of the United States, and no foreign law security or pledge agreements or foreign intellectual property filing, search or schedule shall be required, and (iii) the following Collateral shall not be required to be perfected (other than to the extent perfected by the filing of a UCC financing statement): (A) assets requiring perfection through control agreements or other control arrangements, including in respect of any deposit, securities or commodities accounts (other than control of pledged capital stock and material intercompany notes, in each case to the extent otherwise constituting Collateral), (B) the equity interests of Immaterial Subsidiaries and (C) the equity interests of Unrestricted Subsidiaries.
d.Upon the occurrence of a Collateral Release Date, notwithstanding anything to the contrary in the Collateral Documents, the security interests on the Collateral granted thereby shall terminate, subject to automatic reinstatement at the end (if any) of the related Collateral Release Period. At the request and expense of the Borrower, the Administrative Agent will promptly execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination and release. If at any time after any Collateral Release Date, a Collateral Trigger Date shall occur, then the security interests on the Collateral granted by the Collateral Documents shall automatically reinstate, and the Borrower will, and will cause each Guarantor to, promptly and no later than the time periods specified herein, execute and take such further action, to (i) affirm the grant of such security interests and evidence and re-perfect such security interest in and on all Collateral and (ii) affirm the Guarantee of the Secured Obligations, in each case, as the Administrative Agent may reasonably request.

Section 6.014.Further Assurances. (a) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
a.Except during any Collateral Release Period, concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(a), sign and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all After-Acquired Intellectual Property (as defined in the Security Agreement) owned by it as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it; provided that an Intellectual Property Security Agreement shall not be required to be delivered with respect to After-Acquired Intellectual Property except as provided in the Security Agreement. Except during any Collateral Release Period, in each case, the Borrower will, and will cause each of the Subsidiary Guarantors to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

Section 6.015.Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) other than in the case of the designation of a joint venture in existence on the Closing Date that thereafter becomes a Subsidiary (an “Excluded Unrestricted Subsidiary”), immediately before and after such designation, no Default shall have occurred and be continuing, (b) other than in the case of the designation of an Excluded Unrestricted Subsidiary, immediately after giving effect to such designation, Holdings, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10, (c) the Borrower shall not be designated as an Unrestricted Subsidiary, and (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Permitted Subordinated Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05.

Section 6.016.Post-Closing Covenants. The Borrower agrees to deliver, or cause to be delivered to the Administrative Agent, the items described on Schedule 6.16 on the dates and by the times specified with respect to such items, or such later time as may be agreed to by the Administrative Agent in its reasonable discretion.

Article 7NEGATIVE COVENANTS

From the Closing Date until the Termination Date, Holdings (with respect to Section 7.12 only) shall not, and the Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to, directly or indirectly:
Section 7.01.Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
a.Liens pursuant to any Loan Document;
b.Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;
c.Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 60 days, or, if more than 60 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
d.statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
e.(i) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies;

f.deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
g.easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;
h.Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
i.[reserved];
j.(i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower or any of its material Restricted Subsidiaries or (B) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause (e) of the definition thereof), (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof and (iii) any interest or title of a lessor, sublessor, or licensor under any lease or lease agreement to which the Borrower or any of its material Restricted Subsidiaries is a party, and interests of any other party granted by such licensor or lessor in such licensor’s or lessor’s fee or other interest;
k.Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
l.Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
m.Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(h) and (l) to be applied against the purchase price for such Investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (ii) on cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
n.Liens on property of any Foreign Subsidiary (including Equity Interests held by such Foreign Subsidiary) securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(g);
o.Liens in favor of the Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) or other obligations other than Indebtedness owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary;
p.Liens securing Indebtedness permitted under Section 7.03(w)(i); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) any such Lien shall not encumber any other property of the Borrower or any of the Restricted Subsidiaries other than the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon;
q.Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);
r.Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business not prohibited by this Agreement;
s.Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;
t.[Reserved];

u.[Reserved];
v.[Reserved];
w.any pledge of the Equity Interests of an Unrestricted Subsidiary or Foreign Subsidiary (other than any Foreign Subsidiary whose Equity Interests constitute Collateral) to secure Indebtedness of such Unrestricted Subsidiary or Foreign Subsidiary, as applicable, to the extent such pledge constitutes an Investment permitted under this Agreement;
x.other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y)15% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
y.Liens securing (i) Indebtedness permitted under Section 7.03(z), Section 7.03(aa) and Section 7.03(h)(x); provided that to the extent such Indebtedness is incurred by a Loan Party, such Liens shall only be permitted to be on the Collateral and (ii) Indebtedness permitted under Section 7.03(h)(y); provided that in the case of this clause (ii), such Lien was not incurred in contemplation of the applicable acquisition;
z.Liens on the Collateral securing any Credit Agreement Refinancing Indebtedness;
aa.Liens on the Collateral securing Secured Hedging Obligations and Cash Management Obligations; and
ab.Liens on cash or Cash Equivalents deposited with the applicable representative of the holder of the applicable Indebtedness pending application of such cash or Cash Equivalents to the defeasance, discharge or redemption of such Indebtedness.

Section 7.02.Investments. Make or hold any Investments, except:
a.Investments by the Borrower or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made, and the holding of cash at any time by the Borrower or any Restricted Subsidiary;
b.loans or advances to directors, officers, members of management, employees and consultants of a Restricted Company in an aggregate amount not to exceed the greater of (x) $7,500,000 and (y) 2% of Consolidated EBITDA as of the last day of the most recently ended Test Period, at any time outstanding, for business related travel, entertainment, relocation and analogous ordinary business purposes or in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;
c.Investments (i) by any Loan Party in any other Loan Party, (ii) [reserved], (iii) by any Restricted Subsidiary that is not a Loan Party in any Restricted Company and (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount for all such Investments under this clause (iv) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (A) the greater of (x) $20,000,000 and (y) 5% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus (B) the amount (if positive) by which the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period exceeds the aggregate amount of all Investments in Unrestricted Subsidiaries made or deemed to be made pursuant to Section 7.02(n), plus (C) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Loan Parties;
d.Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
e.Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;
f.Investments existing or contemplated on the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;
g.promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
h.the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a “Permitted Acquisition”):

i.each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 6.13;
ii.any Indebtedness incurred in connection with such acquisition by the Borrower or any Restricted Subsidiary shall be permitted by Section 7.03;
iii.(A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01 or 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such purchase or other acquisition) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;
iv.the total consideration paid by the Borrower or any Restricted Subsidiary for (i) the acquisition, directly or indirectly, of any Person that does not become a Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by the Borrower or a Guarantor or not contributed to the Borrower or a Guarantor, when taken together with the total consideration for all such acquired Persons and assets acquired after the Closing Date, shall not exceed the greater of (x) $150,000,000 and (y) 40% of Consolidated EBITDA as of the last day of the most recently ended Test Period; and
v.such purchase or other acquisition was approved by the board of directors (or other applicable governing body) of the Person being acquired;
i.Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
j.Investments in the Borrower or any of its Subsidiaries in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
k.advances of payroll payments to employees in the ordinary course of business;
l.Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) entered into in the ordinary course of business;
m.Investments in the ordinary course consisting of endorsements for collection or deposit;
n.Investments by the Borrower or any Restricted Subsidiary in Unrestricted Subsidiaries after the Closing Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary at the time of its designation as such pursuant to Section 6.15 shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Borrower or any Restricted Subsidiary, only an amount proportional to the Borrower or such Restricted Subsidiary’s ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries that, after the Closing Date, are redesignated by the Borrower to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all Unrestricted Subsidiaries, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time (net of any Investment made pursuant to Section 7.02(c)(iv)(B)), plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary after the Closing Date;
o.Investments consisting of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
p.Investments in a joint venture consisting of a contribution of the Equity Interests or assets of Property Insight, LLC;
q.other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Borrower or any Restricted Subsidiary) not to exceed at any time the sum of (i) the greater of (x) $200,000,000 or (y) 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Borrower or any Restricted Subsidiary;
r.Investments in reliance on the Available Amount;

s.the Borrower may make additional Investments in an aggregate amount (when aggregated with any Restricted Payments made under Section 7.06(j) and Restricted Prepayments made under Section 7.11(d)) not to exceed $100,000,000 during the term of this Agreement; provided that at the time of any such payment, no Event of Default shall have occurred and be continuing or would result therefrom;
t.other Investments; provided that after giving Pro Forma Effect to such Investment, (x) the Leverage Ratio shall not exceed 4.00:1.00 and (y) no Event of Default has occurred or shall be continuing after giving effect thereto;
u.any Investment by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such non-Loan Party to consummate a Permitted Acquisition, which amount is actually applied by such Non-Loan Party to consummate such Permitted Acquisition;
v.(i) Investments of any Restricted Subsidiary acquired after the Closing Date (other than as a result of a redesignation of any Unrestricted Subsidiary), or of any Person (other than an Unrestricted Subsidiary) acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 7.02 to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.02(v) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment; and
w.Investments in any Subsidiary in connection with reorganizations and activities related to tax planning; provided that after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired and after giving effect to such Investment, the Borrower and its Subsidiaries shall otherwise be in compliance with Section 6.13, and any Investment in the form of cash or Cash Equivalents made by a Loan Party in a non-Loan Party in connection therewith shall be incurred under another provision of this Section 7.02; and
x.any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary.

Section 7.03.Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
a.Permitted Subordinated Indebtedness;
b.Indebtedness of the Loan Parties under the Loan Documents;
c.Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof;
d.Guarantees by the Borrower or any Restricted Subsidiary in respect of Indebtedness of the Borrower or another Restricted Subsidiary otherwise permitted hereunder (excluding Indebtedness permitted by Section 7.03(y)); provided that (x) no Guarantee by any Restricted Subsidiary of any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guarantee in accordance with Section 6.13 and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
e.Indebtedness of the Borrower or any Restricted Subsidiary that constitutes an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party, it being understood that such Loan Party may make payments thereon unless an Event of Default has occurred and is continuing;
f.[Reserved];
g.Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
h.Indebtedness of (x) the Borrower or any Restricted Subsidiary incurred to finance a Permitted Acquisition or other permitted Investment or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Subsidiary in a Permitted Acquisition or other permitted Investment in accordance with the terms of this Agreement or that is assumed by the Borrower or any Subsidiary in connection with such Permitted Acquisition or other permitted Investment; provided that such Indebtedness under this clause (y) is not incurred in contemplation of such Permitted Acquisition or other permitted Investment; provided further that:
i.in the case of any Indebtedness incurred in reliance on clause (y) of this Section 7.03(h), the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10; and
ii.in the case of any Indebtedness incurred in reliance on clause (x) of this Section 7.03(h) (which must either be unsecured or secured by the Collateral on a pari passu or junior basis), (1) after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Obligations, (A) the First Lien Leverage Ratio does not exceed 3.50:1.00 and (B) is subject, in the case of loans that are also pari passu with the Term B Loans in right of payment, to the MFN Provision, (y) in the case of Indebtedness secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the Obligations, the Senior Secured Leverage Ratio does not exceed 4.0:1.00 and (z) in the case of Indebtedness that is unsecured, the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10, (2) such Indebtedness shall not mature or (in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations) require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation, in each case, prior to the Latest Maturity Date as of such date, and shall have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities, (3) that if such Indebtedness is secured by the Collateral or guaranteed on a secured basis by a Loan Party, be subject to an Acceptable Intercreditor Agreement, (4) such Indebtedness have terms and conditions that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the covenants and events of default of the Loan Documents (when taken as a whole), (5) no Event of Default exists or shall result therefrom; and (6) any such Indebtedness of any Subsidiaries that are non-Loan Parties under this clause (h) shall not exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA;
i.Indebtedness incurred by the Borrower or any Restricted Subsidiary representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business;
j.Indebtedness consisting of promissory notes issued by the Borrower or any Restricted Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;
k.Indebtedness incurred by the Borrower or any Restricted Subsidiary in a Permitted Acquisition or Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
l.Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;
m.Indebtedness in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
n. Indebtedness in connection with Cash Management Obligations;
o.Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;
p.[Reserved];
q.obligations in respect of bid, performance, stay, customs, appeal and surety bonds and performance and completion guarantees provided by the Borrower or any Restricted Subsidiary, in each case in the ordinary course of business or consistent with past practice;
r.Guarantees by the Borrower of Indebtedness permitted under this Section 7.03;
s.Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;
t.Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
u.customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

v.[Reserved];
w.(i) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings), in each case of the Borrower or a Restricted Subsidiary to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(p) and any Permitted Refinancing thereof, provided that the aggregate principal amount of all such Indebtedness under this clause (w) shall not exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period or (ii) Indebtedness secured by Liens permitted under Section 7.01(e)(ii), 7.01(f), or 7.01(r);
x.other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
y.[reserved];
z.other senior Indebtedness (which must either be unsecured or secured by the Collateral on a pari passu or junior basis) so long as (i) after giving Pro Forma Effect thereto (x) in the case of Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Obligations, (A) the First Lien Leverage Ratio does not exceed 3.50:1.00 and (B) is subject, in the case of loans that are pari passu in right of payment with the Term B Loans, to the MFN Provision, (y) in the case of Indebtedness secured by a Lien that ranks junior to the Liens on the Collateral securing the Obligations, the Senior Secured Leverage Ratio does not exceed 4.00:1.00 and (z) in the case of Indebtedness that is unsecured, the Borrower is in Pro Forma Compliance with the covenants set forth in Section 7.10, (ii) such Indebtedness shall not mature or (in the case of unsecured Indebtedness and Indebtedness secured by a Lien on the Collateral that is junior to the Liens securing the Obligations) require any scheduled amortization or require scheduled payments of principal or shall be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation, in each case, prior to the Latest Maturity Date as of such date, and shall have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities, (iii) any such Indebtedness of any Subsidiaries that are non-Loan Parties under this clause (z) shall not exceed the greater of (1) $50,000,000 and (2) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period, (iv) no Event of Default exists or shall result therefrom, (v) if secured by the Collateral or guaranteed on a secured basis by a Loan Party, be subject to an Acceptable Intercreditor Agreement, (vi) have terms and conditions that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the covenants and events of default of the Loan Documents (when taken as a whole) and (vii) if subordinated, must be subordinated to the prior payment in full in cash of the Obligations on terms reasonably acceptable to the Administrative Agent;
aa.secured notes or loans issued in lieu of Commitment Increases (such notes or loans, “Incremental Equivalent Debt”); provided that such Indebtedness (i) is secured only by the Collateral and on a pari passu or junior basis with the Lien securing the Obligations and (ii) is subject to an Acceptable Intercreditor Agreement; provided, further, that such Incremental Equivalent Debt otherwise satisfies the requirements set forth in Section 2.16(a), (e)(i)(B), (e)(ii), (j), (h) and clause (B) of the proviso in Section 2.16(b), and solely to the extent such Incremental Equivalent Debt is in the form of loans that are pari passu in right of payment and security with the Term B Loans, the MFN Provision set forth in Section 2.16(g);
ab.all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above; and
ac.Credit Agreement Refinancing Indebtedness.
Notwithstanding anything to the contrary herein, if a Collateral Release Period is then in effect, no Indebtedness secured by Collateral may be incurred under Section 7.03(h)(ii), 7.03(z) or 7.03(aa).
Section 7.04.Fundamental Changes; Lines of Business.
a.Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing: (i) (A) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving entity or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, which shall not be an operating company, and shall not hold any Equity Interests directly or indirectly in any operating company, the “Successor Borrower”), (w) the Successor Borrower shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (x) the Successor Borrower shall be an entity organized or existing under the law of any state of the United States or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger or consolidation, shall have executed and delivered a customary reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents, (ii) any Restricted Subsidiary may merge into any Person in order to consummate an Investment or asset Disposition permitted by Section 7.02 or Section 7.05, respectively; provided that when any Restricted Subsidiary that is a Loan Party is merging with a Person that is not a Loan Party, such other Person shall deliver all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (iii) any Restricted Subsidiary may merge into the Borrower or any other Restricted Subsidiary; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person and (iv) any Restricted Subsidiary may liquidate or dissolve (other than in connection with a merger or a consolidation which shall be governed by the other clauses of this Section 7.04(a)) if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower.
b.Engage to any material extent in any business other than any of the businesses in which the Borrower and the Restricted Subsidiaries are engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof.

Section 7.05.Dispositions. Make any Disposition of any of its property (other than any Disposition having a fair market value not in excess of $5,000,000 in a single transaction or series of related transactions (and in the aggregate with all other such Dispositions, not to exceed $20,000,000)), except:
a.Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower or any Restricted Subsidiary;
b.Dispositions of inventory in the ordinary course of business;
c.Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
d.Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (x) the transferee thereof must be a Loan Party or (y) to the extent such transaction constitutes an Investment in a Restricted Subsidiary that is not a Loan Party, such transaction is permitted by Section 7.02(c);
e.Dispositions permitted by Sections 7.02, 7.04 (so long as, in the case of a non-wholly owned Restricted Subsidiary, any Disposition pursuant to a liquidation permitted pursuant to Section 7.04 shall be made or paid to the Borrower or any of the Restricted Subsidiaries is at least pro rata to the percentage of such class of Equity Interests in such non-wholly-owned Restricted Subsidiary owned by the Borrower and its other Restricted Subsidiaries) and 7.06 and Liens permitted by Section 7.01;
f.Dispositions by the Borrower or any Restricted Subsidiary of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed the greater of (x) $50,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period from and after the Closing Date and (ii) the consideration for such property shall be paid to such Restricted Company for not less than 75% cash or Cash Equivalents (provided that any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (f) or clause (s) below that is at that time outstanding, not in excess of $25,000,000 as of the last day of the most recently ended Test Period shall be deemed to be cash);
g.Dispositions of cash and Cash Equivalents;
h.Dispositions of accounts receivable in connection with the collection or compromise thereof;
i.leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Restricted Subsidiary;
j.transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

k.Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any Restricted Subsidiary;
l.Dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements (i) in substantially the form as such arrangements are in effect on the Closing Date or (ii) to the extent that the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b);
m.Dispositions of property to an Unrestricted Subsidiary; provided that to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02(n).
n.Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;
o.Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;
p.voluntary terminations of Swap Contracts;
q.Dispositions of Unrestricted Subsidiaries;
r.the Disposition of all or any portion of RealEC;
s.Dispositions of property by the Borrower or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) with respect to any Disposition under this Section 7.05(s) for a purchase price in excess of $25,000,000, as reasonably determined by the Borrower at the time of such Disposition, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided that any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (s) or clause (f) above that is at that time outstanding, not in excess of $25,000,000 as of the last day of the most recently ended Test Period shall be deemed to be cash) and (iii) the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b);
t.other Dispositions in an amount not to exceed the greater of (x) $15,000,000 and (y) 4% of Consolidated EBITDA as of the last day of the most recently ended Test Period; and
u.(i) Dispositions in connection with the exercise by FNF, on behalf of itself or its Affiliates, of its right to repurchase from Holdings all of the limited liability company interests of Property Insight, LLC in the event of a Qualifying Vesting Sale (as defined in the Holdings LLC Agreement), for a purchase price equal to the fair market value of Property Insight, LLC, subject to the terms and conditions set forth in the Holdings LLC Agreement or (ii) other Disposition (whether by contribution, sale or otherwise) of the Equity Interests or assets of Property Insight, LLC.

Section 7.06.Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
a.each Restricted Subsidiary may make Restricted Payments with respect to any class of its Equity Interests; provided, in the case of non-wholly-owned Restricted Subsidiaries, the share of the foregoing made or paid to the Borrower or any of the Restricted Subsidiaries is at least pro rata to the percentage of such class of Equity Interests in such non-wholly-owned Restricted Subsidiary owned by the Borrower and its other Restricted Subsidiaries;
b.the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of the Borrower;
c.the Borrower may make additional Restricted Payments so long as (1) no Event of Default has occurred and is continuing or would result therefrom and (2) immediately after giving effect to such Restricted Payment, the Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.50:1.00;
d.to the extent constituting Restricted Payments permitted by other clauses of this Section 7.06, Holdings, the Borrower and the Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, Section 7.05 (other than Section 7.05(e)) or Section 7.08 (other than Section 7.08(k);
e.repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

f.the Borrower may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings, the Borrower and the Restricted Subsidiaries;
g.the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided that with respect to any such Restricted Payment made in reliance on the Growth Amount (i) the Borrower would be in Pro Forma Compliance with the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in a subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such Restricted Payments) and (ii) at such time no Event of Default shall have occurred and be continuing or would result therefrom;
h.the Borrower may repurchase (or make a Restricted Payment to permit any direct or indirect parent of the Borrower to repurchase) its (or such parent’s) common stock from directors, officers, members of management and employees in an aggregate purchase amount of up to $5,000,000 in any calendar year (with the unused amount in any fiscal year under this clause (h) permitted to increase the amount permitted under this clause (h) for up to the immediately succeeding two fiscal years);
i.so long as no Event of Default shall have occurred and be continuing (or would result therefrom), the Borrower may make Restricted Payments in an aggregate amount of up to $25,000,000 in any fiscal year of the Borrower; provided that the Borrower would be in Pro Forma Compliance with the covenant set forth in Section 7.10(a), in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in any subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such Restricted Payments);
j.the Borrower may make additional Restricted Payments in an aggregate amount (when aggregated with any Investments made pursuant to Section 7.02(s) and any Restricted Prepayments made pursuant to Section 7.11(d)) not to exceed $100,000,000 during the term of this Agreement; provided that no Event of Default shall have occurred and be continuing or would result therefrom;
k.the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower, including Parent:
i.to pay its operating costs and expenses and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), including any indemnification claims made by directors or officers of such parent, in each case attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries;
ii.to pay its franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; and/or
iii.which shall be used to pay customary salary, bonus, severance and other benefits payable to officers and employees of Holdings or any other direct or indirect parent company of the Borrower, including Parent.
l.the Borrower and any of the Restricted Subsidiaries may make Restricted Payments in cash to Holdings from the proceeds of Indebtedness incurred on the Closing Date to the extent necessary to facilitate any payments made on the Closing Date or substantially contemporaneously therewith in connection with the Transactions;
m.the Borrower may make Restricted Payments in cash to Holdings the proceeds of which shall be used to make (or to enable any direct or indirect parent company to make) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent (or any other direct or indirect parent company of the Borrower), Holdings or any of its Subsidiaries;
n.the Borrower may make Restricted Payments to Holdings (or any direct or indirect parent company of the Borrower) to finance any Investment permitted to be made pursuant to Section 7.02 as if such Investment were made by the Borrower or any Restricted Subsidiary; provided that (i) such Restricted Payments shall be made substantially concurrently with the closing of such Investment and (ii) Holdings (or such parent company) shall, promptly following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed as equity to the Borrower or a Restricted Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted hereunder) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Investment; and

o.the Borrower may make (or may make Restricted Payments to any direct or indirect parent company of the Borrower to enable it to make) Restricted Payments with respect to any Equity Interests in an amount up to 6.00% of the net cash proceeds received by or contributed to the Borrower from the IPO;
p.the Borrower may make distributions to Holdings (to allow Holdings to make tax distributions to its beneficial owners (including Parent)) in amounts equal to each beneficial owner of Holdings’ share of the taxable income of Holdings multiplied by an assumed tax rate equal to the highest combined marginal Federal, state and local income tax rate applicable to a U.S. corporation (taking into account the character of any portion of such income as ordinary income or capital gain); and
q.the Borrower may repurchase (or make a Restricted Payment to permit any direct or indirect parent of the Borrower to repurchase) its (or the such parent’s) common stock in an aggregate purchase amount of up to $100,000,000; provided that amounts under this clause (q) shall only be available on or prior to the date that is six months from the effective date of the Permitted Spin-Off Transaction.

Section 7.07.[Reserved].

Section 7.08.Transactions with Affiliates. Enter into any transaction (other than any transaction having a fair market value not in excess of $5,000,000 in a single transaction or series of related transactions (and in the aggregate with all other such transactions, not to exceed $20,000,000)) of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among the Borrower or the Restricted Subsidiaries, (b) on fair and reasonable terms at least as favorable to the Borrower or the Restricted Subsidiary as would be obtainable by such Restricted Company at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transactions and the LPS Notes Equity Redemption, (d) loans and other transactions between or among Holdings, the Borrower and/or one or more Restricted Subsidiaries to the extent permitted or not prohibited under this Article 7, (e) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (f) employment and severance arrangements between any Restricted Company and their officers and employees in the ordinary course of business, (g) payments by the Borrower or any Restricted Subsidiary pursuant to the tax sharing agreements among Holdings, the Borrower and its Subsidiaries on customary terms, (h) the payment of customary fees and indemnities to directors, officers and employees of Holdings, the Borrower and its Subsidiaries in the ordinary course of business, (i) transactions pursuant to agreements in effect on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (j) Restricted Payments permitted under Section 7.06 (other than Section 7.08(d)), and (k) transactions engaged in by the Borrower or any Restricted Subsidiary with Unrestricted Subsidiaries in good faith to effect (i) the operations, governance, administration and corporate overhead of Holdings, the Borrower and its Subsidiaries and (ii) the tax management of Holdings, the Borrower and its Subsidiaries. For the purposes of this Section 7.08, each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company.

Section 7.09.Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party or (b) irrespective of whether a Collateral Release Date has occurred, any Loan Party to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent on any Collateral that is required by the terms of any Loan Document to secure the Obligations (or, during a Collateral Release Period, on any assets of the type that would have constituted “Collateral” immediately prior to the Collateral Release Date); provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) arise in connection with any Disposition permitted by Section 7.05, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (v) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03, (vi) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business, (ix) are on cash, other deposits or net worth or similar restrictions imposed by Persons under contracts entered into in the ordinary course of business, (x) are contained in any employment, compensation or separation agreement or arrangement entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, (xi) arising in any Hedge Agreement and/or any agreement relating to any Cash Management Obligation or obligations of the type referred to in Section 7.02(j) or (xii) are set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto.
Section 7.010.Financial Covenants. (a) Maximum Leverage Ratio. Except with the written consent of the Required Pro Rata Lenders, (i) other than during a Collateral Release Period, permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 5.00:1.00 or (ii) during a Collateral Release Period, permit the Leverage Ratio as of the end of any fiscal quarter ending after the commencement of such Collateral Release Period to be greater than 4.00:1.00.
a.Minimum Interest Coverage Ratio. Except with the written consent of the Required Pro Rata Lenders, permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50:1.00.
Section 7.011.Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Junior Indebtedness or make any payment in violation of any subordination terms of any Permitted Subordinated Indebtedness (collectively, “Restricted Prepayments”), except:
a.the refinancing thereof with the net cash proceeds of (i) in the case of Permitted Subordinated Indebtedness, any issuance of Qualified Equity Interests or other Permitted Subordinated Indebtedness, (ii) in the case of any other Junior Indebtedness (other than the LPS Notes), any issuance of Qualified Equity Interests, or other Junior Indebtedness incurred under Section 2.16 or permitted under Section 7.03(z) or Section 7.03(aa) and (iii) in the case of the LPS Notes, any issuance of Qualified Equity Interests or other Indebtedness incurred under Section 2.16, Section 7.03(z) or Section 7.03(aa);
b.the conversion of any Junior Indebtedness to Qualified Equity Interests;
c.Restricted Prepayments in reliance on the Available Amount; provided that with respect to Restricted Prepayments made in reliance on the Growth Amount (i) the Borrower would be in Pro Forma Compliance with the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or 6.01(b) or in a subsequent delivery of financial information by the Borrower to the Administrative Agent prior to such Restricted Prepayments) and (ii) at such time no Event of Default shall have occurred and be continuing or would result therefrom;
d.the Borrower may make additional Restricted Prepayments in an aggregate amount (when aggregated with any Investments made pursuant to Section 7.02(s) and any Restricted Payment made under Section 7.06(j)) not to exceed $100,000,000 during the term of this Agreement; provided no Event of Default shall have occurred and be continuing or would result therefrom;
e.additional Restricted Prepayments so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) immediately after giving effect to such Restricted Prepayment, the Leverage Ratio is less than or equal to 3.75:1.00;
f.Restricted Prepayments in connection with the LPS Notes Equity Redemption;
g.Restricted Prepayments as part of an applicable high yield discount obligation catch-up payments; and

h.Restricted Prepayments with respect to intercompany Indebtedness between the Borrower and its Subsidiaries permitted under Section 7.03, subject to the subordination provisions applicable thereto.

Section 7.012.Permitted Activities of Holdings. With respect to Holdings, (i) prior to the consummation of a Permitted Spin-Off Transaction, amend the Holdings LLC Agreement in a way materially adverse to Lenders or (ii) engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and the Permitted Holdings Subsidiaries and activities incidental thereto, including payment of dividends and other amounts in respect of their respective Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and any other Indebtedness permitted under Section 7.03 to be incurred by the Borrower and the Restricted Subsidiaries, (iv) any issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of Indebtedness, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower or any Restricted Subsidiary; (vi) participating in tax, accounting and other administrative matters, (vii) holding any cash or property (but not operating any property), (viii) providing indemnification to officers and directors of any Restricted Company, (ix) the making of Restricted Payments to Parent (or any other direct or indirect parent company of the Borrower) with any amounts received from the Borrower or the Restricted Subsidiaries not in violation of this Agreement and (x) any activities incidental to the foregoing. Holdings shall not own any Equity Interests other than those of the Borrower and the Permitted Holdings Subsidiaries and all such Equity Interests shall be pledged by Holdings as Collateral. Neither of the Permitted Holdings Subsidiaries shall (i) engage in any material active trade or business, (ii) hold any Equity Interests in any other Person or (iii) incur any Indebtedness. In addition, Holdings may consolidate or amalgamate with, or merge with or into, (or, in the case of clause (B), convey, lease, transfer, sell or otherwise dispose of all or substantially all of its assets to) any other Person (other than the Borrower and any of the Subsidiaries) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, and so long as (A) Holdings is the continuing or surviving Person or (B) if the Person formed by or surviving any such consolidation, amalgamation or merger (or the Person to whom Holdings conveyed, leased, transferred, sold or otherwise disposed of all or substantially all of its assets to) is not Holdings (x) the successor Person (such successor Person, which shall not be an operating company, and shall not hold any Equity Interest directly or indirectly in any operating company, “Successor Holdings”) (i) shall deliver to the Administrative Agent all information as may be reasonably requested by the Administrative Agent to satisfy any applicable “know your customer” requirements, (ii) shall be an entity organized or existing under the law of any state of the United States or the District of Columbia and (iii) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent, (y) the Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (B) and (z) 100% of the Equity Interests of the Borrower remains pledged as security for the Secured Obligations by Successor Holdings; provided that (1) if the conditions set forth in this sentence are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and (2) it is understood and agreed that Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of its Guaranty or the Collateral and subject to compliance with any applicable requirements in any Collateral Documents.

Section 7.013.No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that in the event that the Administrative Agent shall so consent to such change, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Article 8
EVENTS OF DEFAULT AND REMEDIES
Section 8.01.Events of Default. Any of the following shall constitute an “Event of Default”:

a.Non-Payment. Any Restricted Company fails to pay (i) when due, any amount of principal of any Loan, (ii) when and as required to be paid herein, any amount required to be prepaid and/or cash collateralized pursuant to Section 2.06(b)(vii) or (iii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
b.Specific Covenants. Any Restricted Company fails to perform or observe any term, covenant or agreement contained in any (i) of Section 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article 7 (other than Section 7.10), or (ii) Section 7.10; provided that an Event of Default under Section 7.10 shall not constitute an Event of Default for purposes of any Term B Loans unless and until the Revolving Credit Lenders and the Term A Lenders have actually terminated the Revolving Credit Commitments and/or declared all outstanding Term A Loans and obligations under the Revolving Credit Facility to be immediately due and payable; or
c.Other Defaults. Any Restricted Company fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or
d.Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Company herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material and adverse respect when made or deemed made; or
e.Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an aggregate outstanding principal amount of not less than the Threshold Amount or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
f.Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
g.Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount and is not paid, released, discharged, vacated or fully bonded within 60 days after its issue or levy; or
h.Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
i.ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or
j.Change of Control. There occurs any Change of Control; or
k.Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or Section 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material portion of the Collateral, subject to Liens permitted under the Loan Documents, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority (other than in an informational notice delivered to the Administrative Agent), except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Collateral Documents or to file Uniform Commercial Code financing statements, continuation statements, filings regarding IP Rights or equivalent filings and, except (x) as to Collateral consisting of Material Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or disclaimed in writing that such losses are covered by such title insurance policy or (y) during any Collateral Release Period; or
l.Guaranty. Any material Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted by this Agreement as a result of which the Subsidiary Guarantor providing such Guarantee ceases to be a Subsidiary or upon the termination of such Guarantee in accordance with its terms.

Section 8.02.Remedies Upon Event of Default. (a) Except as provided in clause (b) below), if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
i.declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
ii.declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
iii.require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);
iv.exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; and
a.Upon the occurrence of an Event of Default arising from a breach of Section 7.10 that has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Pro Rata Lenders, (i) declare that such breach constitutes an Event of Default for purposes of Section 8.02 and (ii) take any or all of the actions specified in Section 8.02(a) in respect of the Revolving Credit Commitments (including any obligation of the L/C Issuer to make L/C Credit Extensions), the Revolving Loans, the L/C Obligations and the Term A Loans;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments shall automatically terminate and the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03.Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Guaranteed Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 11.04 and amounts payable under Article 3 but excluding principal of, and interest on, any Loan) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest and Secured Hedging Obligations and Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 11.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans and L/C Borrowings, Secured Hedging Obligations and Cash Management Obligations ratably among the Lenders, each Hedge Bank or provider of Cash Management Obligations in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Guaranteed Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Guaranteed Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Borrower. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Article 9
ADMINISTRATIVE AGENT AND OTHER AGENTS
Section 9.01.Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
a.Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
b.The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) potential provider of Cash Management Obligations and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits afforded to the Administrative Agent of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct or material breach of the Loan Documents by it in bad faith.

Section 9.03.Liability of Agents. No Agent-Related Person shall (a) be liable for to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, willful misconduct or material breach of the Loan Documents by it in bad faith in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any of their Subsidiaries or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Restricted Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of their Subsidiaries or any Affiliate thereof.

Section 9.04.Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any of their Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05.Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or Required Pro Rata Lenders (as applicable) in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06.Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any of their Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Subsidiaries which may come into the possession of any Agent-Related Person.

Section 9.07.Indemnification of Agents. The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities in connection with its role as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, willful misconduct or material breach of the Loan Documents by it in bad faith; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that to the extent an L/C Issuer is entitled to indemnification under this Section 9.07 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08.Agents in their Individual Capacities. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party or any of their Subsidiaries as though JPMCB were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or any of their Subsidiaries (including information that may be subject to confidentiality obligations in favor of such Loan Party or any of their Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.

Section 9.09.Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon 10 days’ notice, remove the Administrative Agent. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint a successor agent for the Lenders (which shall be a bank with an office in the United States, or an Affiliate of any such bank or a trust company), which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and subject to the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed), a successor agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank or a trust company. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation or removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or an L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be reasonably necessary, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 9.010.Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
a.to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04(i), 2.04(j), 2.10 and 11.04) allowed in such judicial proceeding; and
b.to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.011.Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent:
a.to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) on the Termination Date, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty pursuant to clause (b) below, (v) becomes an Excluded Asset or ceases to constitute Collateral or (vi) upon the occurrence of a Collateral Release Date in the manner described in Section 6.13;
b.to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person (i) ceases to be a Restricted Subsidiary or (ii) becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Permitted Subordinated Indebtedness unless and until such Subsidiary Guarantor is (or is being simultaneously) released from its guarantee with respect to such Permitted Subordinated Indebtedness; and
c.to enter into any subordination, intercreditor and/or similar agreement contemplated hereunder, including with respect to Indebtedness that is (i) required or permitted to be subordinated in right of payment hereunder and/or (ii) secured by Liens and required or permitted to be pari passu with or junior to the Liens securing the Secured Obligations, and with respect to which Indebtedness, an intercreditor, subordination or similar agreement is contemplated under this Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral, to enforce the Guaranty or take any other enforcement action hereunder or under any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Required Lenders for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent or the Required Lenders for the benefit of the Secured Parties in accordance with the terms thereof.
No Secured Hedging Agreement or Cash Management Obligations will create (or be deemed to create) in favor of counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in the Security Agreement. By accepting the benefits of the Collateral, such counterparty shall be deemed to have appointed Administrative Agent, in its capacity as collateral agent, as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this paragraph. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not the Administrative Agent, a Lender or an L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 9, and Section 11.09, and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 11.05 only to the extent of liabilities, costs and expenses relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall be such Secured Party’s pro rata share (based on the amount of Obligations owing to such Secured Party relative to the aggregate amount of Obligations) of such liabilities, costs and expenses, (ii) except as set forth specifically herein, the Administrative Agent, the Lenders and the L/C Issuer shall be entitled to act in its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) except as specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
Section 9.012.Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page and/or signature pages of this Agreement as a “senior managing agent”, “co-syndication agent,” “co-documentation agent,” “joint bookrunner,” “arranger,” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Article 10
GUARANTY
Section 10.01.Guaranty. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan

Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not of collection.
a.Each Guarantor, and by its acceptance of this Article 10, the Administrative Agent, on behalf of itself and each other Secured Party, hereby confirm that it is the intention of all such Persons that this Article 10 and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Article 10 and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Article 10 at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Debtor Relief Law or any comparable provision of applicable Law.

Section 10.02.Contribution. Subject to Section 10.03, each Guarantor hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 10 or any other Guaranty, such Guarantor in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

Section 10.03.Guaranty Absolute. Each Guarantor guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Article 10 are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Article 10, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article 10 shall be irrevocable, absolute and unconditional, and each Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way, including relating to, any or all of the following:
a.any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
b.any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
c.any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
d.any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
e.any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
f.any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
g.the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or

h.any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Obligations.
This Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
Section 10.04.Waiver and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 10 (other than any demand, presentment or notice expressly required by the Loan Documents) and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
a.Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Article 10 and acknowledges that this Article 10 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.
b.Each Guarantor hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor under this Article 10.
c.Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
d.Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 10 are knowingly made in contemplation of such benefits.

Section 10.05.Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Guaranteed Obligations under or in respect any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Date. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the Termination Date, (b) the Latest Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor’s Guaranteed Obligations and all other amounts payable by it under this Article 10, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor’s Guaranteed Obligations or other amounts payable by it under this Article 10 thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Article 10 shall have been paid in full in cash, (ii) the Latest Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Lenders will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Article 10.

Section 10.06.Payment Free and Clear of Taxes. Any and all payments by any Guarantor under this Article 10 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 3.01 (and such Guarantor shall make such payments of Taxes or Other Taxes to the extent described in Section 3.01), as though such payments were made by the Borrower.

Section 10.07.Covenants. Each Subsidiary Guarantor covenants and agrees that, from the Closing Date to the Termination Date, such Subsidiary Guarantor will perform and observe, and cause each of the Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.

Section 10.08.Release of Subsidiary Guarantors. A Subsidiary Guarantor shall automatically be released from this Article 10 and its obligations hereunder upon consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary, (iii) becomes a Foreign Subsidiary, a FSHCO or a Domestic Subsidiary of a Foreign Subsidiary (provided that no such release shall occur if such Subsidiary Guarantor is a guarantor in respect of Permitted Subordinated Indebtedness) or (iv) becomes an Excluded Subsidiary. The Administrative Agent will, at the Borrower’s expense, execute and deliver to such Subsidiary Guarantor such documents as the Borrower shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guaranty hereunder pursuant to this Section 10.08; provided that the Borrower shall have delivered to the Administrative Agent a written request therefor and a certificate of the Borrower to the effect that the release of such Guarantor is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

Section 10.09.Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit F hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Article 10 to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Article 10”, “hereunder”, “hereof” or words of like import referring to this Article 10, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Article 10, shall mean and be a reference to this Article 10 as supplemented by such Guaranty Supplement.

Section 10.010.No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.011.[Reserved].

Section 10.012.Continuing Guaranty; Assignments under this Agreement. This Article 10 is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

Section 10.013.Subordination of Certain Intercompany Indebtedness. Each Guarantor hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Obligations of such Guarantor and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Obligations of such other Loan Party, it being understood that such Guarantor or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.

Section 10.014.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this Agreement in respect of any Swap Obligations that would otherwise be Excluded Swap Obligations but for this Section 10.14 (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.14 for the maximum amount of such liability that can hereby be incurred and otherwise subject to the limitations on the Obligations of the Guarantors contained in this Guaranty Agreement without rendering its obligations under this Section 10.14, or otherwise under this Agreement, as it relates to such Loan Party, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). This Section 10.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Non-ECP Guarantor for all purposes of §1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article 11
MISCELLANEOUS
Section 11.01.Amendments, Etc. (a) Except as provided in Section 2.16 with respect to any Commitment Increase and Joinder Agreement, Section 2.18 with respect to any Extension Amendment and Section 2.19 with respect to any Refinancing Amendment, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the direction of or with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
i.no amendment, waiver or consent shall, without the written consent of each Lender directly affected thereby:
1.extend or increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02, or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);
2.postpone any date scheduled for any payment of principal or interest under Section 2.08 or 2.09 or fees under Section 2.04(i), 2.04(j), 2.10(b), 2.17(b)(iv), 2.17(b)(v), it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
3.reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (3) of the second proviso to this Section 11.01(a)) any fees or other amounts payable hereunder or under any other Loan Document, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; or
4.change Section 2.07, 2.08, 2.13(a) or (f), 2.14, or 8.03 in any manner that would alter the pro rata nature of payments (and, in the case of Section 2.07, reductions of Commitments (other than the termination of any Lender as provided in Section 3.09)) required thereby (it being understood and agreed that this clause (D) shall not apply to any transaction permitted under Section 2.16, 2.18, 2.19 or 11.07(l) or (k) or as otherwise provided in this Section 11.01); and
ii.no amendment, waiver or consent shall, without the written consent of each Lender:
1.change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend,

waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;
2.other than during a Collateral Release Period, release all or substantially all of the Collateral in any transaction or series of related transactions; or
3.release all or substantially all of the value of the Guaranty;
(iii)    no amendment, waiver or consent shall alter the allocation of payments set forth in Section 2.06(b)(iv) between the Term Loans without the consent of Lenders having more than 50% of the outstanding principal amount of each Class of Term Loans affected thereby, voting as separate Classes;
provided further that:
a.no amendment, waiver or consent shall, unless in writing and signed by the relevant L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;
b.no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement;
c.no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;
d.the definition of “Letter of Credit Sublimit” may be amended or rights and privileges thereunder waived with the consent of each L/C Issuer, the Administrative Agent and the Required Revolving Lenders;
e.the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
f.the conditions precedent set forth in Section 4.02 to a Credit Extension under the Revolving Credit Facility after the Closing Date may be amended or rights and privileges thereunder waived only with the consent of the Required Revolving Lenders and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer;
g.only the consent of the Required Pro Rata Lenders shall be necessary to amend, modify or waive the terms and provision of the financial covenants set forth in Section 7.10 (and any related definitions as used in such Section, but not as used in other Sections of this Agreement); and
h.any amendment or waiver of, or consent to departure from, this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite Class Lenders (and without the consent of the Required Lenders) that would be required to consent thereto if such Class were the only Class hereunder at the time.
a.Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended nor the principal amount owed to such Lender reduced nor the final maturity thereof extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
b.Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement in accordance with Section 2.18 or 2.19 and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
c.Notwithstanding anything to the contrary contained herein, in order to implement any Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with Section 2.16, this Agreement and the other Loan Documents may be amended, without the consent of the other Lenders, as may be necessary or appropriate, as reasonably determined by the Administrative Agent and the Borrower, to add such Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with Section 2.16 and otherwise effect the provisions of Section 2.16, which amendments may be effectuated in the applicable Commitment Increase and Joinder Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Commitment Increase and Joinder Agreement and any amendment to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or Commitments increased or extended pursuant to Section 2.16 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Loans or Commitments, in each case, on terms consistent with Section 2.16, including any changes to this Agreement as may be necessary to ensure that any Additional Term Loan Tranches are fungible with the applicable existing Term Loans if such Additional Term Loan Tranche is intended to be of the same Class as the relevant existing Term Facility.
d. [Reserved].
e.Notwithstanding anything to the contrary contained in this Section 11.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders (or all affected Lenders) and such modification or amendment is agreed to by the Required Lenders (or the Required Class Lenders of the applicable Class), then with the consent of the Borrower and the Required Lenders (or the Required Class Lenders of the applicable Class), the Borrower and the Required Lenders (or the Required Class Lenders of the applicable Class) shall be permitted to (A) replace the Lender or Lenders that did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Dissenting Lenders”) (without the consent of any Dissenting Lender) by causing such Dissenting Lenders to (and such Dissenting Lenders shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans (including, for the avoidance of doubt, any L/C Advances and Swing Line Loans made by any Dissenting Lender) at par plus any accrued and unpaid interest pursuant to Section 11.07(d) (without any assignment fee to be paid by the Borrower) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; or (B) terminate the Commitment of such Dissenting Lender and repay all obligations of the Borrower owing to such Dissenting Lender relating to the Loans and participations held by such Dissenting Lender as of such termination date;
f.Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, mistakes, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, in each case and the same is not objected to in writing by the Required Lenders within five Business Days following the receipt of notice thereof. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Section 11.02.Notices and Other Communications; Facsimile Copies. (a) Generally. Unless otherwise expressly provided herein, all notices and other communications provided for under any Loan Document shall be in writing (including by facsimile transmission and, except as otherwise specifically provided herein, electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
i.if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lenders, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties;
ii.if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lenders; and
iii.if to the Administrative Agent in respect of a supplement to the Disqualified Institution Schedule 1.01C as set forth in the definition thereof, such supplement to be delivered to the email address JPMDQ_Contact@jpmorgan.com.
All such notices and other communications shall be deemed to be given or made upon the earlier of (x) actual receipt by the relevant party and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lenders pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
a.Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
b.Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
c.Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender to the extent required by Section 11.05 from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.

Section 11.03.No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under each Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 11.04.Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single firm of attorneys acting as counsel to the Administrative Agent, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of one outside counsel to the Administrative Agent and the Lenders, taken as a whole (exclusive of one outside local counsel to the Administrative Agent and the Lenders, taken as a whole, in each relevant jurisdiction), unless the Administrative Agent and the Lenders reasonably determine that separate counsel is necessary to avoid a conflict of interest, in which case one additional counsel may be appointed for all affected parties, taken as a whole. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges relevant to the Collateral and fees and taxes related thereto, and the related reasonable and documented out-of-pocket expenses incurred by any Agent. All amounts due under this Section 11.04 shall be paid within ten Business Days after receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 11.05.Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Arranger, each Lender and each of their respective Affiliates and the directors, officers, employees, counsel, agents and advisors of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and costs (including Attorney Costs, which shall be limited to one outside counsel to the Administrative Agent and the Lenders, taken as a whole (exclusive of one outside local counsel to the Administrative Agent and the Lenders, taken as whole, in each relevant jurisdiction), unless the Indemnitees reasonably determine that separate counsel is necessary to avoid a conflict of interest, in which case one additional counsel may be appointed for all affected Indemnitees, taken as a whole, for any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with:
a.the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby;
b.any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or
c.any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Restricted Company or any of their Subsidiaries, or any Environmental Liability related in any way to any Restricted Company or any of their Subsidiaries; or
d.any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto;
(all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims and costs (x) have resulted from the gross negligence or willful misconduct or material breach of the Loan Documents in bad faith of or by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Indemnitees solely against one or more Indemnities that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by the Borrower or any other Loan Party, any direct or indirect parent or controlling person thereof or their respective Subsidiaries or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak, IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, gross negligence or material breach of the Loan Documents in bad faith of or by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee or any Loan Party have any liability (whether direct or indirect, in contract or in tort or otherwise) for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided, however, that the foregoing liability exclusion with respect to the Loan Parties shall not limit the indemnification obligations of the Loan Parties otherwise provided for above in respect of third party claims against the Indemnitees for which such Indemnitees are otherwise entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid within thirty days of receipt by the Borrower of an invoice in reasonable detail. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Without limiting the provisions of Section 3.01, this Section 11.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.
Section 11.06.Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then:
a.to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and
b.each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 11.07.Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
a.Notwithstanding Section 11.07(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, except as provided in Section 7.04.
b.Notwithstanding Section 11.07(a), no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(d), (ii) by way of participation in accordance with the provisions of Section 11.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 11.07(h) and 11.07(j) or (iv) to an SPC in accordance with the provisions of Section 11.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void).
c.Any Lender may at any time assign to one or more Eligible Assignees (which, for the avoidance of any doubt, shall not include any Disqualified Institutions) all or a portion of its rights and obligations under this Agreement; provided that
i.except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or an Affiliate of a Lender or, in the case of the Term B Loan Facility, an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loans, unless each of the

Administrative Agent and, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
ii.each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
iii.any assignment of a Term Loan or a Revolving Credit Commitment to an Eligible Assignee must be approved, if applicable, by the Persons specified for such assignment in the definition of Eligible Assignee; provided that solely in the case of assignments of Term B Loans, the Borrower shall be deemed to have consented to any such assignment of Term B Loans unless the Borrower has objected to such assignment by written notice to the Administrative Agent within 10 Business Days after having received written notice from the Administrative Agent requesting its consent to such assignment;
iv.the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee the Borrower shall have no obligation to pay except as required in Section 3.09 and 11.01(f)); and
v.the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Borrower). Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.07(e), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.07, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f). The Administrative Agent shall not be responsible for monitoring the Disqualified Institutions list and shall have no liability for non-compliance by any Lender. The Disqualified Institutions list shall be made available to any Lender upon request to the Administrative Agent; provided that any Disqualified Institution designated pursuant to clause (ii) of the definition thereof shall be made available by a posting on the Platform to all Lenders upon such designation.
d.The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, each Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
e.Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Agent and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(i) or 11.01(a)(ii) that directly affects such Participant. Subject to Section 11.07(g), each Participant shall be entitled to the benefits of Section 3.01, and Sections 3.04 through 3.07 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
f.A Participant shall not be entitled to receive any greater payment under Section 3.01 and Sections 3.04 through 3.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error) as to the identity of each Participant and the amount of Loans and Commitments attributed to such Participant, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
g.Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement under its Note, if any to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
h.Notwithstanding anything to the contrary contained herein:
i.any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) (which, for the avoidance of doubt, may not be a Disqualified Institution) identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
1.nothing herein shall constitute a commitment by any SPC to fund any Loan, and
2.if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.
ii.(A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01 or 3.04 through 3.07), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.
iii.any SPC may (A) with notice to, but without prior consent of the Borrower or the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
i.Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee (who may not be a Disqualified Institution) for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 11.07(d)).
j.Any Lender may elect to, but is not obligated to elect to, at any time, assign all or a portion of its rights and obligations in respect of the Term Loans of any Class to (1) any Non-Debt Fund Affiliate and/or (2) Holdings and/or any Subsidiary of Holdings (each of the persons identified in clauses (1) and (2) an “Affiliated Lender”) on a non pro rata basis through (x) Dutch Auctions open to all applicable Term Lenders on a pro rata basis and/or (y) open market purchases (but with respect to open market purchases made by Holdings or any Subsidiary of Holdings, solely with respect to Term B Loans), subject to the following limitations:
i.Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (A) the Affiliated Lenders may have, and later may come into possession of material non-public information (“MNPI”) with respect to Holdings, the Borrower, its Subsidiaries or their respective securities, (B) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, directors, officers, employees, counsel, agents and advisors, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the MNPI, (C) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries shall be required to make any representation that it is not in possession of MNPI, (D) none of the Affiliated Lenders or any of their Subsidiaries, or Holdings, the Borrower or their respective Subsidiaries, the Administrative Agent, the Arrangers or their respective Affiliates, directors, officers, employees, counsel, agents and advisors shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, and Holdings, the Borrower and their respective Subsidiaries, the Administrative Agent, the Arrangers and their respective Affiliates, directors, officers, employees, counsel, agents and advisors, under applicable laws or otherwise, with respect to the nondisclosure of the MNPI and (E) that the MNPI may not be available to the Administrative Agent or the other Lenders.
ii.Subject to clause (vii) below, all Term Loans held by any Affiliated Lender (other than, with respect to the Specified FNF Insurance Subsidiaries, Term B Loans held by them up to the amount of the Specified FNF Voting Cap) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any action and, in connection with any bankruptcy, insolvency or reorganization proceeding of the Borrower or any other Loan Party, each Affiliated Lender shall vote in any such proceeding with respect to the Term Loans held by it in the same proportion and allocation with respect any matter thereunder as the Lenders that are not Affiliated Lenders so long as such Affiliated Lender, in its capacity as a Lender, is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;
iii.the aggregate principal amount of each class of Term Loans purchased by assignment pursuant to this Section 11.07(k) and held at any one time by Affiliated Lenders may not exceed 25.0% of the outstanding principal amount of such class of Term Loans; provided that (x) FNF (other than the Specified FNF Insurance Subsidiaries) shall not hold any Term Loans and (y) the Specified FNF Insurance Subsidiaries shall not hold Term Loans in excess of an aggregate principal amount of $50,000,000 of Term B Loans;
iv.Affiliated Lenders (other than, with respect to the Specified FNF Insurance Subsidiaries, in respect of Term B Loans held by them up to the Specified FNF Voting Cap) will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the receipt of notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article 2;
v.No Affiliated Lender shall take any action in any bankruptcy, insolvency or reorganization proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent or the taking of any action by a third party that is supported by the Administrative Agent (including, without limitation, voting on any plan of reorganization, liquidation or similar scheme) so long as such Affiliated Lender is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;
vi.in the case of any purchase by or assignment to Holdings or any of its Subsidiaries, (A) the Revolving Credit Facility shall not be utilized to fund the purchase or assignment, (B) no Default or Event of Default shall have occurred and be continuing at the time of acceptance of any bids in any Dutch Auction or the consummation of any open market purchase, as applicable, and (C) any Term Loans purchased by Holdings or its Subsidiaries shall be immediately cancelled (provided that neither Holdings nor its Subsidiaries may increase the amount of Consolidated EBITDA by any non-cash gains associated with such cancellation of debt);
vii.Notwithstanding anything to the contrary contained in the foregoing, (a) any Non-Debt Fund Affiliate may (but shall not be required to) contribute any Term Loans so purchased under this Section 11.07 to Holdings or any of its Subsidiaries for purposes of cancellation of such debt, (b) each Affiliated Lender shall have the right to vote on any amendment, modification, waiver or consent that would require the vote of all Lenders or the vote of all Lenders directly and adversely affected thereby pursuant to subclauses (A) or (B) of Section 11.01(a)(i) and (c) no amendment, modification, waiver or consent shall affect any Affiliated Lender (in its capacity as a Term Lender) in a manner that is disproportionate to the effect on any Term Lender of the same Class or that would deprive such Affiliated Lender of its pro rata share of any payment to which it is entitled.
k.In addition, Term Loans may be purchased by and assigned to any Debt Fund Affiliate on a non-pro rata basis through (a) Dutch Auctions open to all Term Lenders of such Class on a pro rata basis in accordance with customary procedures and/or (b) open market purchases. The limitations in clause (k) of this Section 11.07 shall not apply to any such purchase by a Debt Fund Affiliate, and each Lender shall be permitted to assign all or a portion of such Lender’s Term Loans to any Debt Fund Affiliate without regard to such foregoing provisions; provided that for purposes of calculating whether the Required Lenders have taken any action, Debt Fund Affiliates cannot, in the aggregate (together with any Specified FNF Insurance Subsidiary in respect of any Term Loans held by it), account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waived other action.

Section 11.08.Successors. Notwithstanding anything to the contrary contained herein, any or all of JPMCB and Bank of America may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to JPMCB’s resignation as L/C Issuer, JPMCB shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint a successor L/C Issuer or Swing Line Lender from among the Lenders willing to accept such appointment; provided that a failure by the Borrower to appoint any such successor shall not affect the resignation of JPMCB or Bank of America as L/C Issuer or Swing Line Lender, as the case may be, except as provided above. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)).

Section 11.09.Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information, except that the Information may be disclosed (a) to its Affiliates, and its and their respective employees and agents, independent auditors, legal counsel and other advisors or experts who need to know such information solely in connection with the Facilities (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who have agreed or are otherwise obligated to keep such Information confidential, and the applicable Agent or Lender shall be responsible for compliance by such Persons with such obligations); (b) to the extent requested by any regulatory authority having jurisdiction over the applicable Agent or Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall, to the extent permitted by law, provide the Borrower prompt notice of such disclosure; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 11.09 (or as may otherwise be reasonably acceptable to the Borrower), (x) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to its obligations under this Agreement, in each case, other than a Disqualified Institution; provided that notwithstanding anything to the contrary in this Section 11.09, any Agent or any Lender may disclose the list of Disqualified Institutions (as set forth in Schedule 1.01C and as supplemented from time to time (the “Disqualified Institution List”)) to any prospective assignee, participant or counterparty who is not (i) identified on the Disqualified Institution List (each such person, an “Identified Disqualified Institution”) or (ii) clearly identifiable as an Affiliate of an Identified Disqualified Institution solely on the similarity of its name to such Identified Disqualified Institution for the purpose of such prospective assignee, participant or counterparty representing and warranting to the such Agent or such Lender that such prospective assignee, participant or counterparty is not a Disqualified Institution; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.09; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to the extent such Information is independently developed by such Agent or Lender; or (j) to the extent such Information is received from a third party that is not subject to any confidentiality obligations owed to the Borrower. In addition, any Agent and any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Agent and any Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.09, “Information” means all information received from or on the behalf of any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 11.09.

Section 11.010. Set-off. In addition to any rights and remedies of each Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 11.10 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

Section 11.011.Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under any Loan Document shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.012.Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
Section 11.013.Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement and subject, in the case of Letter of Credit Applications, to the last sentence of Section 2.04(b)(i). Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 11.014.Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.015.Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.016.Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
a.ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO (EXCEPT THAT, (X) IN THE CASE OF

ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT IN THE STATE IN WHICH THE RESPECTIVE MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO THE ADMINISTRATIVE AGENT, ANY L/C ISSUER, ANY SWING LINE LENDER OR ANY OTHER LENDER, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS).

Section 11.017.Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.018.Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, each Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.019.No Implied Duties. The Borrower acknowledges that (a) the sole role of the Arrangers is to syndicate the Facilities and to arrange for future amendments and other modifications hereto and (b) no Agent has any duty other than as expressly provided herein. Without limiting the generality of the foregoing, the Borrower agrees that no Arranger, Agent or Lender shall in any event be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that the Arrangers are not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower has consulted and will continue to consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby (including any amendments or other modifications hereto), and no Arranger or Secured Party shall have any responsibility or liability to the Borrower with respect thereto. Any review by any Arranger or Secured Party of the Borrower, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Secured Party and shall not be on behalf of the Borrower.

Section 11.020.USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Guarantor in accordance with the Act.

Section 11.021.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial

Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
a.the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
b.the effects of any Bail-In Action on any such liability, including, if applicable:
i.a reduction in full or in part or cancellation of any such liability;
ii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
iii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 11.022.MIRE Events.  Except during a Collateral Release Period, if there are any (x) Mortgaged Properties and (y) any Designated Lenders, any (x) increase or extension (including a renewal) of the Revolving Credit Loans or (y) extension (including a renewal) of Term A Loans (excluding, in each case (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of any L/C Advance) shall be subject to (and conditioned upon): (1) the prior delivery of all flood-related documentation with respect to such Mortgaged Properties as required by Section 6.13(c) and (2) the Administrative Agent shall have received written confirmation from the applicable Designated Lender, that flood insurance due diligence and flood insurance compliance has been completed by it (such written confirmation not to be unreasonably withheld, conditioned or delayed).

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SCHEDULE 1

New Term A Lender	New Term A Commitment
J.P. Morgan Chase Bank, N.A.	69,727,272.72
Wells Fargo Bank, NA	69,727,272.73
Bank of America, N.A.	69,727,272.73
U.S. Bank National Association	69,727,272.73
SunTrust Bank	69,727,272.73
Bank of Montreal	79,857,991.68
PNC Bank, N.A.	69,727,272.73
Citizens Bank, N.A.	48,857,991.68
Fifth Third Bank	48,857,991.68
Mizuho Bank, Ltd.	48,857,991.68
Capital One, National Association	48,857,991.68
Regions Bank	45,000,000.00
Goldman Sachs Bank USA	28,758,169.93
Branch Banking and Trust Company	33,660,130.72
Raymond James Bank, N.A.	45,000,000.00
Bank United, N.A.	26,928,104.58
Synovus Bank	25,000,000.00
State Bank of India, New York	25,000,000.00
Trustmark National Bank	20,000,000.00
Woodforest National Bank, N.A.	20,000,000.00
City National Bank of Florida	15,000,000.00
Capital Bank Corporation	12,000,000.00
CTBC Bank Co., Ltd., New York Branch	8,000,000.00
Hua Nan Commercial Bank, Ltd. New York Agency	8,000,000.00
Land Bank of Taiwan, New York Branch	8,000,000.00
Taiwan Cooperative Bank Ltd.	8,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	4,000,000.00
Liberty Bank	4,000,000.00
Total	1,030,000,000.0

SCHEDULE 2

New Revolving Credit Lender	New Revolving Credit Commitment
J.P. Morgan Chase Bank, N.A.	41,272,727.28
Wells Fargo Bank, NA	41,272,727.27
Bank of America, N.A.	41,272,727.27
U.S. Bank National Association	41,272,727.27
SunTrust Bank	41,272,727.27
Bank of Montreal	31,142,008.32
PNC Bank, N.A.	41,272,727.27
Citizens Bank, N.A.	31,142,008.32
Fifth Third Bank	31,142,008.32
Mizuho Bank, Ltd.	31,142,008.32
Capital One, National Association	31,142,008.32
Regions Bank	25,000,000.00
Goldman Sachs Bank USA	21,241,830.07
Branch Banking and Trust Company	16,339,869.28
Bank United, N.A.	13,071,895.42
Credit Suisse AG, Cayman Islands Branch	21,000,000.00
Total	500,000,000.0